UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IDEXX Laboratories, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Proxy Statement

Notice of Annual Meeting of Shareholders

March 27, 2026
To Our Colleagues, Shareholders and Other Stakeholders,
In many ways, 2025 was a defining year for IDEXX. We successfully scaled multiple transformative innovations, expanded our commercial presence in key international regions and made meaningful strategic progress toward our long-term potential. With momentum from these achievements, the strength of our teams and a thoughtful, orderly upcoming planned CEO transition underway, we enter 2026 with confidence in our strategy and our ability to realize the opportunities ahead for many years to come.
2025 Financial Performance and Business Execution
During the past year, we delivered solid financial results supported by consistent, high-levels of execution. We achieved 10% reported and organic revenue growth, including 9% reported and 8% organic Companion Animal Group (CAG) Diagnostics recurring revenue growth.1 Reported diluted earnings per share (EPS) increased to $13.08 per share, resulting in 23% reported and 14% annual comparable EPS growth,2 supported by strong comparable operating margin improvements.2
We delivered these strong financial results despite a 2% decline in U.S. same-store clinical visit levels, demonstrating the resilience and durability of our business model. Notable 2025 business execution highlights include:
+More than 22,000 premium instrument placements, including over 6,000 IDEXX inVue Dx™ cellular analyzers, driving 12% growth in our premium instrument installed base.
+Double-digit installed-base growth of our ezyVet™ and Neo™ cloud-based practice management systems (PIMS), with our cloud-native PIMS surpassing 10,000 locations.
+Three international commercial expansions in Australia, Germany and the United Kingdom to support more frequent, higher‑quality interactions with clinics and support deeper integration of diagnostics into everyday care protocols, while also expanding our U.S.-based field resources.
+Customer retention in the high nineties within our key CAG Diagnostics business.
+Broad adoption of IDEXX Cancer Dx™ canine lymphoma screening tests with more than 5,500 customers in North America running the test.
Advancement of Our Innovation-Driven Strategy and Other Strategic Priorities
In 2025, we continued to invest in research and development to advance our innovation-driven strategy and build on our over 40‑year history of innovation to improve the standard of care in veterinary medicine and help our customers navigate the complexities of modern veterinary care. Select highlights include the following:
+IDEXX Cancer Dx, a first-of-its-kind diagnostic panel with early detection of canine lymphoma, was launched in the U.S. and Canada, establishing our position in early cancer detection and laying the foundation for our differentiated oncology diagnostics franchise.
+Our inVue Dx Cellular Analyzer platform was expanded to include fine needle aspirate (FNA) cytology, starting with mast cell tumor detection for dogs through a controlled rollout in the United States in late 2025, with broad availability expanding throughout 2026, which will empower veterinarians to evaluate skin masses, identify and quantify cells, and obtain results while pet owners are still present in-clinic.
+The Catalyst™ Cortisol Test was introduced, making it the third menu expansion in approximately a year for the Catalyst platform, addressing what was the most frequently requested Catalyst menu expansion from customers. The Catalyst Cortisol Test measures real-time quantitative cortisol concentrations in dogs and enables veterinarians to accurately diagnose or rule out Addison’s disease and Cushing’s syndrome during the patient visit, allowing for immediate treatment or adjustments to ongoing care management.

IDEXX 2026 PROXY STATEMENT	i

+The ImageVue™ DR50 Plus Digital Imaging System, an advanced diagnostic imaging solution for veterinary practices, underwent final development during 2025 and launched in January 2026. This system combines high-definition, AI-powered imaging at the lowest dose of radiation—reducing exposure by up to 25% compared to IDEXX’s current best-in-class ImageVue™ DR50 system and up to 60% compared to other veterinary imaging solutions—setting a new benchmark for radiation safety.
We also advanced many other critically important strategic priorities relating to customer experience, our commercial capability, performance excellence and productivity, our talent and our corporate responsibility initiatives to support long-term, sustainable value creation for our shareholders and other stakeholders. Additional details about these and our other many achievements during 2025 can be found in our 2026 Proxy Statement under “Compensation Discussion and Analysis” beginning on page 78.

“It has been a privilege to lead IDEXX since 2019, and I am confident IDEXX is well-positioned for sustained growth and success. Having worked closely with Mike for more than a decade, I know firsthand his deep knowledge of our business and believe he is the right person to lead IDEXX into the future. I look forward to continuing our work together in my role as Executive Chair to support a smooth transition and advance IDEXX’s strategic priorities.”
Statement of
Jonathan (Jay) Mazelsky, President and CEO

“The Board thanks Jay for his outstanding leadership and dedicated service to IDEXX. During his tenure as CEO, IDEXX advanced its innovation-driven growth strategy and expanded its offerings globally. As a result, IDEXX is poised for continued success well into the future. We look forward to continuing to work with Jay in his capacity as Executive Chair and wish him all the best in his retirement in May 2027. The Board is highly confident that Dr. Erickson is uniquely well-situated to lead IDEXX forward and continue advancing our innovation-driven strategy to create long-term value for our shareholders and other stakeholders.”
Statement of
Lawrence D. Kingsley, Independent Non-Executive Board Chair

Planned CEO Transition
As we disclosed this January, after a successful tenure as Chief Executive Officer (CEO) since 2019, Jay will step down as President and CEO effective upon the adjournment of the 2026 Annual Meeting of Shareholders on May 12, 2026, and Michael (Mike) G. Erickson, PhD, will assume the role of President and CEO. Jay will serve as Executive Chair of the Board for a one-year period until his retirement in May 2027 in order to facilitate a smooth and seamless CEO transition and provide support, advice and mentorship to Mike. Additional information about the orderly, robust and thoughtful CEO succession planning process overseen by our Board can be found under “Planned CEO Transition” on page 39.
Extending Thanks to the IDEXX Team
We extend our appreciation to all our employees around the world, whose dedication and hard work enabled us to deliver strong 2025 performance. We also wish to thank Anne Szostak, who will be retiring from the Board this May, for her many valuable contributions to our Board over her nearly 14 years of service, including as Chair of our Compensation and Talent Committee and our Governance and Corporate Responsibility Committee.

ii	IDEXX 2026 PROXY STATEMENT

Looking Ahead
As we focus on 2026 and the future, we remain firmly committed to delivering on our Purpose: to create exceptional long-term value for our customers, employees and shareholders by enhancing the health and well-being of pets, people and livestock. We remain confident that we are well-positioned to build on our momentum and deliver diagnostic and digital tools to enhance veterinary practice productivity, improve medical outcomes, support sustainable practice growth and focus on the estimated $45+ billion total global addressable companion animal diagnostics revenue opportunity.
Thank you for your continued support of IDEXX. We look forward to joining our shareholders on May 12th at our annual meeting.
Sincerely,

Jonathan J. Mazelsky President and Chief Executive Officer	Lawrence D. Kingsley Independent Non-Executive Board Chair
1.Information regarding organic revenue growth, which is a non-GAAP (generally accepted accounting principles in the United States) financial measure, and its reconciliation to reported revenue growth, is provided in Appendix A.
2.Information regarding comparable EPS growth and comparable operating margin improvement, which are non-GAAP financial measures, and their reconciliation to reported EPS growth and operating profit margin improvement, respectively, are provided in Appendix A.

IDEXX 2026 PROXY STATEMENT	iii

Notice of 2026 Annual Meeting
of Shareholders
NOTICE IS HEREBY GIVEN of the 2026 Annual Meeting of Shareholders (2026 Annual Meeting) of IDEXX Laboratories, Inc. We will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2026 Annual Meeting, as well as our 2025 Annual Report on Form 10‑K filed with the SEC on February 20, 2026, on or about March 27, 2026. The 2026 Annual Meeting will be held:

Date and Time Tuesday, May 12, 2026, 10:00 a.m., Eastern Time	Location Virtual meeting online via audio webcast at www. virtualshareholdermeeting.com/IDXX2026
Record Date
The Company’s Board of Directors has fixed the close of business on March 16, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the 2026 Annual Meeting.

Shareholder Voting Matters Summary

Proposal		Board Vote Recommendation

1	Election of three Class II Directors named in the Proxy Statement	FOR each nominee
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
3	Advisory Vote to Approve Executive Compensation	FOR
4	Amend Certificate of Incorporation to Declassify the Board	FOR
5	Amend Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting	FOR
6	Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting	AGAINST

iv	IDEXX 2026 PROXY STATEMENT

Virtual Meeting Admission
Shareholders of record as of March 16, 2026 will be able to participate in the 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/IDXX2026. To participate in the 2026 Annual Meeting, shareholders of record will need the control number or QR code included on their Notice of Internet Availability of the proxy materials, on their proxy card or on the instructions that accompanied their proxy materials. The annual meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.
In the event of a technical malfunction or other situation that the chair of the 2026 Annual Meeting determines may affect the ability of the 2026 Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn the 2026 Annual Meeting, the chair or secretary of the 2026 Annual Meeting will convene the meeting at 10:00 a.m., Eastern Time, on the date specified above at One IDEXX Drive, Westbrook, Maine 04092, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the chair of the 2026 Annual Meeting. Under the foregoing circumstances, we will post information regarding the announcement on the Investor Relations section of our website (www.idexx.com).
Pre-Meeting Forum
The online format for our 2026 Annual Meeting also allows us to communicate more effectively with you through our online pre‑meeting forum, which can be accessed at www.proxyvote.com. At this online pre-meeting forum, you can submit questions in advance of our 2026 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2026 Annual Meeting and access copies of proxy materials and our annual report.
By order of the Board of Directors,
Sharon E. Underberg
Executive Vice President,
General Counsel and Corporate Secretary
Westbrook, Maine
March 27, 2026

IDEXX 2026 PROXY STATEMENT	v

Anti-Hedging and Short Sale and Anti-Pledging Policies	58
Shareholder Communication and Engagement	58
Virtual Shareholder Meeting	59
Non-Employee Director Compensation	60
2025 Non-Employee Director Compensation Table	64
Stock Ownership Information	65
Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	69
Audit Committee Matters	70
Audit Committee Report	70
Independent Auditor Fees	72
Independent Auditor Fee Approval Policy	73
Proposal Three — Advisory Vote to Approve Executive Compensation	74
Executive Compensation	75
Executive Officers	75
Compensation Discussion and Analysis	78
Executive Compensation Tables	106
Pay Versus Performance	115
CEO Pay Ratio	120
Equity Compensation Plan Information	121
Stock Incentive Plans	121
Executive Compensation Recovery Policy	124
Potential Payments Upon Termination or Change in Control	124
Proposal Four — Amend Certificate of Incorporation to Declassify the Board	132
Proposal Five — Amend Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of Our Capital Stock the Right to Have IDEXX Call a Special Meeting	134
Proposal Six — Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting	137
Board of Directors’ Statement in Opposition to the Shareholder Proposal	138
General Information About the 2026 Annual Meeting and Voting	139
Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders	144
Forward-Looking Statements	146
Other Matters	147
Appendix A — Reconciliation of Non-GAAP Financial Measures	A-1
Appendix B — Amendments to Our Certificate of Incorporation to Declassify the Board	B-1
Appendix C — Amendments to Our Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of Our Capital Stock the Right to Have IDEXX Call a Special Meeting	C-1

vi	IDEXX 2026 PROXY STATEMENT

Proxy Summary
Voting Roadmap
Meeting Details

Date and Time Tuesday, May 12, 2026, 10:00 a.m., Eastern Time	Location Virtual meeting online via audio webcast at www. virtualshareholdermeeting.com/IDXX2026
Record Date
Our Board of Directors (Board) has fixed the close of business on March 16, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the 2026 Annual Meeting.

Ways to Vote

By Telephone For registered holders: 1-800-690-6903+ For beneficial owners: 1-800-454-8683+	By Internet Before the meeting: www.proxyvote.com+ During the meeting: www. virtualshareholdermeeting.com/IDXX2026+
By Mail
For registered holders: Request a paper proxy card by calling 1-800-579-1639 or sending an email to sendmaterial@proxyvote.com.
For beneficial owners:
Mark, sign and date your voting instruction form and return it in the postage-paid envelope provided.

+You will need the control number or QR code included in your Notice of Internet Availability, your proxy card or the instructions that accompanies your proxy materials.

Proposal Recommendations

Proposal		Board Vote Recommendation	Page Number for Reference

1	Election of Directors	FOR each nominee	19
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	69
3	Advisory Vote to Approve Executive Compensation	FOR	74
4	Amend Certificate of Incorporation to Declassify the Board	FOR	132
5	Amend Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting	FOR	134
6	Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting	AGAINST	137

IDEXX 2026 PROXY STATEMENT	1

+ + + PROXY SUMMARY

01
Election of Directors
To elect Mr. Daniel M. Junius, Mr. Lawrence D. Kingsley and Sophie V. Vandebroek, PhD, as Class II Directors with a term expiring at the 2029 Annual Meeting.
The Board of Directors recommends a vote “FOR” the three Director nominees up for election.
Refer to page 19 for further information about our Director nominees.

Board Composition, Backgrounds and Skills
The following summarizes select information regarding the composition, backgrounds and skills of our Board, assuming the election of Mr. Daniel M. Junius, Mr. Lawrence D. Kingsley and Sophie V. Vandebroek, PhD, at the 2026 Annual Meeting and taking into account the previously announced retirement of Ms. M. Anne Szostak and the election of Michael G. Erickson, PhD, each effective immediately following the 2026 Annual Meeting. For more information, refer to our Directors’ biographical information under “Director Nominees and Board Biographies” beginning on page 20.

Board Member	Age(1)	Independent	Director Since	Number of Other Public Company Boards	Committee Membership	Key Skills That Are Particularly Relevant to Board Service

Irene Chang Britt	63	Yes	2023	2	Audit Comp (Chair)	+Human capital management +Operations +Corporate strategy

Bruce L. Claflin	74	Yes	2015	1	Audit Comp	+International business +Digital +Corporate strategy

Michael G. Erickson, PhD	52	No	2026	None	None	+Executive leadership +Corporate strategy +Innovation and R&D

Stuart M. Essig, PhD	64	Yes	2017	2	Gov Finance (Chair)	+Executive leadership +Corporate strategy +Corporate finance

Joseph L. (Jay) Hooley	69	Yes	2025	2	Audit Gov	+Executive leadership +Corporate strategy +Corporate governance

Daniel M. Junius	73	Yes	2014	None	Audit (Chair) Finance	+Financial acumen +Executive leadership +Corporate strategy

Lawrence D. Kingsley(2)	63	Yes	2016	2	Comp Gov	+Executive leadership +Corporate strategy +Operations

2	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +

Board Member	Age(1)	Independent	Director Since	Number of Other Public Company Boards	Committee Membership	Key Skills That Are Particularly Relevant to Board Service

Jonathan J. Mazelsky(3)	65	No	2019	1	None	+Executive leadership +Corporate strategy +Innovation and R&D

Karen Peacock	53	Yes	2025	1	Comp Finance	+Executive leadership +Digital +Operations

Sam Samad	56	Yes	2019	None	Audit Comp	+Financial acumen +Corporate finance +International business

Sophie V. Vandebroek, PhD	64	Yes	2013	2	Gov Finance	+Innovation and R&D +Digital +Sustainability

1.Ages as of March 27, 2026.
2.Independent Non-Executive Board Chair who will become independent Lead Director immediately following the 2026 Annual Meeting.
3.To become Executive Chair of the Board immediately following the 2026 Annual Meeting.
					Audit = Audit Committee Comp = Compensation and Talent Committee Gov = Governance and Corporate Responsibility Committee Finance = Finance Committee
Board Background and Tenure

Average Director Age	Average Tenure	Director Independence
63	~6.5	82%
years	years

IDEXX 2026 PROXY STATEMENT	3

+ + + PROXY SUMMARY
Skills and Experience Matrix
The table below highlights many of the key skills, experiences and competencies that our Directors bring to the Board, assuming the election of Mr. Daniel M. Junius, Mr. Lawrence D. Kingsley and Sophie V. Vandebroek, PhD, at the 2026 Annual Meeting and taking into account the previously announced retirement of Ms. M. Anne Szostak and the election of Michael G. Erickson, PhD, each effective immediately following the 2026 Annual Meeting. This high-level summary is not intended to be an exhaustive list of each Director’s skills, experiences or qualifications. Further details about each Director’s skills, experiences and qualifications are set forth in their individual biographies.

Skills and Experience	Chang Britt	Claflin	Erickson	Essig	Hooley	Junius	Kingsley	Mazelsky	Peacock	Samad	Vandebroek

Core Competencies	●	●	●	●	●	●	●	●	●	●	●
Financial Acumen	●	●	●	●	●	●	●	●		●	●
Innovation and R&D	●	●	●	●	●	●		●	●	●	●
Human Capital Management	●	●	●	●	●	●	●	●	●	●	●
International Business	●	●	●	●	●		●	●	●	●	●
Operations	●	●	●	●	●	●	●	●	●	●	●
Sustainability			●					●		●	●
Digital	●	●	●		●			●	●	●	●
Corporate Finance	●	●	●	●	●	●	●	●	●	●
● Director possesses relevant skills/experiences/competencies

Skills and Experience	Definition

Core Competencies
+Executive Leadership	Current or former senior executive
+Corporate Governance	Experience or expertise in public company governance matters
+Corporate Strategy	Experience developing and implementing corporate strategy for public or large private companies
+Risk Oversight	Experience identifying, assessing and managing critical enterprise-level risks
Financial Acumen	Strong understanding of complex financial and accounting topics, internal controls over financial reporting, financial planning and financial statements
Innovation and R&D	Experience being accountable for, overseeing, controlling or being responsible for innovation and/or R&D
Human Capital Management	Experience overseeing or being directly involved in managing and developing human capital, executive and incentive compensation planning and executive succession planning
International Business	Bringing a global and/or international perspective of diverse business environments, economic conditions, cultures and market opportunities
Operations	Experience managing complex business operations, including administrative, operational, manufacturing, supply chain and/or commercial activities
Sustainability	Experience with oversight, accountability or responsibility for, or direct involvement with, environmental or social sustainability issues at public or private companies or non-profit organizations
Digital	Experience or expertise in information technology (including information security, data privacy and cybersecurity), software, AI, machine learning, data or the use of technology to facilitate business operations
Corporate Finance	Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity or investment banking

4	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +

02
Ratification of Appointment of Independent Registered Public Accounting Firm
To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2026.
The Board of Directors recommends a vote “FOR” this item.
Refer to page 69 for further information about our independent auditors.

	Fiscal Years Ended December 31,
	2025 ($)	2024 ($)

Audit fees	2,767,207	2,861,149
Audit-related fees	40,251	—
Tax fees	610,412	751,656
All other fees	2,000	2,000
Total fees	3,419,870	3,614,805

03
Advisory Vote to Approve Executive Compensation (“say-on-pay”)
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (NEOs) as disclosed in this Proxy Statement.
The Board of Directors recommends a vote “FOR” this item.
Refer to the discussion under “Our Executive Compensation Program” below and the discussion beginning on page 74 for further information about our executive compensation program.

04
Amend Certificate of Incorporation to Declassify the Board
To approve amending our Certificate of Incorporation to declassify the Board.
The Board of Directors recommends a vote “FOR” this item.
Refer to the discussion beginning on page 132 for further information about this proposal.

IDEXX 2026 PROXY STATEMENT	5

+ + + PROXY SUMMARY

05
Amend Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting
To approve amending our Certificate of Incorporation to provide shareholders owning 25% of the shares of our capital stock the right to have IDEXX call a special meeting of shareholders.
The Board of Directors recommends a vote “FOR” this item.
Refer to the discussion beginning on page 134 for further information about this proposal.

06
Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting
To approve a shareholder proposal requesting the Board amend IDEXX’s governance documents to give shareholders owning 10% of shares the right to call a special meeting of shareholders.
The Board of Directors recommends a vote “AGAINST” this shareholder proposal.
Refer to page 137 for further information about this shareholder proposal.

6	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +
2025 Financial Performance Highlights1
For more complete information, review our 2025 Annual Report on Form 10-K filed with the SEC on February 20, 2026, which can be accessed on our website (www.idexx.com).

Revenue	Operating Profit	Diluted Earnings Per Share
$4.3B	$1.4B	$13.08
+10% reported and organic[1] revenue growth over 2024	+21% over 2024	+23% over 2024[3]

+9% reported and +8% organic[1] CAG Diagnostics recurring revenue growth over 2024	32% of revenue ▪270 basis points higher than 2024 on reported basis[2] ▪90 basis points higher than 2024 on comparable basis[1]	+14% over 2024 on comparable basis[1]

Operating Cash Flow	Free Cash Flow[1]	ROIC[1]
$1.2B	$1.1B	50.2%
+27% higher than 2024	+31% higher than 2024 and 100% of net income

Capital Allocated to Share Repurchases, 2021 – 2025[4]
$3.7B	9%	$488
Capital allocated to share repurchases	Percentage of outstanding shares repurchased	Average share repurchase price

1.Information regarding the following non-GAAP financial measures, their calculation and reconciliation to the most directly comparable GAAP measure is provided in Appendix A: organic revenue growth, comparable EPS growth, free cash flow, ratio of free cash flow to net income, comparable operating margin improvement and after-tax return on invested capital, excluding cash and investments (ROIC).
2.Includes an approximately 180 bps positive impact from the comparison to the prior year’s discrete litigation expense accrual.
3.Includes an approximately seven percentage point growth benefit from the comparison to the prior year’s discrete litigation expense accrual.
4.For the period from January 1, 2021 to December 31, 2025.

IDEXX 2026 PROXY STATEMENT	7

+ + + PROXY SUMMARY
*Assumes the investment of $100 on December 31, 2020 in IDEXX’s common stock, the S&P 500 Index, the S&P 500 Health Care Index and the Nasdaq Stock Market Index (U.S. Companies) (Nasdaq Index) and the reinvestment of dividends, if any.
Generating Long-Term Value
We believe that the long-term financial potential of our business is significant, as reflected in the model below:*

Revenue Growth 10%+	+	Operating Margin Expansion 50–100 bps	+	Capital Allocation Leverage 1%–2% Incremental EPS Growth	è	Long-Term EPS Growth Potential 15%+
We aim to achieve these financial goals over the long term by successfully executing our Purpose-driven strategy:
+Focus on Developing the Highly Attractive Global Pet Healthcare Space—Global pet healthcare has excellent long-term secular growth characteristics. In fact, we estimate that the total global addressable companion animal diagnostics revenue opportunity is approximately $45+ billion, with approximately two-thirds of this estimated opportunity located outside the U.S. We seek to expand and realize that opportunity by bringing innovative products and services to market and driving their broad adoption.
+Advancement of Innovation—Through our sustained focus on research and development (R&D) and our customers’ needs, we have introduced innovative diagnostic and software products and services designed to advance global pet healthcare standards of care and enable veterinary practices to improve productivity and engage more effectively with pet owners. In addition, our innovative diagnostic solutions are fully backed by peer-reviewed and third-party studies, where feasible, that objectively confirm their claims and capabilities.

8	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +
+Customer Engagement and Experience—We have the largest and most experienced companion animal diagnostics field‑based professional organization in the world, which enables us to develop and strengthen our relationships with our customers, including individual veterinary professionals, and to drive broader and faster adoption of our innovations. In addition, we focus on providing a first-class customer experience, evidenced by our Net Promoter Score of 57 from our U.S. veterinary practice customers.† We continue to invest in our customer experience and commercial capabilities, both in the U.S. and key international regions.
+Expansion of Recurring Revenue Business Model—Our business is designed around a durable, recurring revenue business model, with robust growth and profit characteristics and supported by our extraordinary customer loyalty and high retention rates. The largest contributor to our total revenue is our CAG Diagnostics recurring revenue, which constituted approximately 79% of our total 2025 revenue. Another key driver of recurring revenue is our Veterinary Software, Services and Diagnostic Imaging recurring revenue, which represented 6% of our total 2025 revenue and grew approximately 10% in 2025, as compared to 2024.
+Commitment to Sustained Growth in Financial Performance—We have a track record over the long term of organic revenue growth and operating margin expansion, strong free cash flow generation and a disciplined approach to capital allocation. As a result, our investments in our business yielded a 50.2% ROIC in 2025.††

Highly Attractive Global Pet Healthcare Factors and Trends
+The enduring pet-owner bond, which is strengthening across successive generations of pet owners.
+Pet owners’ desire to support the health and well-being of companions that many consider part of their families and their willingness to commit their time and money toward veterinary care.
+Global pet population growth, which accelerated during the pandemic, and a shift in canine breed preferences towards breeds that incur greater medical costs.
+Increasing average lifespans of pets, resulting in aging pets forming a larger portion of the pet population.
+Veterinary care providers’ ever-advancing ability and intent to provide a high medical standard of care, including increased focus on services offered within the clinic.
+Our diagnostic and software innovations that:
◦Expand veterinarians’ medical toolkit, including artificial intelligence-powered diagnostic insights and support.
◦Enable pets—who cannot speak for themselves—to communicate more precisely their health status and problems.
◦Support increased productivity and efficiency in veterinary clinic workflows and more effective, technology-enabled engagement with pet owners.

*    Our long-term financial potential model represents our projected annual gains, assuming constant foreign currency exchange rates and excluding year-over-year changes in share-based compensation tax benefits and non-recurring or unusual items.
† Net Promoter Score is determined by asking survey respondents how likely they are, on a scale of zero to ten, to recommend the IDEXX brand to a colleague and then calculating the score as the percent of respondents who are “promoters” (providing a response of nine or ten) and subtracting the percent of respondents who are “detractors” (providing a response of zero to six).
†† Information regarding ROIC and its calculation is provided in Appendix A.

IDEXX 2026 PROXY STATEMENT	9

+ + + PROXY SUMMARY
Key Business Highlights
IDEXX’s Innovation Is Built on Sustained R&D Investment, Customer Engagement and Commercial Capability Development
Consistent with our Guiding Principle to innovate with intelligence, we have invested over $2.5 billion since 1998 in research and development. This significant investment, combined with our deep focus on our customers and their needs, enabled us to design, build and deliver a fully-integrated, multi-modality diagnostic and software solution and introduce a steady stream of innovative CAG diagnostic and software products and services that support increasing standards of care and help veterinarians to solve some of their most vexing clinical and business problems.
We approach our product, software and service innovations with a Technology for Life philosophy: we design for future extensibility and seek to enhance our innovations’ value by expanding their capabilities, features and functionality over time. In addition, we incorporate and use artificial intelligence (AI) in our product, software and service innovations.
Some examples of our innovative products and services and our commercial capabilities are provided below.

01	02
CAG Diagnostic Innovations: Instrument Platform Development	Customer-Facing Software, Data, AI and Connectivity Innovations

03	04
Helping Veterinarians Diagnose and Treat Cancer in Our Pets	Expanded Global Customer Engagement and Commercial Capabilities

10	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +

01 | CAG Diagnostic Innovations: Instrument Platform Development
Our integrated instrument platform suite offers powerful diagnostic capabilities through compact design, simple load-and-go workflow and seamless connectivity that digitally captures results and invoices the pet owner through the practice management system, enabling veterinary practices to confidently deliver advanced real-time care during the patient visit.
+IDEXX inVue Dx™ Cellular Analyzer—Launched in December 2024, this revolutionary, slide-free platform uses advanced optics powered by AI learning models trained by IDEXX board-certified pathologists on over 60 million images. It replaces conventional microscopy (which requires time-consuming and technique-sensitive processes) with a simple, load-and-go workflow that automatically examines cells in their natural state, captures three-dimensional images and delivers clinically insightful results. Consistent with our Technology for Life approach, we plan to expand the current test menu, which includes:
◦Blood morphology, an assessment of critical blood parameters that, when combined with results from our ProCyte Dx™ or ProCyte One™ Hematology Analyzer, provides the most comprehensive and efficient hematology picture available in the clinic, aiding real-time diagnoses during patient visits.
◦Ear cytology, which examines ear swab samples, enabling real-time diagnoses and effective ear infection treatment.
◦Fine needle aspirate (FNA) cytology, starting with mast cell tumor detection for dogs, with broad availability expected in the U.S. in 2026 following a controlled launch in late 2025.
+ProCyte One Hematology Analyzer—Launched in 2021, this easy-to-use analyzer delivers real-time, accurate, complete blood count results from a blood sample drawn during a patient visit.
+SediVue Dx™ Urine Sediment Analyzer—Launched in 2016, this analyzer automates urine sediment analysis, a traditionally laborious and variable process, while expanding its clinical value by finding more underlying disease, and sooner. It uses neural network algorithms to identify clinically relevant urine sediment particles and bacteria and captures high-contrast digital images. Powered by an image bank of more than one billion images, this analyzer’s AI-based software continuously improves the algorithms’ ability to identify abnormalities and bacteria in urine samples.
+Catalyst Dx™ and Catalyst One™ chemistry analyzers—These analyzers deliver real-time chemistry, electrolyte and immunoassay results from blood samples drawn during patient visits. Consistent with our Technology for Life approach, we continue to add important tests to the test menu, including three menu expansions since 2024:
◦Catalyst™ Cortisol Test, a reliable in-clinic test that measures real-time quantitative cortisol concentrations, enabling veterinarians to confidently diagnose or rule out Addison’s disease and Cushing’s syndrome in dogs.
◦Catalyst™ Pancreatic Lipase Test, a single-slide solution that empowers veterinarians to confidently confirm or rule out pancreatitis and immediately begin treatment, saving time and improving patient outcomes.
◦Catalyst™ SmartQC™ Control, a load-and-go, intuitive-to-use quality control testing system that takes less than fifteen minutes, enabling quality control to run consistently without compromising staff productivity.

IDEXX 2026 PROXY STATEMENT	11

+ + + PROXY SUMMARY
Global Premium Instrument Installed Base

2025 Increase in Global Premium Instrument Installed Base
■ㅤ~6,400 IDEXX inVue Dx Cellular Analyzers (launched December 2024)
■ㅤ~3,000 SediVue Dx analyzers
■ㅤ~4,100 premium hematology instruments
■ㅤ~3,800 Catalyst instruments

02 | Customer-Facing Software, Data, AI and Connectivity Innovations
We offer a vertical Software-as-a-Service (SaaS) platform for animal health that digitizes veterinary practice workflows across the entire patient visit and increasingly incorporates AI. This platform includes leading cloud-based practice management systems and innovative software solutions that help improve practice productivity and pet owner engagement, and it is fully integrated into our diagnostics ecosystem. Some platform highlights include:
+Vello™ Software—Launched in North America in 2024, this pet-owner engagement software solution is a subscription service for our ezyVet™, Neo™ and Cornerstone™ practice management systems customers. Through modern, digital tools, it efficiently connects veterinary practices with pet owners before, during and after each visit; streamlines their communications; and helps to reduce no-shows and cancellations, build stronger client relationships and improve care for pets. Key features include automated appointment and service reminders, two-way texting, online appointment requests and scheduling, digital forms, pre-visit instructions, post-visit communications and surveys and pet owner education and compliance tools—all seamlessly integrated with our customers’ practice management systems. Pet owners also have access to a mobile app and portal where they can view and download vaccination history, request prescription refills, view medical records, access personalized care recommendations and manage their pet’s care journey.
+VetConnect™ PLUS Diagnostic Software and mobile app—This mobile cloud-based software enables veterinarians to access, analyze and share patients’ diagnostic results from all IDEXX diagnostic modalities. Other key features include electronic ordering of reference lab and in-clinic diagnostic tests and client-friendly summaries to explain normal preventive care screening results and reinforce their value. In addition, IDEXX DecisionIQ™ sits inside of this software and delivers next-step considerations alongside results and patient-specific insights, helping veterinarians make informed clinical decisions with confidence. Using proprietary differentiated technology and utilizing AI, IDEXX DecisionIQ currently supports clinical decision-making for vector-borne disease infections, chronic kidney disease and endocrine conditions.

12	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +
+ImageVue™ DR50 Plus Digital Imaging System and IDEXX Web PACS™ Software—Launched in North America in January 2026, the ImageVue DR50 PLUS system combines high-definition, AI-powered imaging at the lowest dose of radiation, reducing exposure by up to 25% compared with our current best-in-class ImageVue DR50 system. The system is designed to reduce the need for retakes and seamlessly integrates with our cloud-based IDEXX Web PACS Software to securely store and share images and view them any time from any Internet-connected device. Our IDEXX Web PACS Software also integrates with most practice management systems and VetConnect PLUS and enables a digital radiology workflow that includes direct submission of cases to IDEXX board-certified radiologists for consultation. In addition, its AI-powered viewer automatically sorts, rotates and flips images and calculates vertebral heart scores from chest radiographs, reducing manual steps and saving time on diagnosis.

03 | Helping Veterinarians Diagnose and Treat Cancer in Our Pets
Cancer is a leading cause of pet suffering and mortality. We estimate that one in four dogs, and one in five cats, will develop cancer in their lifetimes, with cancer predominantly identified at advanced stages, limiting treatment options. If veterinarians were able to detect and diagnose cancer in our pets earlier, when more treatment options are available, better outcomes could be possible.
We decided to tackle this medical challenge, given our deep innovation capabilities in instrument platform development, biomarker and assay discovery, and software, and committed significant R&D investment and organizational attention to the goals of:
+Developing diagnostic innovations that enable the earlier detection of common cancers;
+Making these innovations broadly accessible and available; and
+Supporting the transformation of the cancer care model, as earlier cancer detection and intervention increase.
Diagnostic Innovations that Enable Earlier Cancer Detection: IDEXX Cancer Dx and IDEXX InVue Dx FNA Cytology
Following sustained R&D investment and focus, in March 2025 we launched the groundbreaking IDEXX Cancer Dx™ panel, a first-of-its-kind reference laboratory test designed to detect specific cancers in a single blood sample, beginning with one of the most common cancers for dogs: canine lymphoma.
We expect to expand this panel to be able to provide detection for a majority of cancer cases in dogs by 2028, transforming cancer detection and supporting earlier intervention.

IDEXX Cancer Dx Test for Canine Lymphoma
+Affordable blood test, as low as $15 in the U.S., that can be added to panels for sick dogs and integrated into annual wellness screenings.
+Can detect the disease up to eight months before clinical signs appear and provides actionable results to veterinarians in the U.S. within two to three days.
+Results come with access to IDEXX Medical Consultants, including board-certified oncologists and internists, and pet-owner education materials and resources to support communications.
+Launched in the U.S. and Canada in March 2025, with over 5,500 customers in North America having ordered this test during 2025.
+Planned launch in our European reference laboratories in the first quarter of 2026.

IDEXX 2026 PROXY STATEMENT	13

+ + + PROXY SUMMARY

Earlier Detection of Mast Cell Tumors
through IDEXX Cancer Dx and IDEXX inVue Dx
FNA cytology
Mast cell tumors often appear in or just beneath the skin as “lumps and bumps” and are generally detected after a “lump and bump” is noticed by the pet owner or during a physical examination, not through proactive screening. Once canine mast cell tumor detection is added to the IDEXX Cancer Dx panel, veterinarians will be able to screen at-risk dogs during wellness visits and test sick patients when mast cell tumors are suspected, enabling earlier detection and timely treatment decisions. In addition, once IDEXX inVue Dx FNA cytology is available, veterinary teams investigating specific “lumps and bumps” will be able to evaluate skin masses, identify and quantify cells and obtain real-time results using the analyzer’s simple, slide-free platform during the patient visit. And, because the inVue Dx analyzer is part of our fully integrated diagnostic and software ecosystem, veterinary teams can easily forward FNA cytology results via VetConnect PLUS to an IDEXX board-certified pathologist for consultation.

In January 2026, we announced two major cancer diagnostic innovations that will enable earlier detection of mast cell tumors in dogs, which is among the most common canine cancers:
+Expanding the IDEXX Cancer Dx panel to add a test, without additional cost, that provides a whole body assessment of mast cell tumors from a single blood sample, starting mid-year 2026 in the U.S. and Canada, and
+Introducing FNA cytology on the IDEXX inVue Dx analyzer, starting with mast cell tumor detection, which is currently in a controlled rollout in the U.S., with broad availability expanding in 2026.
With the addition of mast cell tumor detection, the IDEXX Cancer Dx panel will be capable of addressing over one-third of all canine cancer cases. We plan to expand the IDEXX Cancer Dx panel to add another cancer later in 2026, and we continue to make good progress against our goal of expanding the IDEXX Cancer Dx panel to be capable of addressing the majority of canine cancer cases by 2028.
Transforming the Cancer Care Model
Consistent with our Technology for Life approach, we plan to expand IDEXX Cancer Dx and IDEXX inVue Dx FNA cytology to cover additional cancer cases, enabling earlier cancer detection and intervention, which aims to transform the cancer care model for our pets.
We are helping to lead this care model transformation by working with veterinary leaders to define new standards of care and empowering and supporting general practice veterinarians who are on the front lines of diagnosing and managing cancer care for our pets.
Our general practice veterinarian support starts with the full integration of IDEXX Cancer Dx and IDEXX inVue Dx into our diagnostic and software ecosystem, which incorporates these test results into digital workflows. We also provide pet-owner communication tools (including brochures, posters and client-friendly result summaries), educational materials and resources on oncology for general practice veterinarians and access to our comprehensive suite of cancer diagnostic test and service offerings, including:
+A diagnostic panel for biopsy tissues to identify genetic mutations in dogs, assisting in therapy selection and personalized treatment options;
+Diagnostic profiles to support chemotherapy therapy management and monitoring;
+IDEXX Digital Cytology™ to submit scanned high-resolution whole-slide images of specimens for cytologic evaluation by an IDEXX veterinary pathologist; and
+Personalized guidance and support around treatment and prognosis for every oncology case from our global network of veterinary pathologists, radiologists, oncologists and other medical consultants.

14	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +

04 | Expanded Global Customer Engagement and Commercial Capabilities
We believe that developing and deepening strong relationships with veterinary professionals helps to deliver better care to patients, drive broader and faster adoption of our products and services and maintain high customer loyalty. Since 2015, we have been transitioning to a model in which we directly market our CAG products to veterinarians and veterinary practice owners.
We also have expanded our global CAG field organization to support this strategy. Most recently, we expanded our U.S. CAG field-based resources in 2025. In addition, because regions outside the U.S. represent approximately two-thirds of the total global addressable companion animal diagnostics revenue opportunity, we have been strategically enhancing our global commercial capabilities since 2021, including a targeted expansion of our commercial field organizations in Australia, Germany and the United Kingdom in 2025.

IDEXX 2026 PROXY STATEMENT	15

+ + + PROXY SUMMARY
Planned CEO Transition
As previously disclosed in a Form 8-K filed on January 13, 2026, Mr. Mazelsky announced his intent to retire from all of his positions at IDEXX, including our Board, as of the conclusion of the 2027 Annual Meeting of Shareholders. In light of Mr. Mazelsky’s planned retirement, the Board approved a CEO transition plan under which Mr. Mazelsky will step down as President and CEO effective upon the adjournment of the 2026 Annual Meeting on May 12, 2026, and Michael G. Erickson, PhD, will assume the role of President and CEO. At the Board’s request, Mr. Mazelsky will serve as Executive Chair for a one-year period until his retirement in May 2027. In his capacity as Executive Chair, Mr. Mazelsky’s primary focus will be to facilitate a smooth and seamless CEO transition and provide support, advice and mentorship to Dr. Erickson. This planned CEO transition is the culmination of an orderly, robust and multi-year succession planning process overseen by the Board. The Board and Mr. Mazelsky are highly confident that Dr. Erickson is uniquely well-situated to lead IDEXX forward and continue advancing our innovation-driven strategy to create long-term value for our shareholders and other stakeholders. For more information about the planned CEO transition, refer to “Planned CEO Transition” on page 39.
Our Executive Compensation Program
Our executive compensation program consists of three key elements: base salary, annual performance-based cash bonus and equity-based long-term incentives. In total, the value of these key elements is within a competitive range as compared to similar positions in our peer group and market survey compensation data. Because it relates most directly to the creation of shareholder value over time, variable, at-risk compensation is a higher percentage of total compensation for our senior executives, including our NEOs, than for our other employees. We believe that the design of our executive compensation program strongly aligns NEO compensation with performance as each of the “at-risk” compensation elements provides a meaningful link between pay and performance. The 2025 target total direct compensation mix for our CEO and our other NEOs, excluding Mr. Brian McKeon who retired from IDEXX in June 2025 and did not participate in our annual performance-based cash bonus plan or receive any grant of equity-based long-term incentive compensation, is detailed below:
Elements of 2025 Target Total Direct Compensation for CEO and Other NEOs (Average)

Base Salary	Annual Performance-Based Cash Bonus	Equity-Based Long-Term Incentive Compensation (LTI)

At Risk*

*At risk combines Annual Performance-Based Cash Bonus and LTI.
Base Salary
+Represents 9% (CEO) and 17% (other NEOs) of target total direct compensation opportunity.
Annual Performance-Based Cash Bonus
+Represents 11% (CEO) and 12% (other NEOs) of target total direct compensation opportunity.
+Cash bonus targets were 130% of base salary (CEO) and 75% of base salary (other NEOs), and actual bonus amounts for 2025 were paid at 173% of target for the CEO and 140% of target for the other NEOs.
Equity-Based Long-Term Incentive Compensation
+Represents 80% (CEO) and 71% (other NEOs) of target total direct compensation opportunity.

16	IDEXX 2026 PROXY STATEMENT

PROXY SUMMARY + + +
Corporate Responsibility
We are a purpose-driven company committed to responsible corporate behavior consistent with our mission to provide a better future for animals, people and our planet through innovation, technology and sustainable, long-term value creation.
Our 2024 Corporate Responsibility Report, published in July 2025, communicates our corporate responsibility goals, commitments and 2024 achievements and includes disclosures generally aligned with the Sustainability Accounting Standards Board metrics for our industry and the Task Force on Climate-related Financial Disclosures recommendations. Please visit the Corporate Responsibility section of our website (www.idexx.com) to learn more. Information on our website does not constitute part of, and is not incorporated by reference into, this Proxy Statement. Information contained in our Corporate Responsibility Report and inclusion of corporate responsibility-related information in this Proxy Statement is not an indication that such information is material to our business, our investors, or other stakeholders, or is required to be disclosed in our filings, for purposes of U.S. federal securities laws or any other laws or requirements applicable to us and is intended to address a wide range of stakeholder informational considerations.
Our Framework and Select Highlights Since January 2025
We organize our corporate responsibility goals, commitments and initiatives into a framework that aligns with our long-term business strategy and Purpose. This framework is informed by viewing our stakeholders’ perspectives from our corporate responsibility materiality assessments through the lens of our long-term business strategy and Purpose and drives our focus across three key pillars. Highlights of our progress under these pillars since January 2025 include the following:

01 | The Care We Advance

+Launched IDEXX Cancer Dx™, a first-of-its-kind diagnostic panel with early detection of canine lymphoma, in the U.S. and Canada in March 2025.
+Expanded our IDEXX inVue Dx™ Cellular Analyzer platform to include FNA cytology, starting with mast cell tumor detection for dogs, with a controlled rollout in the United States beginning in late 2025 and broad availability expanding in 2026.
+Launched ImageVue™ DR50 Plus Digital Imaging System, an advanced diagnostic imaging solution for veterinary practices, in January 2026.
+Introduced the Catalyst™ Cortisol Test, the third menu expansion in approximately a year for the Catalyst platform.
+For additional information about these innovations, refer to “Key Business Highlights” beginning on page 10.

02 | The People We Support

+Achieved an employee net promoter score above the 90th percentile for all employers, according to relevant data provided by our third-party employee engagement platform.
+Expanded learning and development offerings by launching a global learning platform tailored to employee career goals and expanding access to education assistance for employees pursuing academic degree programs at accredited institutions of higher education.
+Continued to support a culture of inclusion and equal opportunity based on merit and launched two new employee-led communities focused on veterans and people with disabilities, open to all employees.

IDEXX 2026 PROXY STATEMENT	17

+ + + PROXY SUMMARY
+Continued to expand our parental leave of absence policy, granting six weeks of paid leave to new parents regardless of the path to parenthood. In 2025, the policy covered eligible employees the U.S., the Netherlands, South Africa, and Switzerland and we plan to expand the policy to cover eligible employees in Australia, New Zealand, and the United Kingdom in 2026.

03 | The Planet We Share

+Continued to make progress against our goals to source 100% renewable electricity by 2030 and to reduce our Scope 1 and 2 greenhouse gas emissions by 37.8% by 2030 against a 2021 baseline, which we remain on track to achieve.
+Signed our third virtual power purchase agreement (VPPA), our first in Europe, which, together with our two North America VPPAs, is expected to source enough renewable electricity to cover 100% of our North American and European electricity consumption when they come online.
+Established a distribution hub in Singapore, increasing the volume of goods shipped to the Asia Pacific region by sea, reducing reliance on air shipping, and creating local inventory closer to customers in Asia.
+Continued to transition our commercial fleet to hybrid and electric vehicle models, which accounted for approximately 42% of our fleet at the end of 2025.
Governance
IDEXX is committed to sound corporate governance practices, which serve as a foundation for our efforts to achieve our Purpose.
Our shareholders elect our Board, which acts as a steward for IDEXX and its long-term, sustainable value. The Board and its committees meet throughout the year and regularly engage with management as part of fulfilling their oversight responsibilities and duties. For information about our corporate governance practices generally, refer to the discussion under “Corporate Governance” beginning on page 36, and for select highlights of our corporate governance practices, refer to “Notable Corporate Governance Highlights” beginning on page 37.
Our full Board oversees our overall strategy and management of material environmental, social and governance risks and opportunities with the support of our Board committees. For more information, refer to the discussion under “Board’s Oversight of Corporate Responsibility and Environmental, Social and Governance Matters” beginning on page 49.

Selected Governance Accomplishments Since January 2025
+Following an orderly, robust and multi-year succession planning process overseen by the Board, we announced a CEO transition plan as more fully discussed under “Planned CEO Transition” on page 39.
+Successfully recruited and onboarded two new independent Directors, Mr. Joseph L. (Jay) Hooley and Ms. Karen Peacock, each of whom brings unique and highly valuable experiences, skills and perspectives to our Board that we believe will positively contribute to our Board’s overall effectiveness and which demonstrates our commitment to Board refreshment and a Board possessing the right skills, experiences and qualifications to provide effective oversight of the Company’s strategy and risks.

18	IDEXX 2026 PROXY STATEMENT

Proposal One
Election of Directors
Our Board is divided into three classes, and members of each class hold office for three-year terms as set forth below:
+Class I Directors—currently four Directors whose terms expire at the 2027 Annual Meeting;
+Class II Directors—currently three Directors whose terms expire at the 2026 Annual Meeting; and
+Class III Directors—currently four Directors whose terms expire at the 2028 Annual Meeting.
Upon the recommendation of the Governance and Corporate Responsibility Committee, the Board has nominated Mr. Daniel M. Junius, Mr. Lawrence D. Kingsley and Sophie V. Vandebroek, PhD, our current Class II Directors, for re-election as Class II Directors, and the Board is asking shareholders to elect them for three-year terms expiring at the 2029 Annual Meeting.
Each nominee meets Nasdaq independence requirements, and all of our nominees have consented to serve, if elected. If any of the nominees become unable to serve, proxies can be voted for a substitute nominee, or the Board may choose to reduce the size of the Board.
Biographical information for all of our Directors, including the Director nominees, is provided below, along with information regarding some of the key experiences, qualifications, attributes and skills that our Directors bring to the Board and that contributed to each Director’s selection as a Board member and each Director nominee’s nomination for re-election at our 2026 Annual Meeting. There are no family relationships among the executive officers or Directors of IDEXX.
For a summary of key information regarding the composition, backgrounds and skills of our Board, refer to the information above beginning on page 2 under “Board Composition, Backgrounds and Skills” and on page 32 under “Well-Rounded Board and Overall Board Effectiveness.”

The Board of Directors recommends that you vote “FOR” the election of Mr. Daniel M. Junius, Mr. Lawrence D. Kingsley and Sophie V. Vandebroek, PhD.

IDEXX 2026 PROXY STATEMENT	19

+ + + PROPOSAL 01
Director Nominees and Board Biographies
Class II Director Nominees Whose Terms Would Expire in 2029

Experience
ImmunoGen, Inc.
+President and Chief Executive Officer (2009–2016)
+President and Chief Operating Officer and Acting Chief Financial Officer (July 2008–December 2008)
+Executive Vice President and Chief Financial Officer (2006–2008)
+Senior Vice President and Chief Financial Officer (2005–2006)
New England Business Service, Inc.
+Executive Vice President and Chief Financial Officer (2002–2004)
+Senior Vice President and Chief Financial Officer (1998–2002)
Nashua Corporation
+Vice President and Chief Financial Officer (1996–1998)
+Joined in 1984 and held various financial management positions of increasing responsibility
Qualifications
+Financial Acumen: Extensive knowledge and experience in the review and preparation of financial statements and a strong understanding of complex financial and accounting topics, internal controls over financial reporting, and financial planning developed over the course of his almost twenty-five years serving in various financial management roles, including more than a decade as the chief financial officer of various companies.
+Executive Leadership: Substantial executive leadership experience gained from serving as the Chief Executive Officer of ImmunoGen, Inc., a then public biotechnology company, which was acquired by AbbVie Inc. in February 2024, that developed targeted anticancer therapeutics, where he was credited with successfully building integrated research, clinical, regulatory and manufacturing functions at the company and expanding its technology portfolio significantly.
+Corporate Strategy: Deep experience as displayed while at ImmunoGen, Inc., where under his leadership the company transformed from being a research-focused company to one with strong clinical development and manufacturing capabilities.
+Mr. Junius also brings significant corporate governance, human capital management, innovation and R&D, operations, risk oversight and corporate finance skills and experience to the Board.
Education
+BA, Political Science, Boston College
+MA, Management, Northwestern University’s Kellogg School of Management

Daniel M. Junius
Retired President and Chief Executive Officer, ImmunoGen, Inc.
Independent Director
Age: 73
Director since:
March 2014
Committees:
Audit (Chair)
Finance
Former public company director service:
+ImmunoGen, Inc. (Nov. 2008–Jun. 2018)
+Vitae Pharmaceuticals, Inc. (Jul. 2016–Oct. 2016)
+GlycoMimetics, Inc. (Mar. 2016–Jun. 2025)

20	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +

Experience
Berkshire Partners LLC
+ Advisory Director (since 2016)
Pall Corporation
+ Chairman (2013–2015)
+ Chief Executive Officer (2011–2015)
IDEX Corporation
+ Chief Executive Officer (2005–2011)
+ Chief Operating Officer (2004–2005)
Danaher Corporation
+ Corporate Vice President and Group Executive (March 2004–August 2004)
+ President of Industrial Controls Group (2002–2004)
+ President of Motion Group, Special Purpose Systems (2001–2002)
Qualifications
+Executive Leadership: Substantial experience leading high-technology, high-growth, multinational public companies as Chief Executive Officer of Pall Corporation, a global supplier of filtration, separations and purification products, and IDEX Corporation, a company specializing in fluid and metering technologies.
+Corporate Strategy: Significant experience guiding strategy and transformation in various public company senior executive positions and on numerous public company boards of directors.
+Operations: Extensive experience overseeing complex business operations, including operational, manufacturing, supply chain and commercial activities, developed over his extensive career as a senior executive at Pall Corporation, IDEX Corporation and Danaher Corporation.
+Mr. Kingsley also brings significant international business, financial acumen, corporate governance, human capital management, corporate finance and risk oversight skills and experience to the Board.
Education
+BS, Industrial Engineering and Management, Clarkson University
+MBA, College of William and Mary

Lawrence D. Kingsley
Former Board Chair and Chief Executive Officer, Pall Corporation
Independent Non-Executive Board Chair
Age: 63
Director since:
October 2016
+Independent Non-Executive Board Chair (since Nov. 2019)
+Lead Director (May 2018 – Nov. 2019)
Committees:
Compensation and Talent Governance and Corporate Responsibility
Other current public company director service:
+Polaris Industries Inc. (since Jan. 2016)
+Mirion Technologies, Inc. (since Oct. 2021) (Non-Executive Chair Oct. 2021–Feb. 2025)
Former public company director service:
+Rockwell Automation, Inc. (2013–2021)
+Cooper Industries plc (formerly Cooper Industries Ltd.) (2007–2012)
+Pall Corporation (2011–2015)
+IDEX Corporation (2005–2011)

IDEXX 2026 PROXY STATEMENT	21

+ + + PROPOSAL 01

Experience
Strategic Vision Ventures LLC
+Founder and owner (since February 2021)
Massachusetts Institute of Technology School of Engineering
+Inaugural Visiting Scholar (2019–2020 academic year)
International Business Machines Corporation (IBM)
+Vice President, Emerging Technology Partnerships (August 2018–August 2019)
+Chief Operating Officer, IBM Research (January 2017–August 2018)
Xerox Corporation
+Chief Technology Officer and Corporate Vice President, Xerox Corporation (2006–2016)
+President, Xerox Innovation Group (2006–2016)
+Chief Engineer, Xerox Corporation (2002–2005)
+Oversaw Xerox’s global research centers, including the Palo Alto Research Center
Other Experience
+Dr. Vandebroek is the Chair of the Advisory Committee of the Flanders AI Research Program, a Fellow of the Institute of Electrical & Electronics Engineers and was appointed to a five-year term as an honorary Professor at KU Leuven, Belgium, in 2021.
Qualifications
+Innovation and R&D: Long track record of innovation and experience managing balanced research and development portfolios at IBM and Xerox Corporation and experience as an investor and advisor to AI and biotechnology startups.
+Digital: Deep experience and knowledge in information technology and cybersecurity, including overseeing significant information technology projects to facilitate business objectives, developed over the course of over twenty years serving in various senior executive roles at IBM and Xerox Corporation.
+Sustainability: Substantial knowledge of and experience overseeing sustainability issues gained from her global outside private and public company board service.
+Dr. Vandebroek also brings executive leadership, financial acumen, corporate governance, corporate strategy, operations, international business, human capital management and risk oversight skills and experience to the Board.
Education
+BS, Engineering, KU Leuven
+MS, Electro-mechanical Engineering, KU Leuven
+PhD, Electrical Engineering, Cornell University

Sophie V. Vandebroek, PhD
Former Vice President, Emerging Technology Partnerships, International Business Machines Corporation, and Former Chief Technology Officer, Xerox Corporation
Independent Director
Age: 64
Director since:
July 2013
Committees:
Finance
Governance and Corporate Responsibility
Other current public company director service:
+Wolters Kluwer N.V. (since Apr. 2020)
+Revvity, Inc.
(since Feb. 2024)
Former public company director service:
+Analogic Corporation (Aug. 2008–Jan. 2016)

22	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +
Class II Director Expected to Join the Board Following the Adjournment of the 2026 Annual Meeting and Whose Term Would Expire in 2029*

Experience
IDEXX
+President and CEO-elect (to be effective May 2026)
+Executive Vice President and General Manager, Point of Care Diagnostics & Telemedicine (since January 2024)
+Senior Vice President and General Manager, Global Point of Care Diagnostics (January 2023–December 2023)
+Senior Vice President and General Manager, Corporate & Strategic Accounts and Corporate Strategy & Advanced Analytics (January 2022–December 2022)
+Senior Vice President and General Manager, Corporate & Strategic Accounts (January 2020–December 2021)
+Various roles of increasing responsibility, including Corporate Vice President and General Manager of Veterinary Software & Services and Corporate & Strategic Accounts (October 2011–December 2019)
McKinsey & Company
+Roles of increasing responsibility, including Associate Principal (2003—2011)
Qualifications
+Executive Leadership: Substantial executive leadership and management experience developed in senior roles of increasing responsibility during his fourteen-year career at IDEXX across many key portions of our business, including diagnostics, software, strategy and corporate accounts. He led our strategic and corporate accounts function from 2018 through 2022 during a period when the percentage of veterinary clinics owned by corporate groups increased significantly and since 2023 has led our point of care diagnostics function, including IDEXX VetLab In-house Diagnostics, Diagnostic Imaging, Rapid Assay and Telemedicine lines of business.
+Corporate Strategy: Deep experience in developing and implementing strategic initiatives driving long-term, durable growth and shareholder value, including playing a key role in advancing our innovation-driven agenda, shaping our strategy with respect to corporate accounts during a period of veterinary hospital consolidation and leading our corporate strategic function as Senior Vice President and General Manager, Corporate & Strategic Accounts and Corporate Strategy & Advanced Analytics in 2022. He also advised leading pharmaceutical, biotechnology and health service companies on matters of corporate strategy, including business development and health technology innovation, as an Associate Principal at McKinsey & Company.
+Innovation and R&D: Extensive experience leading large-scale, R&D intensive innovations, including the development of our IDEXX inVue Dx™ Cellular Analyzer; menu expansions for existing platforms under our Technology for Life approach; software solutions, such as the 2024 update to our IDEXX VetLab Station user interface, to deliver advanced functionality and faster in-clinic diagnostic workflows; and incorporating AI into our products and services, including AI-powered imaging in our ImageVue™ DR50 Plus Digital Imaging System launched in early 2026.
+Dr. Erickson also brings significant digital, international business, operations, corporate finance, human capital management, financial acumen, risk oversight and sustainability skills and experience to the Board.
Education
+BS, Electrical Engineering, Purdue University
+PhD, Biomedical Engineering, The Johns Hopkins University School of Medicine

Michael G. Erickson, PhD Executive Vice President and General Manager, Point of Care Diagnostics and Telemedicine Director (anticipated) Age: 52 Director since: May 2026 (anticipated) Committees: None

*Under the terms of a letter agreement entered into between IDEXX and Dr. Erickson, in connection with, and effective upon, Dr. Erickson assuming the position of President and CEO of the Company immediately following the 2026 Annual Meeting, he will join the Board as a Class II Director with a term expiring at the 2029 Annual Meeting.

IDEXX 2026 PROXY STATEMENT	23

+ + + PROPOSAL 01
Class I Directors Whose Terms Expire in 2027

Experience
Campbell Soup Company
+President/Divisional Chief Executive Officer, Pepperidge Farm Ltd. (2012–2015)
+Senior Vice President, Global Baking and Snacking (2012–2015)
+Senior Vice President and Global Chief Strategy Officer (2010–2012)
+President, Foodservice, North America (2008–2010)
+Vice President and General Manager, Sauces and Beverages (2005–2008)
Kraft Foods, Inc.
+Senior Vice President and General Manager, Salted Snacks (2004–2005)
+Vice President, Snacks (2001–2004)
+Vice President and Leader, Biscuits and Snacks, Canada (2000–2001)
Qualifications
+Human Capital Management: Deep understanding of human capital management and executive compensation matters gained through her general management roles, including as President/Divisional CEO of Pepperidge Farm, and her extensive public company board experience, including service as chair of human capital and compensation committees.
+Operations: Experience managing the business operations at complex organizations, including operational, manufacturing, supply chain and commercial activities, developed through senior executive operational roles at Campbell Soup Company and Kraft Foods, Inc.
+Corporate Strategy: Experience developing and implementing global and domestic corporate strategy in the highly competitive food and snack industry in her numerous leadership roles at Campbell Soup Company and Kraft Foods, Inc.
+Ms. Chang Britt also brings significant executive leadership, financial acumen, corporate governance, innovation and R&D, international business, digital, corporate finance and risk oversight skills and experience to the Board.
Education
+BA, Anthropology, University of Toronto
+MBA, University of Western Ontario

Irene Chang Britt
Retired President/Divisional Chief Executive Officer, Pepperidge Farm Ltd. and Senior Vice President, Global Baking and Snacking, Campbell Soup Company
Independent Director
Age: 63
Director since:
July 2023
Committees:
Audit
Compensation and Talent (Chair)
Other current public company director service:
+First Watch Restaurant Group, Inc. (since Jul. 2023)
+Victoria Secret & Co. (since Aug. 2021)
Former public company director service:
+Brighthouse Financial, Inc. (Aug. 2017–Aug. 2023)
+TerraVia Holdings, Inc. (Mar. 2016–2018)
+Tailored Brands Inc. (Dec. 2015–Dec. 2020)
+Dunkin’ Brand Group, Inc. (May 2014–Dec. 2020)
+Sunoco, Inc. (Nov. 2011–Oct. 2012)

24	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +

Experience
3Com Corporation
+President and Chief Executive Officer (January 2001–2006)
+President and Chief Operating Officer (August 1998–January 2001)
Digital Equipment Corporation
+Senior Vice President, Sales and Marketing (1997–1998)
+Vice President and General Manager, PC Business Unit (1995–1997)
International Business Machines Corporation (IBM)
+Various senior management and executive positions (1973–1995)
Qualifications
+International Business: Experience engaging in international business transactions during his time as President and Chief Executive Officer of 3Com Corporation, a then public company that provided global computer networking solutions, which was acquired by Hewlett-Packard in 2010, where he established a joint venture in China in partnership with a leading Chinese global telecom solutions provider and at IBM where he lived and worked in Hong Kong and Tokyo and was responsible for IBM’s Asia/South Pacific Area.
+Digital: Deep understanding of advanced technology and how it may be utilized to further our corporate strategies and objectives, gained from his senior executive and outside public company roles at other high-technology companies.
+Corporate Strategy: Substantial experience developing, executing and overseeing corporate strategy at high-technology companies, including during his tenures as Chief Operating Officer and Chief Executive Officer of 3Com Corporation and serving on the boards of other public companies in the high-technology industry.
+Mr. Claflin also brings significant executive leadership, corporate governance, financial acumen, human capital management, innovation and R&D, operations, corporate finance and risk oversight skills and experience to the Board.
Education
+BA, Political Science, Pennsylvania State University

Bruce L. Claflin
Retired President and Chief Executive Officer, 3Com Corporation
Independent Director
Age: 74
Director since:
July 2015
Committees:
Audit
Compensation and Talent
Other current public company director service:
+Ciena Corporation (since Aug. 2006)
Former public company director service:
+Advanced Micro Devices, Inc. (2003– 2017) (Chairman, 2009–2016)
+3Com Corporation (2001–2006)
+Time Warner Telecom (2000–2003)

IDEXX 2026 PROXY STATEMENT	25

+ + + PROPOSAL 01

Experience
Intercom, Inc.
+Board Advisor (2022–2023)
+Chief Executive Officer (2020–2022)
+Chief Operating Officer (2017–2020)
Intuit Inc.
+Senior Vice President, Small Business (2016–2017)
+General Manager, Employee Management Solutions division (2014–2016)
+Vice President, Product Management and Marketing (2011–2014)
+Other senior roles of increasing responsibility (2002–2011)
Qualifications
+Executive Leadership: Substantial executive leadership experience gained from over five years in her roles as the Chief Executive Officer and Chief Operating Officer at Intercom, Inc., a customer service platform and leader in AI, during which time revenue increased fivefold and the company achieved profitability. Prior to that, Ms. Peacock helped build one of the world’s biggest SaaS businesses, and ultimately served as Senior Vice President, Small Business, where she led Intuit’s largest reportable segment with $3B in revenue.
+Digital: As a seasoned executive with experience building and running software and technology businesses at various lifecycle stages, overseeing cloud-based product launches, and serving as a board member of Dropbox, a global collaboration platform provider, Ms. Peacock brings substantial AI, B2B and SaaS software experience to our Board.
+Operations: Ms. Peacock brings significant experience managing complex business operations through her many senior roles at Intuit, including leading its Small Business segment, responsible for moving over $300B on behalf of customers each year, as well as in her roles as Chief Executive Officer and Chief Operating Officer of Intercom.
+Ms. Peacock also brings valuable corporate governance, corporate strategy, corporate finance, risk oversight, innovation and R&D, human capital management and international business experience to our Board.
Education
+BA, Applied Mathematics, Harvard University
+MBA, Stanford Graduate School of Business

Karen Peacock
Former Chief Executive Officer of Intercom, Inc. and Former Senior Vice President and General Manager at Intuit
Independent Director
Age: 53
Director since:
October 2025
Committees:
Compensation and Talent
Finance
Other current public company director service:
+Dropbox, Inc. (since 2019) (Lead Independent Director since 2025)

26	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +

Experience
Quest Diagnostics Incorporated
+Executive Vice President and Chief Financial Officer (since July 2022)
Illumina, Inc.
+Senior Vice President and Chief Financial Officer (January 2017–July 2022)
Cardinal Health, Inc.
+Senior Vice President and Corporate Treasurer (February 2012–January 2017)
+Senior Vice President and Chief Financial Officer, Pharmaceutical Segment (2009–2012)
+Vice President, Healthcare Supply Chain Services (2007–2009)
Other Experiences
+Various finance roles at Eli Lily and Company and PepsiCo, Inc.
Qualifications
+Financial Acumen: Substantial experience in the review and preparation of financial statements and a strong understanding of complex financial and accounting topics, internal controls over financial reporting and financial planning, gained through his current role as Chief Financial Officer of Quest Diagnostics Incorporated and prior role at Illumina, Inc.
+Corporate Finance: Deep experience and knowledge in matters of corporate finance, including capital market transactions and mergers and acquisitions, developed during his long career holding roles of increasing responsibility in the finance field.
+International Business: Extensive international operational experience, including during his tenure at Cardinal Health where he had significant leadership responsibility for the China business operations.
+Mr. Samad also brings significant executive leadership, corporate governance, corporate strategy, innovation and R&D, digital, human capital management, operations, sustainability and risk oversight skills and experience to the Board.
Education
+Bachelor’s Degree in Business Administration (BBA), American University of Beirut
+MBA, McMaster University

Sam Samad Executive Vice President and Chief Financial Officer, Quest Diagnostics Incorporated Independent Director Age: 56 Director since: July 2019 Committees: Audit Compensation and Talent

IDEXX 2026 PROXY STATEMENT	27

+ + + PROPOSAL 01
Class III Directors Whose Terms Expire in 2028

Experience
Integra LifeSciences Holdings Corporation
+Non-Executive Chair of Board of Directors (June 2012–February 2024; since July 2025)
+Executive Chair of Board of Directors (January 2012–June 2012; February 2024–June 2025)
+Chief Executive Officer (1997–2012)
Prettybrook Partners LLC
+Managing Director (since 2012)
Wellington Partners Advisory AG
+Venture Partner (since 2013)
TowerBrook Capital Partners
+Senior Advisor (2010–2025)
Goldman, Sachs and Co.
+Managing Director, M&A, specializing in the medical device, pharmaceutical and biotechnology sectors (1987–1997)
Qualifications
+Executive Leadership: Extensive executive management experience and deep strategic expertise in the global healthcare industry gained from over twenty-five years of experience in developing, executing and overseeing the corporate strategy of Integra LifeSciences Holdings Corporation, a manufacturer of medical devices used in neurosurgery and orthopedic surgery, as its Chief Executive Officer for fifteen years and board chair since 2012, during which time revenues increased by over a hundredfold.
+Corporate Strategy: Substantial experience in developing, assessing, executing and overseeing corporate strategy in the global healthcare industry acquired over the course of his career in various roles, including through his tenure as the Chief Executive Officer of Integra LifeSciences and significant outside board service, as well as his investment banking, venture capital and private equity firm experiences.
+Corporate Finance: Deep knowledge of capital markets, investment banking, and mergers and acquisitions acquired throughout the course of his career in investment banking, during which he specialized in the medical device, pharmaceutical and biotechnology sectors, and applied throughout his career at Integra LifeSciences and his outside board service.
+Dr. Essig also brings significant corporate governance, innovation and R&D, human capital management, financial acumen, international business, operations and risk oversight skills and experience to the Board.
Education
+BA, School of Public and International Affairs at Princeton University
+MBA, University of Chicago
+PhD, Financial Economics, University of Chicago

Stuart M. Essig, PhD
Non-Executive Chair, Integra LifeSciences Holdings Corporation
Independent Director
Age: 64
Director since:
July 2017
Committees:
Finance (Chair)
Governance and Corporate Responsibility
Other current public company director service:
+Integra LifeSciences Holdings Corporation (since 1997) (Non-Executive Chair, June 2012–Feb. 2024; since July 2025) (Executive Chair Jan. 2012–June 2012; Feb. 2024–June 2025)
+Piper Sandler Companies (since Feb. 2026)
Former public company director service:
+Orthofix Medical Inc. (2023–2024)
+Owens & Minor, Inc. (2013–2019)
+SeaSpine Holdings Corporation (2015–2023) (Lead Director 2015–2023)
+St. Jude Medical, Inc. (1999–2017)
+Vital Signs, Inc. (1998–2002)
+Zimmer Biomet Holdings, Inc. (2005–2008)

28	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +

Experience
State Street Corporation
+Board Chair (2011–2019)
+Chief Executive Officer (2010–2018)
+President and Chief Operating Officer (2008–2014)
+Executive Vice President and Head of Investor Services Division (2002–2008)
+Vice Chairman and Global Business Experience Head of Investment Servicing and Investment Research and Trading (2006)
Boston Financial Data Services
+President and Chief Executive Officer (1990–2000)
National Financial Data Services
+President and Chief Executive Officer (1988–1990)
Qualifications
+Executive Leadership: Extensive leadership and management experience gained in roles of increasing seniority in the global financial services industry, including as Board Chair and Chief Executive Officer of State Street, during which time he oversaw the servicing of over $35 trillion of assets and the stewardship of over $4 trillion in capital.
+Corporate Governance: Substantial experience with corporate governance gained from public company board experience and as a public company executive leading State Street. Mr. Hooley’s unique background gives him deeper insight into institutional investors’ points of view and ensures those perspectives are incorporated into Board discussions with management.
+Corporate Strategy: Deep experience in developing, executing and overseeing corporate strategy in the global financial services industry. To that end, as Board Chair and Chief Executive Officer of State Street, Mr. Hooley led the organization through a period of global growth and technological transformation and helped it navigate the post-financial crisis of 2008.
+Mr. Hooley also brings significant financial acumen, international business, operations, corporate finance, digital, innovation and R&D, risk oversight and human capital management skills and experience to the Board.
Education
+BS, Marketing, Boston College

Joseph L. (Jay) Hooley
Retired Chief Executive Officer and Board Chair of State Street Corporation
Independent Director
Age: 69
Director since:
July 2025
Committees:
Audit
Governance and Corporate Responsibility
Other current public company director service:
+Exxon Mobil Corporation (since 2020) (Independent Lead Director since 2022)
+Aptiv PLC (since 2020)
Former public company director service:
+State Street Corporation (2009–2019) (Board Chair, 2011–2019)

IDEXX 2026 PROXY STATEMENT	29

+ + + PROPOSAL 01

Experience
IDEXX
+President and Chief Executive Officer (since October 2019)
+Interim President and Chief Executive Officer (June 2019–October 2019)
+Executive Vice President (August 2012–June 2019)
Philips Healthcare, a subsidiary of Royal Philips Electronics (now named Royal Philips)
+Senior Vice President and General Manager, Computed Tomography, Nuclear Medicine and Radiation Therapy Planning (2010–2012)
+Various roles of increasing responsibility (2001–2010)
Agilent Technologies (acquired by Royal Philips Electronics in 2001)
+Executive in Charge, Agilent Healthcare Solutions Group divestiture (2000–2002)
+General Manager, Medical Consumables Business Unit (1997–2000)
Hewlett Packard
+Various roles in finance, marketing and business planning (1988–1996)
Qualifications
+Executive Leadership: Extensive leadership and management experience gained during his time in various roles at IDEXX, including as President and Chief Executive Officer, during which time he has prioritized innovation, built expanded commercial capabilities and scaled our warehouse, distribution and manufacturing capabilities to support continued growth, and as Executive Vice President, where he was responsible for the North American Companion Animal Group Commercial Organization and key elements of the innovation portfolio, including IDEXX VetLab In-house Diagnostics, Diagnostic Imaging, Veterinary Software and Services, Rapid Assay and Telemedicine lines of business.
+Corporate Strategy: Deep experience developing and implementing strategies for continued long-term sustainable growth at IDEXX, including transforming our go-to-market strategy in North America in 2014, significant international commercial expansions, investments in innovation and an emphasis on delivering a differentiated customer experience.
+Innovation and R&D: Substantial experience leading organizations to create innovative, integrated healthcare solutions that improve the standard of care, including at Philips Healthcare and IDEXX; as President and Chief Executive Officer of IDEXX, he has prioritized investment in (and focus on) intelligent innovation, resulting in the introduction of multiple customer-centric products and services that will advance pet healthcare, including IDEXX Cancer Dx™ (a first-of-its-kind diagnostic panel that detects canine lymphoma), IDEXX inVue Dx™ Cellular Analyzer (a slide-free instrument that assesses cells in their natural state) and Vello™ (a pet-owner engagement software solution).
+Mr. Mazelsky also brings significant corporate governance, financial acumen, human capital management, international business, digital, corporate finance (including mergers and acquisitions), operations, sustainability and risk oversight skills and experience to the Board.
Education
+BA, Mathematics, University of Rochester
+MBA, University of Chicago Booth School of Business

Jonathan J. Mazelsky
President and Chief Executive Officer, IDEXX Laboratories, Inc.
Director
Age: 65
Director since:
October 2019
Committees:
None
Other current public company director service:
+Dentsply Sirona Inc. (since May 2023)

30	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +
Class III Director Who Will Be Retiring in May 2026

Experience
Szostak Partners
+Founder, President (since 2004)
Fleet/Boston Financial Group (now Bank of America)
+Board Chair and Chief Executive Officer, Fleet Bank-Rhode Island (2001–2003)
+Corporate Executive Vice President and Chief Human Resources Officer, FleetBoston Financial Group (1998–2004)
+Board Chair, President and Chief Executive Officer, Fleet-Maine (1991–1994)
Qualifications
+Executive Leadership: Substantial executive leadership experience gained from her roles at Fleet/Boston Financial Group, including serving as the Chief Executive Officer of two major bank subsidiaries, as well as through completion of several executive education programs at Harvard Business School.
+Corporate Governance: Extensive experience with corporate governance gained from substantial public company board experience and service as board chair and chief executive officer of two major bank subsidiaries.
+Human Capital Management: Deep experience with human capital management matters, including executive succession planning, which is within the purview of our Governance and Corporate Responsibility Committee, gained from her Chief Executive Officer experience and long history of human resources leadership, including during her tenure as Chief Human Resources Officer at Fleet/Boston Financial Group.
+Ms. Szostak also brings significant financial acumen, corporate strategy, international business, operations, corporate finance and risk oversight skills and experience to the Board.
Education
+BA, Sociology, Colby College

M. Anne Szostak
Retired Executive, Fleet/Boston Financial Group (now Bank of America)
Independent Director
Age: 75
Director since:
July 2012
Committees:
Audit
Governance and Corporate Responsibility (Chair)
Former public company director service:
+Tupperware Brands Corporation (2000–2025)
+Belo Corporation (2004–2013)
+ChoicePoint Corporation (2005–2008)
+SFN Group, Inc. (2005–2011)
+Dr. Pepper Snapple Group, Inc. (2008–2018)

IDEXX 2026 PROXY STATEMENT	31

+ + + PROPOSAL 01
Well-Rounded Board and Overall Board Effectiveness
We believe that having a wide range of backgrounds, skills, experiences and perspectives on our Board helps drive innovation, commercial execution, customer experience and a better understanding of our stakeholders and contributes to overall Board effectiveness. Accordingly, the Governance and Corporate Responsibility Committee actively seeks out highly qualified candidates with a range with different backgrounds, skills, experiences and perspectives to include in the pool of potential Board nominees.
For more information regarding the composition, backgrounds and skills of our Board, refer to the information above beginning on page 2 under “Board Composition, Backgrounds and Skills” and our Directors’ individual biographical information under “Director Nominees and Board Biographies” beginning on page 20.
Board Refreshment and Succession Planning
Our Governance and Corporate Responsibility Committee identifies, reviews and recommends candidates for nomination to our Board in accordance with its charter and our Corporate Governance Guidelines. To select candidates who will contribute to Board effectiveness and the continued fulfillment of our Purpose, our Governance and Corporate Responsibility Committee actively plans for Board succession and refreshment throughout the year:

Strategic and Risk Review
This annual strategic planning process and enterprise risk assessment informs the Governance and Corporate Responsibility Committee’s understanding of the specific skill sets that would contribute to Board effectiveness.

Board Self-Assessment
Governance and Corporate Responsibility Committee uses this rigorous, 360-degree annual assessment to identify any future needs—particularly in light of our long-term strategy, risks, potential Director retirements and the Board’s assessment of the contributions of each individual Director.

Board Composition Review Governance and Corporate Responsibility Committee annually reviews the Board composition and each Director’s skill set.

Recruitment and Nomination Process
Governance and Corporate Responsibility Committee identifies and evaluates potential candidates and recommends nominees to the Board; Board selects nominees for election by shareholders.

Election Shareholders vote on nominees.

Each year, our Governance and Corporate Responsibility Committee leverages insights from the Board’s annual review of our long‑term strategic plan and related enterprise risk assessment to identify the capabilities, skills, backgrounds and experiences it believes would best enable our Board to support our Purpose, including the creation of exceptional long-term shareholder and stakeholder value, in both the present and the future.

32	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +
The Governance and Corporate Responsibility Committee then considers the results of our annual Board self-assessment and evaluates the Board’s composition and each Director’s skill set and contributions to the Board to determine whether our Directors’ current capabilities, skills, backgrounds and experiences align with the long-term needs of our Board.
Based on this review, consideration of overall Board and individual Director tenure, as well as our Director age limit in our Corporate Governance Guidelines—which requires each Director to retire at the next Annual Meeting after their 75th birthday, subject to any Board-approved exception—the Governance and Corporate Responsibility Committee determines whether and when Board refreshment is needed and the capabilities, skills, backgrounds and experiences that candidates should possess.
The Governance and Corporate Responsibility Committee engages in the process described below under “Director Nomination Process” if it is determined that Board refreshment is advisable. Once candidates are recommended to the Board, the Board selects nominees to be voted upon by our shareholders, or if a candidate is recommended to fill a Board vacancy, they may be elected by the vote of a majority of the Directors then in office.
Applying this approach, the Board successfully recruited and elected two new independent Directors, Mr. Joseph L. (Jay) Hooley and Ms. Karen Peacock, to our Board in 2025, each of whom brings unique and highly valuable experiences, skills and perspectives to our Board that we believe will positively contribute to our Board’s overall effectiveness and which demonstrates our commitment to Board refreshment. Each of these Directors brings unique and highly valuable backgrounds, experiences, skills and perspectives to our Board that we believe will positively contribute to our Board’s overall effectiveness.
Director Nomination Process

01	Establish Nominee Criteria
+The Governance and Corporate Responsibility Committee creates a candidate specification that identifies the capabilities, skills, background and experiences of an ideal candidate in light of our Board’s composition, the refreshment and succession planning process described above, our business and strategy and our general criteria for Directors set forth in our Corporate Governance Guidelines.

02	Candidate Search Process
+The Governance and Corporate Responsibility Committee engages in a search process to identify potentially qualified candidates meeting the Director nominee specification. The Governance and Corporate Responsibility Committee solicits and considers recommendations from shareholders, Directors and management and is often assisted by a third-party executive search firm.

03	Candidate Evaluations
+The Governance and Corporate Responsibility Committee evaluates candidates through a review and evaluation of biographical and background information relating to potential candidates, interviews of selected candidates by some or all members of the Board and reference and background checks on selected candidates. Management may also interview selected candidates, and from time to time, one or more third-party firms may assist the Governance and Corporate Responsibility Committee in carrying out these activities.

04	Recommendation to Board
+The Governance and Corporate Responsibility Committee recommends a selected candidate to the Board, and the Board determines whether to nominate the selected candidate to be voted upon by our shareholders or to elect the selected candidate by a vote of majority of the Directors in the case a candidate is recommended to fill a vacancy on the Board.

IDEXX 2026 PROXY STATEMENT	33

+ + + PROPOSAL 01
Director Nominee Criteria and Qualifications
To be considered for nomination to the Board, a candidate must meet the following minimum criteria:
+Reputation for integrity, honesty and adherence to high ethical standards;
+Demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives;
+Willingness and ability to contribute positively to our decision-making process;
+Record of substantial achievement in one or more areas that are relevant to us and a general understanding of the issues facing public companies of a size and operational scope similar to us;
+Commitment to understanding us and our industry and to devoting adequate time and effort to Board responsibilities, including regularly attending and participating in Board and Committee meetings;
+Interest in and understanding of the sometimes conflicting interests of our various constituencies, which include shareholders, employees, customers, government entities, suppliers, creditors and the general public, and willingness to act in the interests of our stakeholders in a manner consistent with applicable fiduciary duties;
+Ability to frame an issue, opinion or idea clearly and succinctly, avoid unnecessary details or tangents, and tie their commentary to relevant decisions, strategies, risks and opportunities; and
+Capacity to serve on our Board and an absence of any conflict of interest, or appearance of a conflict of interest, that would impair the Director’s ability to fulfill the responsibilities of a Director.
Our Governance and Corporate Responsibility Committee and Board also focus on representation of a wide range of backgrounds, skills, experiences and perspectives on our Board and accordingly actively seeks out highly qualified candidates with a range of different backgrounds, skills, experiences and perspectives in the Board nomination process, as described earlier under “Well-Rounded Board and Overall Board Effectiveness.”
In addition, the Governance and Corporate Responsibility Committee evaluates whether potential candidates possess the desired capabilities, skills, attributes and experiences that would best enable our Board to support our business strategy, priorities and Purpose, including the creation of exceptional long-term shareholder value, in both the present and the future, as described earlier under “Board Refreshment and Succession Planning,” and whether the candidates meet the other applicable requirements under our Corporate Governance Guidelines, including the Director independence requirements described under “Director Independence” on page 41 and the maximum number of outside directorships generally permitted for our Directors as described under “Director Overboarding Policy” on page 40.
Shareholder Recommendation and Nomination of Directors
Shareholders who want to recommend a candidate for Director should submit the name of the candidate to our Executive Vice President, General Counsel and Corporate Secretary at our principal executive offices, together with biographical information and background material sufficient for the Governance and Corporate Responsibility Committee to evaluate the recommended candidate based on its selection criteria, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance and Corporate Responsibility Committee will apply the same selection criteria, and follow substantially the same process, in considering each qualifying shareholder recommendation as it does in considering other prospective Director nominees. If the Board determines to nominate a shareholder-recommended candidate and recommends their election, then their name will be included on the proxy card for our next Annual Meeting.

34	IDEXX 2026 PROXY STATEMENT

PROPOSAL 01 + + +
Shareholders also have the right under our Amended and Restated By-Laws to nominate Director candidates directly, without any action or recommendation on the part of the Governance and Corporate Responsibility Committee or the Board, by following the procedures described under “Proposals Submitted Outside of Rule 14a-8” beginning on page 144.
Majority Voting and Director Resignation
Our Amended and Restated By-Laws provide that, in an uncontested election of Directors, a nominee who does not receive at least a majority of votes cast with respect to their election will not be elected.
Pursuant to our Director Resignation Policy included in our Corporate Governance Guidelines, a Director who is not re-elected is expected to promptly tender their resignation, and the Governance and Corporate Responsibility Committee must make a recommendation to the Board as to whether to accept the resignation. Following the Governance and Corporate Responsibility Committee’s recommendation, the Board must determine whether or not to accept that Director’s resignation, considering any factors it deems relevant. The Board must act on the recommendation of the Governance and Corporate Responsibility Committee within 90 days of the certification of the shareholder vote.

IDEXX 2026 PROXY STATEMENT	35

Corporate Governance
Our Corporate Governance Framework
We are proud of our commitment to sound corporate governance and high ethical standards, and we believe that this commitment has contributed to our success in building long-term value for our shareholders and other stakeholders by:
+Strengthening Board and management accountability and effectiveness;
+Promoting alignment with the long-term interests of our shareholders and other stakeholders; and
+Helping to maintain our shareholders’ and other stakeholders’ trust in IDEXX.
Our corporate governance framework includes our corporate governance policies and practices and provides the structure that enables our Board to provide effective oversight and counsel for IDEXX.

Visit the Corporate Governance section of our website (www.idexx.com) to learn more about, and access copies of, our corporate documents and corporate governance policies, including our:
+Corporate Governance Guidelines
+Code of Ethics
+Amended and Restated Certificate of Incorporation
+Amended and Restated By-Laws
+Board Committee Charters
Hard copies of these documents are available on request by contacting our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092.
Information on our website does not constitute part of this Proxy Statement.

36	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Notable Corporate Governance Highlights
Our Board has implemented and maintains strong corporate governance policies and practices, and it regularly reviews these policies and practices in light of the evolving landscape to identify and implement best practices for IDEXX that it believes will enable us to fulfill our Purpose and support the creation of exceptional long-term value. We believe that our strong governance policies and practices summarized below and the Board’s effective stewardship have enabled us to achieve strong long-term financial performance relative to our peers and the S&P 500 Index.

Board Independence

+Independent Non-Executive Board Chair (an independent Lead Director following our 2026 Annual Meeting)
+Fully independent Board except for our CEO (except for our CEO and Executive Chair following the 2026 Annual Meeting)
+Fully independent Audit, Compensation and Talent, Finance and Governance and Corporate Responsibility Committees
+Executive sessions of independent Directors generally held at each regularly scheduled Board meeting

Board Effectiveness

+Commitment to Board refreshment
+Robust Director nominee selection process aligned with our long-term, strategic needs
+Focus on representation of a wide range of backgrounds, skills, experiences and perspectives on the Board
+Rigorous annual, 360-degree self-assessments of the Board, its Committees, the independent Board Chair and each Director
+Continuing education opportunities available for Directors on an ongoing basis
+Robust and tailored onboarding program for new Directors
+Director retirement at the next Annual Meeting after 75th birthday, subject to any approved exception

Strategy, Risk Management and Succession Planning

+Annual corporate strategy review by the Board
+Risk management oversight by the Board and its Committees
+Audit Committee oversight of cybersecurity risk management
+Board oversight of overall strategy and management of material environmental, social and governance risks and opportunities
+Active Board participation in and oversight of CEO and executive officer succession planning, including the previously announced planned CEO transition taking place in May 2026

IDEXX 2026 PROXY STATEMENT	37

+ + + CORPORATE GOVERNANCE

Further Best Practices

+Majority vote standard in uncontested Director elections
+Proxy access rights
+Majority vote standard to amend our organizational documents
+No shareholder rights plan (poison pill)
+Robust stock ownership and retention guidelines for Directors and senior executives
+Prohibition of pledging, hedging and short sales of stock
+Clawback policy that complies with and exceeds applicable Nasdaq and SEC requirements

Board of Directors and Its Oversight of IDEXX
Our Board currently has eleven members. The Board meets throughout the year on a set schedule, and it also holds special meetings and acts by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its four standing Committees: the Audit Committee, the Compensation and Talent Committee, the Governance and Corporate Responsibility Committee and the Finance Committee. For more information regarding the Board Committees, refer to the discussion under “Board Committees” beginning on page 52.
The Board is responsible for monitoring the overall performance of IDEXX. Among other things, the Board, directly and through its Committees:
+Oversees our long-term strategy for creating enduring growth and value creation;
+Reviews and approves our key financial and other objectives, the annual budget and other significant actions and transactions;
+Oversees our processes for maintaining the integrity of our financial statements and other public disclosures and our compliance with the law and high ethical standards;
+Oversees the prudent management of risk, including cybersecurity risk management;
+Oversees plans for CEO succession and reviews management’s succession planning for other key executive officers;
+Oversees our executive compensation program, policies and practices;
+Reviews the performance of the CEO, determines the CEO’s compensation and reviews and approves the CEO’s compensation recommendations for our other executive officers, making changes when deemed appropriate;
+Monitors shareholder engagement and communications; and
+Oversees our overall corporate responsibility strategy and management of material environmental, social and governance risks and opportunities.
In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board does not manage the day-to-day operations of IDEXX.

38	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Planned CEO Transition
As previously disclosed in a Form 8-K filed on January 13, 2026, Mr. Mazelsky announced his intent to retire from all of his positions at IDEXX, including our Board, as of the conclusion of the 2027 Annual Meeting of Shareholders. In light of Mr. Mazelsky’s planned retirement, the Board approved a CEO transition plan under which Mr. Mazelsky will step down as President and CEO effective upon the adjournment of the 2026 Annual Meeting on May 12, 2026, and Michael G. Erickson, PhD, will assume the role of President and CEO. At the Board’s request, Mr. Mazelsky will serve as Executive Chair for a one-year period until his retirement in May 2027. In his capacity as Executive Chair, Mr. Mazelsky’s primary focus will be to facilitate a smooth and seamless CEO transition and provide support, advice, and mentorship to Dr. Erickson.
This planned CEO transition is the culmination of an orderly, robust and multi-year succession planning process overseen by the Board, which included the thoughtful and strategic investment in the development of our senior executives to prepare them for executive leadership roles of greater responsibility. Development plans for our senior executives included, among other things, carefully planned portfolio changes and expansions, executive education and mentoring and meetings with important external stakeholders, such as investors and customers. The Board regularly monitored individual performance and progress against development plan milestones and met multiple times with senior management team members with potential to be internal CEO candidates. The Board also identified the specific experiences, qualifications, attributes and skills they determined to be necessary and advisable for an individual to effectively serve as our President and CEO and create long-term value for our shareholders and other stakeholders. In addition to the development of internal talent, the Board conducted a market check to consider external candidates but concluded that selecting an internal candidate would be in the Company’s best interests. The Board received assistance throughout the process from a leading independent global organizational consulting firm.
The Board ultimately identified Dr. Erickson as the right candidate to succeed Mr. Mazelsky as our President and CEO. The Board unanimously selected Dr. Erickson based on his proven 14-year track record of management, operational and innovation successes at IDEXX, deep and broad understanding of our business and the veterinary diagnostics industry, gained from having served in senior leadership positions across many key portions of our business (including diagnostics, software, strategy and corporate accounts), strategic vision for continued long-term, sustainable growth at IDEXX and nearly two decades of leadership experience and significant healthcare technology and innovation expertise.
The Board believes this thorough CEO succession process reflects the strength and rigor of its focus on, and oversight of, CEO and executive succession planning. Moreover, the Board is highly confident that Dr. Erickson is uniquely well-situated to lead IDEXX forward and continue advancing our innovation-driven strategy to create long-term value for our shareholders and other stakeholders.
Board Meetings and Attendance
Directors are responsible for attending Board and Committee meetings and for devoting the time needed to discharge their responsibilities properly. The Board held seven meetings in 2025, and the Committees held a total of twenty-two meetings in 2025.
Each of our Directors attended at least 75% of the meetings of the Board and each Committee on which they served in 2025.
We schedule Board and Committee meetings to coincide with the Annual Meeting, and Directors are expected to attend the 2026 Annual Meeting. Last year, all of our Directors then serving attended our 2025 Annual Meeting.

IDEXX 2026 PROXY STATEMENT	39

+ + + CORPORATE GOVERNANCE
Director Overboarding Policy
To help ensure that Directors have sufficient time to fulfill their duties as a director, the Board has adopted an overboarding policy contained in our Corporate Governance Guidelines. The overboarding policy provides that, unless an exception has been granted by the Board upon recommendation of the Governance and Corporate Responsibility Committee:
+Directors cannot serve on more than three other public company boards;
+Audit Committee members cannot serve on more than two other public company audit committees or, if an Audit Committee member is a retired certified public accountant, chief financial officer or controller, or is a retired executive with similar experience, then they cannot serve on more than three other public company audit committees; and
+Directors who are CEOs of public companies cannot serve on more than two other public company boards (including the board of their employer).
Directors are expected to inform the General Counsel of any public company directorship or public company board chair position that they are considering prior to being nominating for or accepting that directorship or board chair position to confirm, among other things, that acceptance of the directorship or board chair position would not result in a violation of the overboarding policy.
The Governance and Corporate Responsibility Committee monitors compliance with the overboarding policy at least annually and as appropriate from time to time throughout the year. Each of our Directors is in compliance with the overboarding policy.
New Director Orientation and Onboarding
We have a robust new Director orientation and onboarding program, including committee orientation and onboarding as applicable, that enables new members of the Board to quickly become active and effective Board members and make contributions to the Board at the start of their service. Our orientation and onboarding includes individual meetings with members of the Board, senior management and external advisors, as well as facility tours and optional attendance at certain industry trade shows. The orientation and onboarding process is designed to provide new Directors with comprehensive information about, among other things, our business, strategy, capital structure, financial performance, industry landscape and risk oversight, as well as the policies, procedures and responsibilities of the Board and its Committees. The orientation and onboarding program is based on the skills, experience and background of each new Director. The Governance and Corporate Responsibility Committee is responsible for overseeing the orientation program and our General Counsel and Corporate Secretary is responsible for administering the program and reporting to the Governance and Corporate Responsibility Committee regarding the status of the orientation process as to each new Director.
Director Education
To maintain and enhance the effectiveness of the Board, the Board supports the continuing education by each Director on an ongoing basis regarding director duties and responsibilities, including with respect to corporate governance; legal, regulatory and accounting developments; shareholder engagement; and other topics relevant to the oversight of our business. We reimburse Directors for reasonable expenses incurred in connection with continuing education, provide memberships and subscriptions to various relevant organizations and periodicals and regularly make information available to all Directors regarding external director education programs. The Board and Committees also regularly review developments in corporate governance to continue enhancing Board effectiveness. In addition, third-party experts and advisors, including financial, accounting and legal advisors, provide presentations to the Board and Committees from time to time on salient topics relevant to the oversight of our business.

40	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Director Independence
Under our Corporate Governance Guidelines, at least a majority of our Directors must be “independent” as defined by Nasdaq rules. The Finance Committee’s charter requires that at least a majority of its members be independent, and each other Committee’s charter requires all of its members to be independent. Audit Committee and Compensation and Talent Committee members must satisfy additional independence criteria, as follows:
+Under the Audit Committee charter, each Audit Committee member must also satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (Exchange Act); and
+Under the Compensation and Talent Committee charter, each Compensation and Talent Committee member must also satisfy the heightened independence standard described in Nasdaq Rule 5605(d)(2)(A) and qualify as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.
The Board, in consultation with the Governance and Corporate Responsibility Committee, determines the independence of each Director. The Board has determined that:
+Each of the current Directors other than Mr. Mazelsky, our President and CEO (and Dr. Erickson when he joins the Board in May 2026), is independent under Nasdaq rules and Asha S. Collins, PhD, was independent under Nasdaq rules during the time that she served as a Director;
+Each Audit Committee member also satisfies the independence criteria of Rule 10A-3(b)(1) under the Exchange Act; and
+Each Compensation and Talent Committee member also satisfies the heightened independence criteria under Nasdaq rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.
In determining Mr. Samad’s independence, the Board and Governance and Corporate Responsibility Committee each considered Mr. Samad’s position, since July 2022, as Executive Vice President and Chief Financial Officer of Quest Diagnostics Incorporated, which provides certain remote route freight services to IDEXX, which we refer to as the Quest Transactions. The Board and Governance and Corporate Responsibility Committee each considered several factors, including the following:
+IDEXX’s relationship with Quest predates Mr. Samad joining the Board;
+Mr. Samad did not participate in the negotiation of the terms of the Quest Transactions;
+Quest’s services were provided on arm’s length terms and conditions and in the ordinary course of business; and
+The services provided by Quest to IDEXX are routine and limited in scope (IDEXX paid Quest approximately $1.0 million in 2023, $0.9 million in 2024 and $0.8 million in 2025).
Considering these and other factors, the Board and Governance and Corporate Responsibility Committee each concluded that the Quest Transactions would not affect Mr. Samad’s independence.
Board Structure
Our Board currently is divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of Directors. Each class is elected to serve a three-year term. We believe that our current board structure has supported favorable long-term value creation and returns for our shareholders by facilitating investments in our business and innovation agenda with a long-term focus. In addition, the current structure has helped to foster stability and continuity on our Board, enabling our Directors to develop substantial knowledge of our business and industry to effectively oversee our long-term strategy.

IDEXX 2026 PROXY STATEMENT	41

+ + + CORPORATE GOVERNANCE
As part of our continuous evaluation of our corporate governance practices, our Board regularly assesses the advisability of our current Board structure and whether it remains in the best interests of IDEXX and its shareholders in light of relevant facts and circumstances. As part of this assessment the Board also considers its shareholders’ views and perspectives. In our proxy statement for our 2025 Annual Meeting of Shareholders, we included a non-binding shareholder proposal requesting the declassification of our Board and our Board made no voting recommendation on this proposal to provide an opportunity for shareholders to express their views on the topic without being influenced by the Board. This non-binding proposal received significant shareholder support.
During the Board’s review of the continued advisability of the current classified board structure, the Board considered the high level of support for the shareholder proposal and subsequent shareholder input and assessed how to most effectively respond to this shareholder feedback. Based on this review and assessment, the Board has determined it is in the best interests of IDEXX and its shareholders to declassify the Board over a three-year period beginning at our 2027 Annual Meeting of Shareholders, culminating in elimination of the classified structure as of the 2029 Annual Meeting of Shareholders. Accordingly, the Board has submitted to shareholders proposed amendments to our Certificate of Incorporation to implement this phased-in declassification. For more information regarding the proposal, refer to “Proposal Four—Amend Certificate of Incorporation to Declassify the Board” beginning on page 132.
Board Leadership Structure
The Board believes one of its most important responsibilities is to determine the appropriate leadership structure for the Board at a given time that best enables it to provide effective, independent oversight of management and support long-term value creation for IDEXX and our stakeholders, considering the specific characteristics and circumstances of IDEXX at that time.
Accordingly, the Board does not have a predetermined policy as to whether or not the roles of the Board Chair and CEO should be combined or separate or whether the Board Chair should be independent. Instead, the Board takes a flexible approach, enabling it to adapt its leadership structure to best meet the needs of the Board, IDEXX and our shareholders and other stakeholders as characteristics and circumstances of IDEXX change.
Each year, the Board, through the Governance and Corporate Responsibility Committee, assesses the Board’s leadership structure, including whether the roles of Board Chair and CEO should be combined or separate and what leadership structure is appropriate given the specific characteristics and circumstances of IDEXX at that time. The Board also, as appropriate, assesses Board Chair and CEO succession and transition planning considerations in determining the appropriate leadership structure of the Board.
Mr. Kingsley has led our Board as our Independent Non-Executive Board Chair since November 2019. In connection with the planned CEO transition our Board approved in January 2026, it reassessed its leadership structure. Based on this review, and upon the recommendation of the Governance and Corporate Responsibility Committee, the Board determined that maintaining the separation of the Board Chair and CEO roles—while appointing Mr. Mazelsky as the Executive Chair of the Board and Mr. Kingsley as independent Lead Director, effective immediately following the 2026 Annual Meeting—would best serve the needs to the Board, IDEXX, our shareholders and other stakeholders in connection with the planned CEO transition. Specifically:
+The Board believes Mr. Mazelsky’s appointment as Executive Chair until his May 2027 retirement will support a smooth and seamless CEO transition given his strong performance as our CEO since 2019, deep familiarity with IDEXX, our customers, operations and strategy and extensive knowledge of our industry.
+The independent Directors on our Board appointed Mr. Kingsley to serve as independent Lead Director, consistent with the requirements of our Corporate Governance Guidelines, in light of the fact that Mr. Mazelsky will not be an independent Director while serving as Executive Chair. In appointing Mr. Kingsley to the role of independent Lead Director, the independent Directors of our Board considered his strong performance as our Independent Non-Executive Board Chair since 2019 and as our independent Lead Director from May 2018 to November 2019.

42	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
The Executive Board Chair and the independent Lead Director will have the following non-exhaustive list of duties and responsibilities:

Executive Chair

+Supports and assists the CEO
+Provides strategic guidance and advice to the CEO
+Mentors the CEO to foster growth and development
+Consults with the CEO and Lead Director in development of meeting agendas
+Coordinates with the Lead Director periodic Board review of and input regarding our strategic plan and significant strategy decisions

+Supports the Governance and Corporate Responsibility Committee’s oversight of CEO succession planning
+Performs services and provides support for the Board or IDEXX as requested by the Board from time to time
+Makes oneself available for consultation and direct communication with major shareholders in consultation and coordination with the CEO and management

Independent Lead Director

+Provides leadership to the Board
+Mentors, supports and advises the CEO
+Presides over Board meetings and executive sessions of Directors and independent Directors
+Serves as a liaison between the Directors and the Executive Chair and the CEO
+Calls special meetings of the independent Directors
+Coordinates and facilitates feedback and communications from the Board to senior management as necessary or advisable
+Establishes annual schedule of Board meetings and meeting agendas with the Executive Chair and CEO
+Coordinates feedback from the Board to the CEO
+Supports the annual Board self-assessment process as requested by the Governance and Corporate Responsibility Committee

+Supports the recruitment, selection and orientation of new Board members
+Coordinates with the Executive Chair periodic Board review of, and input regarding, our strategic plan and significant strategy decisions
+Retains external advisors on behalf of the Board as necessary or advisable
+Supports the Board committee membership assignment process and selection of Board committee chairs through consultation with the Governance and Corporate Responsibility Committee
+Makes oneself available for consultation and direct communication with major shareholders in consultation and coordination with the Executive Chair, CEO and management

IDEXX 2026 PROXY STATEMENT	43

+ + + CORPORATE GOVERNANCE
Our Independent Non-Executive Board Chair, as applicable, has the following duties and responsibilities:

Independent Non-Executive Board Chair

+Presides over all Board meetings, executive sessions of independent and/or non-employee Directors and shareholder meetings
+Provides leadership to the Board by maintaining regular communication with, and facilitating communications among, the Directors
+Serves as a member of the Governance and Corporate Responsibility Committee and such other Committees as may be assigned
+Provides mentorship, support and advice to the CEO and briefs the CEO on issues and concerns raised during executive sessions of independent Directors
+Serves as the principal liaison between the Board and the CEO

+Works with the CEO in preparing the agenda for each Board meeting and liaises with Directors concerning Board agendas and materials
+Consults with and advises the CEO on matters relating to corporate governance and Board functions
+Coordinates Board review of, and input regarding, the strategic plan and other significant corporate strategy decisions
+Supports the Governance and Corporate Responsibility Committee’s oversight of succession planning for the CEO
+Works with the General Counsel to monitor communications from shareholders and other stakeholders

44	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Annual Board Self-Assessment
Our Board believes that a rigorous annual review of its performance is essential to its effectiveness.
To that end, each year, the Governance and Corporate Responsibility Committee determines the format and approach for, and conducts, an annual, 360-degree Board self-assessment. This self-assessment involves evaluating the performance of the Board, its Committees, the Board Chair (if not the CEO), the Lead Director (if any) and each Director and helps identify ways to enhance their effectiveness.
The annual self-assessment process is conducted during the second half of each calendar year, and the following summarizes the overall process:

01	Collection of Input	+Questionnaires distributed and individual interviews conducted with Directors and selected executive officers.

02	Review of Input	+Results reviewed and shared with Non-Executive Board Chair and Committee-specific results reviewed and shared with each Committee Chair.

03	Committee-Level Evaluation
+Governance and Corporate Responsibility Committee evaluates process, discusses results and determines proposed Board-level follow-up actions.
+Committees discuss Committee-specific results and determine Committee-specific follow-up actions.

04	Board-Level Evaluation	+Results and Committee-specific follow-up actions reported to Board. +Board discusses results and proposed Board-level follow-up actions and determines Board-level follow-up actions.

05	Monitoring and Implementation	+Board and Committees monitor progress of any agreed upon actions.

The information gathered through this process has informed Board and Committee meeting agenda topics, revisions to Committee charters and the Corporate Governance Guidelines, enhancements to our continuing education program for our Directors and the Governance and Corporate Responsibility Committee’s active planning for Board succession and refreshment throughout the year.

IDEXX 2026 PROXY STATEMENT	45

+ + + CORPORATE GOVERNANCE
Board’s Oversight of Our Strategy
Management annually presents IDEXX’s long-term business and financial strategic plan to the Board for review, discussion and approval. The plan identifies and assesses the strengths, weaknesses, opportunities and threats to the continuing creation of enduring growth and long-term stakeholder value, and management’s presentation to the Board includes overviews of business and industry trends, historical financial performance, assessments of opportunities for long-term growth and margin expansion and projected long-term financial performance.
This annual corporate strategy review is accompanied by a presentation on the results of management’s annual enterprise risk assessment (including an analysis of strategic risks), as described below under “Board’s Role in Risk Management Oversight” beginning on page 47. The Board acts as a strategic partner in this process, offering insight and additional perspectives and challenging management’s plan as it deems appropriate.
In addition to this annual corporate strategy review, the Board is involved in strategic planning and review throughout the year:
+Management regularly presents information to the Board regarding IDEXX’s various business segments, their industries and strategic priorities, as well as trends expected to pose significant risks or strategic opportunities for IDEXX.
+The Board annually reviews and approves our key financial and other objectives and budget.
+Management regularly presents its capital allocation and deployment plans to the Finance Committee and the Board for review and discussion, and the Board (or the appropriate Committee) approves specific significant actions and transactions that it believes will create long-term value for our shareholders and other stakeholders, including through capital and operating expenditures or strategic acquisitions that support future innovation or growth, as well as share repurchases that return cash to our shareholders.

46	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Board’s Role in Risk Management Oversight
Management is responsible for our enterprise risk assessment and risk management on a day-to-day basis. The Board oversees our risk management activities directly and through its Committees, including by discussing with management the policies and practices used in assessing and managing risks and providing input on those policies and practices.
In general, the Board oversees risk management activities relating to business strategy, acquisitions, capital allocation and structure, cybersecurity, legal, compensation, compliance and regulatory risk and operational risks that are most relevant to our business. The Board also oversees our overall strategy and management of material environmental, social and governance risks and opportunities as described below under “Board’s Oversight of Corporate Responsibility and Environmental, Social and Governance Matters” beginning on page 49.

The Audit Committee oversees risk management activities relating to accounting, auditing, internal controls, information system controls, Code of Ethics compliance monitoring, cybersecurity and insurance and tax matters.

The Compensation and Talent Committee
oversees risk management activities relating to our compensation policies and practices, organizational risk and human capital and talent matters, including non-CEO executive officer succession.

The Governance
and Corporate Responsibility Committee oversees risk management activities relating to Board composition, function and succession, other corporate governance matters, CEO and Board leadership succession and corporate responsibility, environmental and social matters.
The Finance Committee oversees risk management activities relating to capital allocation and structure, investment policy, hedging activities and financial instruments.

Each Committee reports to the full Board on a regular basis, including with respect to its risk management oversight activities as appropriate.

We conduct an annual enterprise risk assessment as part of our annual strategic planning process. The risk assessment process involves identification and assessment by senior line-of-business and functional leaders of the particular risks relevant to their lines of business and functional areas (including legal, compliance and regulatory risks; cybersecurity risks; and environmental, social and governance-related risks and opportunities), the materiality of those risks, our risk tolerances and our plans to mitigate the risks to the extent prudent and feasible. The identified risks are ranked based on probability of occurrence and severity of impact and maturity of related controls. Management shares the result of this annual risk assessment with the full Board in conjunction with the Board’s annual review and discussion of our long-term business and financial strategic plan described earlier under “Board’s Oversight of Our Strategy” on page 46.

IDEXX 2026 PROXY STATEMENT	47

+ + + CORPORATE GOVERNANCE
Management also reviews specific risk areas, such as cybersecurity risk, on a regular basis with the Board or the relevant Committee. In addition, certain other risks and related mitigation plans are reviewed throughout the year either by the Board or its Committees as part of normal business discussions.
The Audit Committee reviews links between the critical risk findings, management preparedness or plans to address those risks and the internal audit department’s tests of those plans. The Audit Committee seeks to ensure that our internal audit department can perform its function by reviewing the charter, plans, activities, staffing and organizational structure of the internal audit department, and approving the appointment, replacement, reassignment or dismissal of the Chief Audit Executive. The Chief Audit Executive reports directly to the Audit Committee—and administratively to the Chief Financial Officer—and the Audit Committee provides an open channel of communication between internal audit and the Board. The Audit Committee also meets independently with our internal auditors, independent auditors and management.
Board’s Oversight of Cybersecurity Risk Management
Like other companies, we currently inhabit an environment of increasing global cybersecurity vulnerabilities and threats. We aim to effectively assess, identify and manage material risks from these cybersecurity threats through our cybersecurity risk management program.
Our cybersecurity risk management program includes processes that incorporate and utilize certain principles from the National Institute of Standards and Technology Cybersecurity Framework and the Center for Internet Security—Top 18 Critical Security Controls—Control Level Framework. The program aims to protect and preserve the security, availability, integrity, confidentiality and privacy of our information systems and information residing on those systems and includes controls and procedures for the prevention, identification, containment and remediation of cybersecurity threats through the use of various technologies, tools, policies, standards and practices. For more information about the features of this program and management’s role, refer to the discussion under “Item 1C. Cybersecurity” in our Annual Report on Form 10-K filed with the SEC on February 20, 2026.
Our Board has delegated responsibility for overseeing our cybersecurity risk management program to the Audit Committee. In accordance with the Audit Committee’s charter, the Audit Committee at least annually reviews and discusses with management, including the Chief Information Security Officer (CISO), our processes, policies, procedures and protocols related to cybersecurity and information security. In addition, the Audit Committee regularly reviews and discusses with management, including the CISO, cybersecurity program assessments and audits, planned improvements and the status of any information security initiatives, as well as risks from cybersecurity threats pertinent to us and any previous cybersecurity incidents experienced by us, including any material impact or reasonably likely material impact on IDEXX, our business strategy, results of operations or financial condition. The Audit Committee provides reports to the Board at each regularly scheduled Board meeting of the matters it has recently addressed, including relating to the oversight of our cybersecurity risk management, and the full Board may participate, as warranted, in the Audit Committee’s sessions on cybersecurity risk management. Outside advisors also may meet from time to time with the Audit Committee or Board, as warranted, to review and discuss cybersecurity matters.
Board’s Oversight of AI
We have built, and expect to continue to build, AI into many of our product and service offerings, and we expect this to continue to expand. We also seek to effectively use AI in our operations to, among other things, improve innovation, efficiency and productivity, and customer experience. The AI landscape continues to evolve rapidly, and we strive to develop and use AI responsibly and in compliance with law, including through implementing strong governance processes. We have adopted a management-level governance framework designed to monitor, oversee and mitigate enterprise-level risks related to generative AI, including adoption of a generative AI use policy applicable to all of our personnel intended to promote responsible and ethical use, protect our intellectual property and confidential information, comply with applicable data privacy obligations, communicate best practices and implement processes for the review of suppliers providing or using generative AI functionality.

48	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Our full Board is responsible for overseeing strategy and management of material risks and opportunities related to emerging and developing technologies, including AI. Management updates and reviews with the Board our AI-related strategies and governance processes and practices from time to time, and the Board is apprised of AI-related risks as part of our annual enterprise risk assessment and at other times throughout the year as warranted. In addition, third-party experts and advisors present to our Board periodically on relevant AI-related developments, practices and trends. We also make resources about AI available to our Board, including through memberships and subscriptions to various relevant organizations and periodicals.
Board’s Oversight of Legal and Ethical Conduct
The Audit Committee oversees our Code of Ethics compliance monitoring, and the full Board exercises oversight of our compliance program for legal and ethical conduct.
The General Counsel regularly updates the Audit Committee of any ethical concerns raised through the IDEXX Ethics Hotline, which is hosted by an independent third party. The IDEXX Ethics Hotline allows for both confidential and anonymous reporting, subject to local legal restrictions. The General Counsel also evaluates the treatment of potential or actual violations of our Code of Ethics in accordance with our applicable policies and procedures, and generates an annual benchmarking report, which the Audit Committee receives. The Audit Committee briefs the full Board on these matters. In addition, the General Counsel and Chief Compliance Officer (who reports to the General Counsel) annually provide the full Board with an update on our corporate compliance program, including our Code of Ethics and data privacy, anti-bribery and corruption, and trade sanctions compliance programs.
Board’s Oversight of Corporate Responsibility and Environmental, Social and Governance Matters
Our Head of Global Corporate Responsibility, who reports directly to our Chief Human Resources Officer, oversees our corporate responsibility program and is responsible for advancing our priorities, working in collaboration with a cross-functional Corporate Responsibility Executive Committee, the Environmental Sustainability Steering Committee and a number of key working groups.
Our management-level Corporate Responsibility Executive Committee, which includes, among other executive officers, our Chief Executive Officer, Chief Financial Officer, General Counsel and Chief Human Resources Officer, provides overall strategic guidance and reviews progress related to our corporate responsibility goals on a regular basis.
Environmental sustainability is directly overseen at the management level by our Environmental Sustainability Steering Committee, which is comprised of representatives from Operations, Supply Chain, Human Resources, Legal, R&D and key business functions.
In addition, representatives from various functions, including Corporate Responsibility, Operations, Supply Chain, Human Resources, Legal, Finance, Investor Relations and Corporate Communications participate in key working groups to manage and implement our corporate responsibility initiatives and engage with external stakeholders, as appropriate. Members of this cross‑functional team periodically engage with external stakeholders, including shareholders, on IDEXX’s corporate responsibility and environmental, social and governance initiatives and disclosures.

IDEXX 2026 PROXY STATEMENT	49

+ + + CORPORATE GOVERNANCE
Our full Board oversees our overall strategy and management of material environmental, social and governance risks and opportunities with the support of its Committees as indicated in the following table:

Audit Committee
Reviews controls and procedures, including third-party assurance or verification, for disclosures relating to environmental, social and governance matters.
Reviews disclosures in Annual Reports on Form 10-K and other periodic reports.

Compensation and Talent Committee
Oversees key human capital and talent strategies, policies, programs, practices and risks and opportunities, including relating to employee engagement, talent recruitment, inclusion and equal opportunity for all based on merit, development and retention and health and wellness.
Reviews executive compensation and human capital disclosures in proxy statements and Annual Reports on Form 10-K.

Governance and Corporate Responsibility Committee
Oversees environmental and social matters—other than human capital and talent—such as:
+Climate change and environmental sustainability;
+Supply chain and human rights;
+Community and government relations; and
+Charitable and political contributions.
Reviews significant environmental, social and governance disclosures not addressed by other Committees.

Our senior management regularly reviews our material environmental, social and governance activities and practices, as well as related disclosures, with the Board and the Committees, including as part of the Board’s review of the results of our annual enterprise risk assessment.
Talent Management and CEO and Executive Succession Planning
Executive succession planning and talent development are an integral part of our long-term strategy for sustained shareholder value creation. The Governance and Corporate Responsibility Committee is responsible for at least annually reviewing succession plans for the CEO. The Governance and Corporate Responsibility Committee was responsible for at least annually reviewing succession plans for our other executive officers until the Board assigned this responsibility to the Compensation and Talent Committee in December 2025. With support of these annual reviews, the full Board is ultimately responsible for ensuring the existence of appropriate succession plans for our CEO and other executive officers.
The CEO is responsible for preparing an annual report to the Board regarding CEO succession planning, and as part of that annual report, our CEO provides his evaluations and recommendation of potential future candidates for the position of CEO, including possible timing. In addition, the Board, both directly and through the Governance and Corporate Responsibility Committee historically, and now the Compensation and Talent Committee, reviews plans for identifying and developing potential future candidates for other senior leadership roles. Board members also interact with many of these candidates in formal and informal settings during the year. For a discussion of the succession planning process used in connection with our previously announced planned CEO transition, refer to “Planned CEO Transition” on page 39.

50	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Promoting Inclusion and Equal Opportunity
We promote a culture of inclusion and equal opportunity based on merit that values the different skills, experiences and backgrounds that each employee brings in pursuit of our Purpose. We believe that inclusion and equal opportunity helps drive both innovation and a better understanding of our increasingly global customer base aligned with long-term value creation. Our policies and practices, including those in the following list, encourage and advance this culture:
+We employ inclusive recruitment practices to source highly qualified candidates and provide equal opportunities, regardless of race, sex, gender, religion, national origin or any other characteristic protected by law;
+Our policies strictly prohibit any form of employment discrimination;
+We maintain a merit‑based environment where opportunities for growth, development, and advancement are determined by demonstrated performance, capability, and contribution;
+We encourage and promote an inclusive culture, including through executive sponsorship of employee-led communities that are open to, and support, all employees;
+We are focused on enabling managers, teams and employees to identify the most effective work arrangements to accomplish their goals; and
+We regularly conduct company-wide employee surveys through a third party to collect employee input on our culture, their experiences and workplace conditions.
Our Compensation and Talent Committee periodically reviews our key human capital and talent strategies, policies, programs, practices, risks and opportunities, including our efforts to promote inclusion and equal opportunity in a manner aligned with our business strategy and designed to deliver value to our shareholders and other stakeholders.

IDEXX 2026 PROXY STATEMENT	51

+ + + CORPORATE GOVERNANCE
Board Committees
The Board has established four standing committees—an Audit Committee, a Compensation and Talent Committee, a Governance and Corporate Responsibility Committee and a Finance Committee—each of which is described briefly below. Each Committee is composed entirely of independent Directors as determined under Nasdaq rules and acts pursuant to a written charter that is approved by the Board and reviewed annually by the applicable Committee, the Governance and Corporate Responsibility Committee and the Board. Current copies of each Committee’s charter can be accessed on the Corporate Governance section of our website (www.idexx.com) or by contacting our Corporate Secretary at IDEXX’s principal executive offices.
Members of the Committees, as of March 27, 2026, are named below:

Board Member	Audit	Compensation and Talent	Governance and Corporate Responsibility	Finance

Irene Chang Britt(1)	●	+
Bruce L. Claflin(1)	●	●
Stuart M. Essig, PhD			●	+
Joseph L. (Jay) Hooley(1)(2)	●		●
Daniel M. Junius(1)	+			●
Lawrence D. Kingsley(3)		●	●
Jonathan J. Mazelsky
Karen Peacock(4)		●		●
Sam Samad(1)	●	●
M. Anne Szostak(1)	●		+
Sophie V. Vandebroek, PhD			●	●

+	Chair	●	Member
1.Audit Committee Financial Expert as defined under SEC rules.
2.Mr. Hooley joined as a member of the Audit Committee and a member of the Governance and Corporate Responsibility Committee in July 2025 in connection with his election to the Board.
3.Independent Non-Executive Board Chair.
4.Ms. Peacock joined as a member of the Compensation and Talent Committee and a member of the Finance Committee in October 2025 in connection with her election to the Board.

52	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +

Audit Committee Members +Mr. Junius (Chair) +Ms. Chang Britt +Mr. Claflin +Mr. Hooley +Mr. Samad +Ms. Szostak Meetings held in 2025: 9
Key Committee Responsibilities
The Audit Committee oversees accounting; internal control over financial reporting; information system controls relating to our financial reporting process; our compliance and audit processes, including the selection, retention and oversight of our independent auditors; and our cybersecurity program. The Audit Committee also reviews and approves all related person transactions, receives and reviews management reports relating to the treatment of potential or actual violations of our Code of Ethics in accordance with our applicable policies and procedures and prepares the Audit Committee Report required to be included in our annual proxy statement. The Audit Committee also periodically reviews our environmental, social and governance disclosure controls and procedures, including third-party assurance or verification. The Audit Committee meets from time to time with our financial personnel, other members of management, internal audit staff and independent auditors regarding these matters.
The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 73. The Audit Committee has also adopted procedures for the receipt, retention and treatment of complaints received by IDEXX regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters.
The Audit Committee Report is included beginning on page 70.

IDEXX 2026 PROXY STATEMENT	53

+ + + CORPORATE GOVERNANCE

Compensation and Talent Committee Members +Ms. Chang Britt (Chair) +Mr. Claflin +Mr. Kingsley +Ms. Peacock +Mr. Samad Meetings held in 2025: 5
Key Committee Responsibilities
The Compensation and Talent Committee oversees our executive compensation philosophy and practices; evaluates the performance of our CEO; determines the compensation of our CEO and approves the compensation of other executive officers; and evaluates and makes reports and recommendations to the Board regarding, as appropriate, succession plans for our non-CEO executive officers.
The Compensation and Talent Committee also has primary responsibility to oversee the administration of our incentive compensation plans for executive officers and equity compensation plans; reviews and approves stock ownership and retention guidelines applicable to our Directors and senior executives and reviews compliance with those guidelines; reviews and makes recommendations to the Board regarding adoption of and changes to compensation-related policies applicable to executive officers, including our amended and restated clawback policy; and reviews and makes recommendations to the Board regarding the compensation of non-employee Directors.
In addition, the Compensation and Talent Committee oversees our key human capital and talent strategies and policies and management of material human capital and talent risks and opportunities; monitors and analyzes risks associated with our compensation policies and practices; reviews the Compensation Discussion and Analysis and prepares the Compensation and Talent Committee Report required to be included in our annual proxy statement; and may make or recommend changes to our executive compensation program and practices that it deems appropriate based on the results of the shareholder vote on the “say-on-pay” proposal set forth in our annual proxy statement.
The Compensation and Talent Committee charter does not provide for any delegation of these duties except to a sub-committee or individual members of the Compensation and Talent Committee as it may determine, as well as delegation to the CEO the authority to allocate incentive compensation and equity awards for non-executive officer employees subject to such parameters as the Compensation and Talent Committee or the Board shall determine and limitations set forth in the applicable plans to which such awards are to be granted.
The Compensation and Talent Committee Report is included on page 105.

54	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +

Governance and Corporate Responsibility Committee Members +Ms. Szostak (Chair) +Dr. Essig +Mr. Hooley +Mr. Kingsley +Dr. Vandebroek Meetings held in 2025: 5
Key Committee Responsibilities
The Governance and Corporate Responsibility Committee advises and makes recommendations to the Board with respect to corporate governance matters, including Board composition, organization, function, membership and performance; Board committee structure and membership; our Corporate Governance Guidelines; CEO and Board leadership succession planning; matters of significance to shareholders and other stakeholders relating to corporate governance, corporate responsibility and environmental and social matters; and shareholder proposals.
The Governance and Corporate Responsibility Committee also advises and makes recommendations to the Board on matters relating to Board oversight of the management of corporate responsibility, environmental and social risks and opportunities; periodically reviews key strategies and policies relating to environmental and social matters (other than human capital and talent matters); and periodically reviews our significant environmental, social and governance disclosures not addressed by another Committee.
The Governance and Corporate Responsibility Committee also identifies, evaluates, recruits and makes recommendations to the Board regarding candidates to fill vacancies on the Board as described on page 33.
The Governance and Corporate Responsibility Committee annually reviews the performance of the Board, its Committees, the Board Chair (if not the CEO), the Lead Director and each of the Directors, as described under “Annual Board Self-Assessment” on page 45. The Governance and Corporate Responsibility Committee is also responsible for annually reviewing with the Board the requisite skills and criteria for new Board members, as well as the composition of the Board as a whole, and annually assessing, for each Director or person nominated to become a Director, the specific experience, qualifications, attributes and skills, including those described on page 34, that lead the Governance and Corporate Responsibility Committee to conclude that such Director or nominee should serve as a Director in light of our business and structure. The Governance and Corporate Responsibility Committee at least annually reviews, evaluates and makes reports and recommendations to the Board regarding CEO succession plans.

IDEXX 2026 PROXY STATEMENT	55

+ + + CORPORATE GOVERNANCE

Finance Committee Members +Dr. Essig (Chair) +Mr. Junius +Ms. Peacock +Dr. Vandebroek Meetings held in 2025: 3
Key Committee Responsibilities
The Finance Committee advises the Board with respect to financial matters and capital allocation, including capital structure and strategies, financing strategies, investment policies and practices, major financial commitments, financial risk management, acquisitions and divestitures, share repurchase programs and dividend policy.
The Finance Committee also, among other things: monitors our liquidity and financial condition; oversees our financial risk management activities, including hedging activities through covered swaps; reviews and approves—or in its discretion refers to the Board—any proposed acquisition or divestiture having an aggregate value greater than $50 million but less than or equal to $100 million; makes recommendations to the Board regarding any other proposed acquisition or divestiture having an aggregate value greater than $100 million; and reviews and approves an upward variance in capital expenditures that in the aggregate exceeds 10% of the total budgeted amount in the applicable annual budget approved by the Board or the Finance Committee.

Compensation and Talent Committee Interlocks and Insider Participation
Ms. Chang Britt (Chair), Mr. Claflin, Mr. Kingsley, Ms. Peacock and Mr. Samad served on the Compensation and Talent Committee during 2025. There were no Compensation and Talent Committee interlocks or insider (employee) participation during 2025.
Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy under which the Audit Committee must review and approve any transaction involving more than $120,000 in which IDEXX is a participant and in which any related person has or will have a direct or indirect material interest. The Audit Committee may approve any such transaction only if it determines that, under all of the applicable circumstances, the transaction is not inconsistent with the best interests of IDEXX.
A related person under this policy is:
+Any executive officer;
+A Director, or nominee for Director;
+A holder of 5% or more of our common stock; or
+An immediate family member of any of those persons.

56	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
The policy provides that a “material direct or indirect interest” does not arise solely from the related person’s position as a director of another entity that is a party to the transaction, the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity that is a party to the transaction, both the position and ownership level described above or the related person’s position as an executive officer of another entity involved in a transaction with IDEXX, where, in the case the related person is an executive officer as described above:
+The related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;
+The related person and their immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction;
+The amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the other entity involved in the transaction; and
+The amount involved in the transaction equals less than 2% of the consolidated gross revenues of IDEXX for its most recent fiscal year.
Since January 1, 2025, there have been no related person transactions requiring review and approval by the Audit Committee under the Related Person Transaction Policy.
Corporate Governance Guidelines and Code of Ethics
The Board has adopted Corporate Governance Guidelines and a Code of Ethics, both of which are accessible on the Corporate Governance section of our website (www.idexx.com). Hard copies are available on request by contacting our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092.
Our Code of Ethics applies to all our employees, officers and Directors. In addition, we intend to post on our website all disclosures required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics.
Insider Trading Arrangements and Policies
We have adopted an insider trading policy, which we refer to as the Insider Trading Policy, and related procedures, which govern the purchase, sale and other dispositions of our securities by our directors, officers, employees and other covered persons, as well as by IDEXX itself. We believe that our Insider Trading Policy and related procedures are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and the Nasdaq Stock Market listing standards applicable to us. The Insider Trading Policy prohibits our directors, officers, employees and other covered persons from trading in our securities while in possession of material non-public information about us. This Policy also generally prohibits disclosure of material non-public information about us to others, with some limited exceptions.
The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy filed with our 2025 Annual Report on Form 10-K as Exhibit 19.1.

IDEXX 2026 PROXY STATEMENT	57

+ + + CORPORATE GOVERNANCE
Anti-Hedging and Short Sale and Anti-Pledging Policies
Our Policy on Short Sales, Derivative Transactions and Hedging generally prohibits any Director, officer or employee, or any of their family members or affiliates, from engaging in:
+Any short sales of IDEXX securities;
+Purchases or sales of puts, calls or other derivative securities based upon IDEXX securities; or
+Purchases of financial instruments that are designed to hedge or offset any decrease in the market value of IDEXX securities.
Our Policy on Pledging of Company Stock prohibits our Directors and executive officers from pledging, hypothecating or otherwise encumbering the equity securities they own in IDEXX as collateral for indebtedness, including holding shares in a margin or similar account that would subject our equity securities to margin calls or otherwise making them available as collateral for a margin loan.
Shareholder Communication and Engagement
We believe transparent communication and engagement with our shareholders is critical for our continued success. It enables us to convey our strategy for long-term value creation and sustainable financial performance and to understand and actively listen to our shareholders’ perspectives and concerns. We contact, meet and engage with our shareholders on a year-round basis in connection with our quarterly reporting of financial results, industry and investment conferences, our Annual Meeting, our Investor Day and the release of our Corporate Responsibility Report, as well as from time to time on discrete topics of interest to shareholders.
In 2025, we engaged and interacted with a meaningful portion of our institutional investor base. As part of our engagement efforts, our senior management met with representatives of many of our top institutional shareholders at industry and investment community conferences and analyst meetings, as well as at engagement meetings arranged by us outside of these forums. We also held our annual 2025 Investor Day at our corporate headquarters in Westbrook, Maine, in August 2025, with a live webcast available.
To further advance our engagement with shareholders on corporate responsibility matters, we also contacted and met with several of our institutional shareholders specifically in connection with the July 2025 publication of our 2024 Corporate Responsibility Report to communicate and reinforce the key themes of the report, while also seeking feedback regarding our corporate responsibility goals, progress toward those goals and our overall approach to corporate responsibility.
Topics discussed during our 2025 engagement meetings included, among other things:
+Our business strategy, long-term financial potential model and financial performance;
+Customer and industry trends;
+Investment in R&D, commercial resources and innovation;
+Capital allocation and deployment;
+Executive compensation, human capital and social matters;
+Corporate governance; and
+Environmental and sustainability matters.
Management shares with the Board the feedback provided by our shareholders.

58	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
We provide several additional ways for our shareholders and other interested parties to communicate with us. Written communications to any individual Director, the Board Chair or the full Board may be submitted by electronic mail to contactdirectors@idexx.com or by writing to the Office of the Corporate Secretary at One IDEXX Drive, Westbrook, Maine 04092.
Written communications addressed to any individual Director are forwarded to that Director. In addition, our Executive Vice President, General Counsel and Corporate Secretary or her delegate reviews all written communications addressed to any individual Director or the Board. Except for items that could not reasonably be interpreted to implicate or otherwise relate to the duties and responsibilities of the Board, the Corporate Secretary will forward all such written communications to the Board Chair, if the Board Chair is an independent Director, or the Chair of the Governance and Corporate Responsibility Committee, as applicable, for review.
Virtual Shareholder Meeting
We will conduct our 2026 Annual Meeting virtually through a live audio webcast, with related online shareholder tools available. We are implementing the virtual meeting format for our 2026 Annual Meeting to enable full and equal participation by all our shareholders from any location in the world at little to no cost. We believe this is the right choice for IDEXX because:
+We are a global company with shareholders all around the world;
+The virtual meeting format is cost-effective and convenient for our shareholders, as well as IDEXX, and enables IDEXX to reduce the environmental impact of our 2026 Annual Meeting; and
+Given the latest technology for holding virtual meetings and related online tools, we believe that the virtual meeting format will enhance shareholder access and participation in our 2026 Annual Meeting.
We designed the format of our 2026 Annual Meeting so that shareholders who attend our 2026 Annual Meeting have the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. For example, the format of our 2026 Annual Meeting will include the following:
+An online pre-meeting forum will be available to our shareholders at www.proxyvote.com. By accessing this online pre-meeting forum, our shareholders will be able to submit questions in writing in advance of our 2026 Annual Meeting, vote, view the 2026 Annual Meeting’s Rules of Conduct and Procedures and obtain copies of proxy materials and our annual report.
+By following instructions on the online pre-meeting forum or at www.virtualshareholdermeeting.com/IDXX2026, shareholders will have the ability to use their telephones to dial into a live audio webcast of the meeting and verbally ask questions during the meeting. In addition, shareholders accessing the audio webcast online will be able to submit questions in writing during the meeting. As part of the 2026 Annual Meeting, we will hold a live Q&A session, during which we will answer questions as they come in and address those asked in advance, as time permits. Please note, however, that the purpose of the meeting will be observed, and we will not address questions determined to be irrelevant or inappropriate.
+We will publish the answer to each question received following the 2026 Annual Meeting, including those not addressed during the meeting due to insufficient time, except for those questions determined to be irrelevant or inappropriate.
+Although the live audio webcast will be available only to shareholders at the time of the meeting, a replay of the meeting will be made publicly available at www.virtualshareholdermeeting.com/IDXX2026 after the meeting.

IDEXX 2026 PROXY STATEMENT	59

+ + + CORPORATE GOVERNANCE
Non-Employee Director Compensation
Our non-employee Director compensation program is designed to attract and retain qualified Directors, fairly compensate them and align their interests with our shareholders’ interests. The Compensation and Talent Committee reviews and makes recommendations regarding the form and amount of non-employee Director compensation for discussion and approval by the Board. In 2025, Farient Advisors LLC (Farient), the Compensation and Talent Committee’s independent compensation consultant, provided director compensation program analysis, market data and advice to the Compensation and Talent Committee.
Annual Non-Employee Director Compensation
Our non-employee Directors receive annual compensation for their Board service as described in the chart below:

Compensation Element	Non-Employee Director Compensation Program

Cash compensation(1)
Annual retainer	$90,000
Committee Chair retainer	$30,000 for the Audit Committee
$25,000 for the Compensation and Talent Committee
$25,000 for the Governance and Corporate Responsibility Committee
$15,000 for the Finance Committee
Other Audit Committee member retainer(2)	$7,500
Lead Director retainer (as applicable)(3)	$80,000
Non-Executive Board Chair retainer (as applicable)	$80,000
Meeting fees	Not applicable; no fees are paid for meeting attendance
Equity compensation(4)
Full-value awards(5)	$125,000 in target value(6)
Non-qualified stock options	$125,000 in value(7)
Total	$250,000
Additional equity compensation for Non-Executive Board Chair and Lead Director (as applicable)(8)
Full-value awards(5)	$40,000 in target value(6)
Non-qualified stock options	$40,000 in value(7)
Total	$80,000
Director stock ownership guidelines(9)	Target ownership of our common stock (including vested deferred stock units credited to a Director’s investment account) equal to six times the Annual Retainer
1.All retainers are paid prospectively in quarterly installments, and each non-employee Director may, at their option, defer all or any portion of any retainer in the form of fully vested deferred stock units (DSUs) under our Director Deferred Compensation Plan (Director Plan). A non‑employee Director who joins the Board after the date of an Annual Meeting receives a pro rata amount of their quarterly installment of the retainer based on the number of days until the end of the quarter during which they were appointed.
2.Paid to all Audit Committee members, except the Audit Committee Chair.
3.In connection with approving the planned CEO transition and related Board leadership changes, the Board, upon the recommendation of the Compensation and Talent Committee, with advice and analysis from its independent compensation consultant, approved an annual retainer for an independent Lead Director of $80,000 in recognition of the additional responsibilities.

60	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
4.We annually grant a full-value award and a non-qualified stock option award to each non-employee Director on the date of the Annual Meeting. A non-employee Director who joins the Board after the date of an Annual Meeting receives a pro rata grant based on the number of months remaining until the next year’s grant. The maximum number of shares subject to equity awards granted under our 2018 Stock Incentive Plan (2018 Plan) during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year, including service as a member or chair of any committees of the Board, will not exceed $650,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), provided that the non-employee Directors who are considered independent under Nasdaq rules may make exceptions to this limit for a Non-Executive Board Chair, if any, in which case the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
5.Full-value awards in the form of restricted stock units (RSUs) or DSUs are granted to non-employee Directors. As a default, RSUs are granted to non-employee Directors as the full-value award portion of their annual equity awards; however, a non-employee Director may, at their option, elect to defer the entire full-value award portion of the annual equity award in the form of DSUs under the Director Plan.
6.The number of full-value award units granted equals the target value, divided by the price of our common stock on the grant date, rounded to the nearest whole share.
7.The number of stock options granted equals the target value, divided by the value of a non-qualified stock option, rounded to the nearest whole share. The value of the granted non-qualified stock options is calculated using the Black-Scholes-Merton option pricing model. This model is consistent with the valuation approach used to calculate the grant date value of executive awards.
8.In recognition of the additional responsibilities of the independent Non-Executive Board Chair and Lead Director, they receive an additional $80,000 in equity grants, as calculated in accordance with notes (5) and (6) above.
9.All non-employee Directors complied with the stock ownership guidelines as of December 31, 2025 either by satisfying or exceeding target levels of ownership of our common stock or complying with the applicable retention requirements.
Equity Compensation
A full-value award—either in the form of RSUs or DSUs—and non-qualified stock options are granted to non-employee Directors annually on the date of the Annual Meeting. The most recent grant date was May 7, 2025, and the next scheduled grant date is May 12, 2026, the date of the 2026 Annual Meeting.
Full-Value Awards. The full-value awards granted to non-employee Directors, whether in the form of RSUs or DSUs, fully vest on the earlier of one year from the date of grant or the date of the next Annual Meeting. RSUs are granted under the 2018 Plan and DSUs are granted under the Director Plan and are subject to the terms of the 2018 Plan.
As a default, RSUs are granted to non-employee Directors as the full-value award portion of their annual equity awards; however, a non-employee Director may defer the entire full-value award portion of the annual equity award in the form of DSUs under the Director Plan.
When RSUs vest, an equivalent number of shares of our common stock is then issued and delivered to the non-employee Director. When DSUs vest, the vested DSUs are credited to a hypothetical investment account established in the non-employee Director’s name, and these vested DSUs will be distributed as an equal number of shares of our common stock in accordance with the Director Plan.
For more information regarding DSUs and the Director Plan, refer to the discussion below under “Director Plan.” For more information regarding the 2018 Plan, refer to the discussion under “Stock Incentive Plans” beginning on page 121.
Non-Qualified Stock Options. Non-qualified stock options are granted under the 2018 Plan and have the following terms:
+Exercise price equal to the last reported sales price for a share of our common stock on the grant date;
+Fully vest and are exercisable on the earlier of one year from the date of grant or the date of the next Annual Meeting;
+Expire on the day immediately prior to the tenth anniversary of the grant date; and
+Partial accelerated vesting upon a change in control of IDEXX as described in the discussion under “Stock Incentive Plans” beginning on page 121.

IDEXX 2026 PROXY STATEMENT	61

+ + + CORPORATE GOVERNANCE
Director Plan
Each non-employee Director may defer all or any portion of any cash compensation in the form of fully vested DSUs, which are issued under the Director Plan and subject to the terms of the 2018 Plan. In addition, each non-employee Director may defer the entire full-value award portion of the annual equity award in the form of DSUs, which fully vest on the earlier of one year from the date of grant or the date of the next Annual Meeting and are granted under the Director Plan and subject to the terms of the 2018 Plan. Compensation in the form of DSUs constitutes deferred compensation for federal income tax purposes.
A hypothetical investment account is established in the name of each non-employee Director, and vested DSUs are credited as follows:
+Any cash compensation the Director defers is credited to the account as the number of vested DSUs equal to the aggregate value of the deferred compensation divided by the price of a share of common stock on the date of the applicable deferral; and
+When the grant of DSUs made on the date of an Annual Meeting (or any prorated grant of DSUs made when a Director joins the Board) vests, those vested DSUs also are credited to this account.
Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the share price of our common stock affecting the value of the DSUs in the account.
Vested DSUs issued under the current Director Plan are distributed in the form of an equal number of shares of common stock as a single lump sum as soon as practicable after the termination of Board service, unless the non-employee Director elects distribution either (i) as a single lump sum on a non-discretionary and objectively determinable fixed date or (ii) in four equal annual installments beginning as soon as practicable on or after such a fixed date; however, vested DSUs issued under the Director Plan in place prior to the 2022 Annual Meeting of Shareholders are distributed as a single lump sum one year after the termination of Board service, unless the non-employee Director elected otherwise when deferring cash compensation.
If the administrator of the Director Plan determines that a non-employee Director has suffered an unforeseeable emergency, the administrator may authorize the distribution of all or a portion of their vested DSUs.
Unvested DSUs will vest immediately upon:
+The non-employee Director’s death or disability; or
+A change in control of IDEXX.
The shares of common stock credited to a non-employee Director’s hypothetical investment account will be distributed in a single lump sum as soon as practicable after a change in control.
Other Benefits
We reimburse Directors for their reasonable expenses incurred in connection with Board and Committee meetings and other Board‑related activities (including orientations and site visits), including travel expenses and expenses incurred in connection with continuing education regarding their duties and responsibilities as Directors. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies. We also offer our Directors online personal data and reputation monitoring and protection services and, from time to time, reasonable and customary gifts. We do not provide any other benefits, including retirement benefits or other perquisites, to our non-employee Directors.

62	IDEXX 2026 PROXY STATEMENT

CORPORATE GOVERNANCE + + +
Director Stock Ownership Guidelines
Our stock ownership guidelines set a target level of ownership of a number of shares of our common stock for each non-employee Director as of March 31 of each year, or the date of their election or appointment, equal to six times the annual retainer then in effect, divided by the closing stock price on that date.
Shares that are owned by, or held in trust for the benefit of, a non-employee Director or their immediate family members residing in the same household and vested DSUs credited to the Director’s investment account are included in calculating stock ownership.
If the number of shares of common stock held by a non-employee Director does not exceed the target level, then the Director must retain:
+At least 75% of our common stock received upon the exercise of options or the vesting and release of RSUs and DSUs after payment or withholding of any applicable exercise price and taxes; and
+All other shares of our common stock held by the Director.
A non-employee Director complies with these stock ownership guidelines if their stock ownership equals or exceeds the target level at the end of the year or if they have complied with the applicable retention requirements under the stock ownership guidelines. As of December 31, 2025, each of our non-employee Directors complied with these requirements.

IDEXX 2026 PROXY STATEMENT	63

+ + + CORPORATE GOVERNANCE
2025 Non-Employee Director Compensation Table
The table below shows 2025 compensation for each of our non-employee Directors. Mr. Mazelsky, who is an employee, receives no additional compensation for his Board service. For information regarding Mr. Mazelsky’s compensation, refer to the discussion under “2025 Compensation Components” beginning on page 93.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	Option Awards(2) ($)	All other Compensation ($)	Total Compensation ($)

Irene Chang Britt	122,500		125,059	124,910	—	372,469
Bruce L. Claflin	97,500		125,059	124,910	—	347,469
Asha S. Collins, PhD(3)	22,500		—	—	—	22,500
Stuart M. Essig, PhD	105,000		125,059	124,910	—	354,969
Joseph L. (Jay) Hooley(4)	46,366	(5)	102,240	102,498	—	251,105
Daniel M. Junius	120,000		125,059	124,910	—	369,969
Lawrence D. Kingsley	170,000		164,961	164,882	—	499,842
Karen Peacock(6)	21,277		73,626	73,180	—	168,083
Sam Samad	97,500		125,059	124,910	—	347,469
M. Anne Szostak	122,500		125,059	124,910	—	372,469
Sophie V. Vandebroek, PhD	90,000		125,059	124,910	—	339,969
1.Stock awards to non-employee Directors are issued either in the form of RSUs pursuant to the 2018 Plan or DSUs pursuant to the Director Plan. The amount shown excludes DSUs received in lieu of deferred cash compensation as described in note (5) below and reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (calculated by multiplying the RSUs or DSUs granted by the closing price on the date of grant). Refer to Note 5 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards. As discussed under “Equity Compensation” above on page 61, non-employee Directors receive only one full-value award grant and only one option grant during the fiscal year. As of December 31, 2025, each non-employee Director held the following number of outstanding RSUs: Ms. Chang Britt, 0; Mr. Claflin, 0; Dr. Collins, 0; Dr. Essig, 0; Mr. Hooley, 158; Mr. Junius, 257; Mr. Kingsley, 339; Ms. Peacock, 101; Mr. Samad, 0; Ms. Szostak, 257; and Dr. Vandebroek, 257. As of December 31, 2025, the following are the aggregate number of DSUs accumulated in each non-employee Director’s deferral account for all years of service as a Director, including DSUs issued for deferred fees elected by the Directors as well as DSUs issued as annual grants to non-employee Directors: Ms. Chang Britt, 519; Mr. Claflin, 3,672; Dr. Collins, 511; Dr. Essig, 2,667; Mr. Hooley, 39; Mr. Junius, 4,289; Mr. Kingsley, 2,738; Ms. Peacock, 0; Mr. Samad, 2,007; Ms. Szostak, 4,515; and Dr. Vandebroek, 4,389. Refer to “Director Plan” above on page 62.
2.Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 5 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards. As of December 31, 2025, each non-employee Director had the following number of stock options outstanding: Ms. Chang Britt, 1,702; Mr. Claflin, 8,392; Dr. Collins, 0; Dr. Essig, 10,924; Mr. Hooley, 364; Mr. Junius, 3,522; Mr. Kingsley, 15,579; Ms. Peacock, 231; Mr. Samad, 5,826; Ms. Szostak, 6,205; and Dr. Vandebroek, 3,522. Refer to “Stock Ownership of Directors and Officers” below.
3.Dr. Collins resigned as Director effective February 13, 2025, and as such did not receive an annual equity award grant during 2025. Fees earned or paid in cash to Dr. Collins reflect the full amount of cash fees for the first quarter of $22,500 because we prospectively pay cash fees in full on a quarterly basis.
4.Mr. Hooley was appointed to the Board effective July 10, 2025.
5.Includes compensation in the amount of $24,375 that was deferred and issued as 39 DSUs pursuant to the Director Plan.
6.Ms. Peacock was appointed to the Board effective October 6, 2025.

64	IDEXX 2026 PROXY STATEMENT

Stock Ownership Information
Stock Ownership of Directors and Officers
The table below shows the number of shares of our common stock beneficially owned as of March 8, 2026 by each of our Directors, each of our NEOs named in the Summary Compensation Table for 2025 and all of our Directors and current executive officers as a group, as well as the number of shares those persons have the right to acquire beneficial ownership of within 60 days of March 8, 2026. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares and other securities listed.

Beneficial Owner	Shares Owned		Options Exercisable and RSUs Vesting(1)	Total Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding(3)

Irene Chang Britt	208		1,702	1,910	*
Bruce L. Claflin	1,721	(4)	8,392	10,113	*
Stuart M. Essig, PhD	1,087		10,924	12,011	*
Joseph L. (Jay) Hooley	—		522	522	*
Daniel M. Junius	3,096		3,779	6,875	*
Lawrence D. Kingsley	8,231		15,918	24,149	*
Karen Peacock	1		332	333	*
Sam Samad	—		5,826	5,826	*
M. Anne Szostak	2,063	(5)	6,462	8,525	*
Sophie V. Vandebroek, PhD	8,173	(6)	2,834	11,007	*
Jonathan J. Mazelsky	83,803		238,917	322,720	*
Andrew Emerson	4,157		6,874	11,031	*
Michael J. Lane	8,249	(7)	23,131	31,380	*
Tina Hunt, PhD	18,301	(8)	16,784	35,085	*
Martin Smith, PhD	2,157		14,518	16,675	*
Brian P. McKeon	22,774	(9)	29,946	52,720	*
All Directors and executive officers as of March 8, 2026 as a group: (20 persons)	179,255		455,143	634,398	0.79%
*    Less than 1%.
1.Consists of options to purchase shares of common stock exercisable, and RSUs vesting, on or within 60 days after March 8, 2026.
2.The number of shares beneficially owned by each person or group as of March 8, 2026 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 8, 2026, including but not limited to, upon the exercise of stock options or vesting of RSUs.

IDEXX 2026 PROXY STATEMENT	65

+ + + STOCK OWNERSHIP INFORMATION
3.For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described in note (2) above by the sum of 79,518,939 shares of common stock outstanding on March 8, 2026 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 8, 2026, including but not limited to, upon the exercise of stock options or vesting of RSUs.
4.Includes 1,560 shares held by the Claflin Family Trust, where Mr. Claflin’s spouse is the trustee for the benefit of his spouse and children. Mr. Claflin disclaims beneficial ownership of the shares held in the Claflin Family Trust.
5.Includes 1,542 shares held by the Trust of M. Anne Szostak and 259 shares held by The O’Hanlan-Szostak Family Foundation.
6.Includes 8,173 shares held by the Sophie Vandebroek Revocable Trust.
7.Includes 592 shares held by Mr. Lane’s spouse in an IRA account. Mr. Lane disclaims beneficial ownership of the shares held in the IRA Account.
8.Includes 160 shares held jointly with Dr. Hunt’s spouse.
9.Includes 18,050 shares held by the Estony McKeon Family LLC. Mr. McKeon is the sole manager of the limited liability company and has sole voting and dispositive power for the shares held by the limited liability company.
We also grant DSUs to our non-employee Directors as voluntary deferrals of annual fees or annual equity grants under the Director Plan (and prior to the 2022 Annual Meeting as annual equity grants) and under our IDEXX Deferred Compensation Plan eligible employees may elect to defer the settlement of time- and performance-based restricted stock units upon a vesting event. DSUs and vested but deferred RSUs and performance-based restricted stock units (PSUs) are not included in the table above because they do not represent a right to acquire shares of our common stock within 60 days after March 8, 2026. Although DSUs and vested but deferred RSUs and PSUs carry no voting rights, individuals holding fully vested DSUs and vested but deferred RSUs and PSUs are at risk as to the price of our common stock in their investment accounts, and therefore vested DSUs and vested but deferred RSUs and PSUs are included for purposes of determining satisfaction of target stock ownership levels under our stock ownership guidelines. Accordingly, the following table shows the total numbers of shares, fully vested DSUs and vested but deferred RSUs and PSUs owned as of March 8, 2026 by each of our Directors, each of our NEOs and all our Directors and current executive officers as a group.

66	IDEXX 2026 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION + + +

Beneficial Owner	Shares Owned		DSUs(1)	Vested but Deferred RSUs and PSUs(2)	Total Number of Shares and DSUs Owned

Irene Chang Britt	208		262	—	470
Bruce L. Claflin	1,721	(3)	3,415	—	5,136
Stuart M. Essig, PhD	1,087		2,410	—	3,497
Joseph L. (Jay) Hooley	—		75	—	75
Daniel M. Junius	3,096		4,196	—	7,292
Lawrence D. Kingsley	8,231		2,738	—	10,969
Karen Peacock	1		—	—	1
Sam Samad	—		1,750	—	1,750
M. Anne Szostak	2,063	(4)	4,515	—	6,578
Sophie V. Vandebroek, PhD	8,173	(5)	4,389	—	12,562
Jonathan J. Mazelsky	83,803		—	—	83,803
Andrew Emerson	4,157		—	65	4,222
Michael J. Lane	8,249	(6)	—	367	8,616
Tina Hunt, PhD	18,301	(7)	—	—	18,301
Martin Smith, PhD	2,157		—	—	2,157
Brian P. McKeon	22,774	(8)	34,708	—	57,482
All Directors and executive officers as of March 8, 2026 as a group: (20 persons)	179,255		23,750	616	203,621
1.Consists of vested DSUs issued to non-employee Directors under the Director Plan as of March 8, 2026 and excludes the following unvested DSUs scheduled to vest on May 7, 2026: Ms. Chang Britt, 257; Mr. Claflin, 257; Dr. Essig, 257; and Mr. Samad, 257.
2.Consists of vested but deferred RSUs and PSUs as of March 8, 2026 that were deferred under our IDEXX Deferred Compensation Plan.
3.Includes 1,560 shares held by the Claflin Family Trust, where Mr. Claflin’s spouse is the trustee for the benefit of his spouse and children. Mr. Claflin disclaims beneficial ownership of the shares held in the Claflin Family Trust.
4.Includes 1,542 shares held by the Trust of M. Anne Szostak and 259 shares held by The O’Hanlan-Szostak Family Foundation.
5.Includes 8,173 shares held by the Sophie Vandebroek Revocable Trust.
6.Includes 592 shares held by Mr. Lane’s spouse in an IRA account. Mr. Lane disclaims beneficial ownership of the shares held in the IRA account.
7.Includes 160 shares held jointly with Dr. Hunt’s spouse.
8.Includes 18,050 shares held by the Estony McKeon Family LLC. Mr. McKeon is the sole manager of the limited liability company and has sole voting and dispositive power for the shares held by the limited liability company.
Director and Officer Stock Ownership Guidelines
We maintain stock ownership guidelines for our Directors and Officers. For more information regarding our Director stock ownership guidelines, refer to the discussion under “Director Stock Ownership Guidelines” on page 63, and for more information regarding our executive stock ownership guidelines, refer to the discussion under “Executive Stock Ownership and Retention” beginning on page 102.

IDEXX 2026 PROXY STATEMENT	67

+ + + STOCK OWNERSHIP INFORMATION
Stock Ownership of Certain Beneficial Owners
Based solely on our review of filings made under Sections 13(d) and 13(g) of the Exchange Act, the only persons or entities known to us to beneficially own more than 5% of our common stock as of March 8, 2026, except to the extent otherwise indicated in the footnotes, were:

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding(1)

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,703,237	12.20%
BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	7,599,078	9.56%
1.For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group as reflected in the most recent filing by such group of statements of beneficial ownership on Schedule 13D or Schedule 13G with the SEC, by the 79,518,939 shares of common stock outstanding on March 8, 2026. Therefore, the percentage ownership may differ from the percentage ownership reported in such statements of beneficial ownership, which reflect percentage ownership as of an earlier date.
2.Based solely upon information derived from a Schedule 13G/A filed by The Vanguard Group with the SEC on November 12, 2024 reporting beneficial ownership information as of September 30, 2024, it has the sole power to vote 0 shares, sole power to dispose of 9,328,807 shares, shared power to vote 110,627 shares, and shared power to dispose of 374,430 shares. The Vanguard Group provides recordkeeping, managed account and other services for our 401(k) plan and is an investment manager to mutual funds and investment trusts that are investment options in our 401(k) plan. The selection of Vanguard to provide recordkeeping and other administrative services to our 401(k) plan and the selection of the Vanguard mutual funds or investment trusts as investment options for our 401(k) plan are unrelated to Vanguard’s common stock ownership. The recordkeeping and other administrative service fees resulted from arm’s-length negotiations, and we believe they are reasonable in amount and reflect market terms and conditions.
3.Based solely upon information derived from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on April 17, 2025 reporting beneficial ownership information as of March 31, 2025, it has sole power to vote 7,085,151 shares, sole power to dispose of 7,599,078 shares, shared power to vote 0 shares, and shared power to dispose of 0 shares.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, our Directors, executive officers and any person holding more than 10% of our outstanding common stock must report their initial ownership of common stock and any subsequent changes in their ownership to the SEC.
Based solely on our review of Section 16(a) reports for transactions occurring during our 2025 fiscal year that have been filed with the SEC and written representations from our Directors and executive officers, we believe that no reporting person failed to timely file any report required by Section 16(a) during the 2025 fiscal year, except that a Form 4 filed on September 4, 2025 for Mr. Mazelsky reporting a transaction on August 15, 2025 was filed late due to an administrative broker error that resulted in delayed notification of the transaction to IDEXX and Dr. Erickson inadvertently overstated the number of shares he beneficially owned in a Form 3 amendment and Form 5 filed on January 5, 2024 and January 21, 2025, respectively, which were each corrected by the filing of amendments to the respective forms on August 14, 2025.

68	IDEXX 2026 PROXY STATEMENT

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for 2026, subject to ratification by shareholders. The Audit Committee has retained PwC as our independent registered public accounting firm continuously since 2002.
The Audit Committee annually evaluates the performance of our independent registered public accounting firm and determines whether to retain the current firm or consider other firms. In appointing PwC as our independent registered public accounting firm for 2026, the Audit Committee considered carefully PwC’s performance as our independent registered public accounting firm, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of IDEXX and our shareholders.
Because the members of the Audit Committee value the views of our shareholders regarding our independent auditors, even though ratification is not required by law, shareholders will have an opportunity to ratify this selection at the 2026 Annual Meeting. Representatives of PwC will be present at the 2026 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the 2026 Annual Meeting, the Audit Committee may reconsider its selection of PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in IDEXX’s and our shareholders’ best interests.

The Board of Directors recommends that you vote “FOR” the ratification of PwC as our independent registered public accounting firm for 2026.

IDEXX 2026 PROXY STATEMENT	69

Audit Committee Matters
Audit Committee Report
Responsibilities and Functions
The Audit Committee operates under a Board approved charter, which is available on our website at ir.idexx.com/corporate-governance/board-committees and is responsible for overseeing IDEXX’s accounting, internal control, financial reporting and audit processes, as well as our cybersecurity program. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of IDEXX’s financial statements.
Management is responsible for the preparation, presentation and integrity of IDEXX’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our Chief Audit Executive leads and oversees our full-time internal audit department and reports directly to the Audit Committee and administratively to our Chief Financial Officer. Our internal audit department is responsible for, among other things, objectively reviewing and assessing the adequacy and effectiveness of our internal controls and procedures.
IDEXX’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. IDEXX’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of IDEXX’s internal controls over financial reporting.
Audit Committee Member Independence
Each Audit Committee member is an independent Director as determined by the Board of Directors, based on Nasdaq listing standards and our Corporate Governance Guidelines. Each Audit Committee member also satisfies the SEC’s additional independence requirement for members of audit committees. Our Board has determined that Mr. Junius, Ms. Chang Britt, Mr. Claflin, Mr. Hooley, Mr. Samad and Ms. Szostak each meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules.
Independence and Evaluation of Our Independent Auditor
The Audit Committee recognizes the importance of maintaining the independence of IDEXX’s independent registered public accounting firm and takes a number of measures to ensure independence. Among other things, the Audit Committee has established a policy pursuant to which all audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee, as described under “Independent Auditor Fee Approval Policy” on page 73, and assesses the impact of the provision of such services on its independence. In addition, the Public Company Accounting Oversight Board (PCAOB) requires our independent auditors to provide regular communication to the Audit Committee regarding their independence. The Audit Committee reviews and discusses the required communications with our auditors. The Audit Committee also annually evaluates the performance of our independent registered public accounting firm and determines whether to retain the current firm or consider other firms. The Audit Committee and its chair are directly involved in the selection of our independent registered public accounting firm’s lead audit partner.
Audit Committee Activity
At each of its nine regularly scheduled meetings in 2025, the Audit Committee met as a group with management, our independent registered public accounting firm, PwC, and the Chief Audit Executive. In addition, in performing its oversight function, the Audit

70	IDEXX 2026 PROXY STATEMENT

AUDIT COMMITTEE MATTERS + + +
Committee held separate private sessions with senior management and the independent auditors at each of its regularly scheduled meetings, and held separate private sessions with the Chief Audit Executive at each of its regularly scheduled meetings (other than those meetings scheduled to primarily review and discuss the Company’s quarterly earnings report), to assure that all were carrying out their respective responsibilities. Both PwC and the Chief Audit Executive had full access to the Audit Committee, including at regular meetings during which members of management were not present. The Audit Committee also met in a private session with our Chief Information Security Officer at one of its meetings in 2025.
Since the beginning of 2025, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Among other things, the Audit Committee:
+Reviewed and discussed with management, the Chief Audit Executive and PwC our internal controls over financial reporting, management’s assessment of the effectiveness of those controls and the independent registered public accounting firm’s opinion about the effectiveness of IDEXX’s internal controls over financial reporting with management, the Chief Audit Executive and PwC;
+Evaluated and discussed with management, the Chief Audit Executive and PwC: (i) IDEXX’s quarterly earnings press releases, (ii) IDEXX’s consolidated financial statements and (iii) the related periodic reports filed with the SEC;
+Discussed with management and PwC IDEXX’s critical accounting policies, any significant changes in the selection or application of accounting principles and the impact of regulatory and accounting initiatives on IDEXX’s consolidated financial statements;
+Reviewed critical audit matters addressed during the audit;
+Reviewed and discussed the audit scopes and plans of both the internal auditor and PwC with management, the Chief Audit Executive and PwC, as appropriate; and
+Considered and reviewed with management IDEXX’s processes, policies, procedures, protocols, risks, assessments and initiatives related to cybersecurity and information security.
In addition, the Audit Committee:
+Reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2025 and discussed them with management and PwC;
+Discussed with PwC various communications that PwC is required to provide to the Audit Committee, including matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees; and
+Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC their independence.
Based on the reviews and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Audit Committee
Daniel M. Junius, Chair
Irene Chang Britt
Bruce L. Claflin
Joseph L. (Jay) Hooley
Sam Samad
M. Anne Szostak

IDEXX 2026 PROXY STATEMENT	71

+ + + AUDIT COMMITTEE MATTERS
Independent Auditor Fees
The following table summarizes the fees, including out-of-pocket expenses, that PwC billed for professional services for each of the last two fiscal years.
For fiscal year 2025, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2025 ($)	2024 ($)

Audit fees(1)	2,767,207	2,861,149
Audit-related fees(2)	40,251	—
Tax fees(3)	610,412	751,656
All other fees(4)	2,000	2,000
Total fees	3,419,870	3,614,805
1.Consists of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of our internal controls over financial reporting; statutory audits or financial audits for our subsidiaries or affiliates; and services associated with periodic reports and other documents filed with the Securities and Exchange Commission (SEC).
2.Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees. These services include assurance services related to mandatory sustainability reporting, due diligence services pertaining to potential acquisitions and services pertaining to our transition to new accounting standards. No such services were performed in 2024. 2025 audit-related fees consist of assurance services related to mandatory sustainability reporting.
3.Consists of tax compliance fees of $242,334 and $244,758 in 2025 and 2024, respectively, and tax advice and consulting fees of $368,078 and $506,898 in 2025 and 2024, respectively.
4.Consists of fees for online research tools for accounting and financial reporting rules and guidance.

72	IDEXX 2026 PROXY STATEMENT

AUDIT COMMITTEE MATTERS + + +
Independent Auditor Fee Approval Policy
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services performed by our independent auditor, and the fees paid by us for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the Audit Committee pre-approves the engagement terms and fees for the annual audit. Certain types of other audit services, audit-related services and tax services have been pre‑approved by the Audit Committee under the policy. The Audit Committee is ultimately responsible for the audit fee negotiations associated with the retention of our independent auditor, and any services that have not been pre-approved by the Audit Committee as previously described must be separately approved by the Audit Committee prior to the performance of such services.
The Audit Committee periodically establishes pre-approved fee levels for all pre-approved services. The Audit Committee then periodically reviews actually incurred and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the Audit Committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the Audit Committee to assess the impact of the services on the independence of the independent auditor.
The Audit Committee may delegate pre-approval authority to one or more of its members and has delegated such authority to its chair. The Audit Committee member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at the next scheduled meeting. The Audit Committee does not delegate its pre-approval responsibilities to management.
During the last two fiscal years, no services were provided by PwC that were approved by the Audit Committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.

IDEXX 2026 PROXY STATEMENT	73

Proposal Three
Advisory Vote to Approve Executive Compensation
We are asking our shareholders to approve, on an advisory, non-binding basis, the compensation of our NEOs as described in this Proxy Statement at the 2026 Annual Meeting, as required pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This proposal is commonly referred to as “say-on-pay.”
In recognition of the preference expressed by our shareholders regarding the frequency of “say-on-pay” advisory votes, we have submitted a “say-on-pay” proposal to our shareholders on an annual basis since our 2011 Annual Meeting. In light of the vote of shareholders to support an annual “say-on-pay” vote at our 2023 Annual Meeting, we anticipate that we will again submit a “say-on-pay” proposal to our shareholders at our 2027 Annual Meeting.
We have received overwhelming shareholder support of our “say-on-pay” proposal each year since our 2011 Annual Meeting. At the 2025 Annual Meeting, our shareholders approved our “say-on-pay” proposal with approximately 94% of the votes cast voting in favor of approving the compensation of our NEOs. The Board believes that this vote affirmed our shareholders’ support of our executive compensation program.
We encourage our shareholders, in deciding how to vote on this proposal, to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis section, which discusses our executive compensation program and how it implements our executive compensation philosophy, how our executive compensation program helps drive our business and other corporate strategies and the compensation decisions the Compensation and Talent Committee has made under our executive compensation program.
Our Board recommends that our shareholders approve the following resolution:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement for the 2026 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
As an advisory vote, the results will not be binding. However, our Compensation and Talent Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution on executive compensation.

74	IDEXX 2026 PROXY STATEMENT

Executive Compensation
Executive Officers
Set forth below are the names, ages, current positions and biographical information of our executive officers as of March 27, 2026, other than Mr. Mazelsky, our President and CEO, and Dr. Erickson, our Executive Vice President and General Manager, Point of Care Diagnostics and Telemedicine, each of whose biographical information is located on page 30 and page 23, respectively:

Name	Age	Title

Andrew Emerson	43	Executive Vice President, Chief Financial Officer and Treasurer
George J. Fennell	57	Executive Vice President, Global CAG Commercial
Tina Hunt, PhD	58	Executive Vice President, Global Strategy and Commercial
Michael P. Johnson	49	Executive Vice President and Chief Human Resources Officer
Michael J. Lane	58	Executive Vice President and General Manager, CAG Diagnostics Business Unit
Michael Schreck	58	Executive Vice President and General Manager, Veterinary Software, Diagnostic Imaging and Telemedicine, Corporate Accounts and Customer Experience
Martin Smith, PhD	58	Executive Vice President and Chief Technology Officer, R&D, Global Operations, Information Technology and Information Security
Sharon E. Underberg	64	Executive Vice President, General Counsel and Corporate Secretary

Andrew Emerson. Mr. Emerson has been Executive Vice President, Chief Financial Officer and Treasurer since March 2025. Mr. Emerson joined IDEXX in 2015 and has served in various financial leadership roles of increasing responsibilities, including most recently as Senior Vice President from January 2024 to February 2025 and a Vice President from November 2015 to December 2023. Since joining IDEXX in November 2015, he has led the finance organization for the Companion Animal Group business, and he expanded his role in March 2020, when he began leading the corporate finance function, including financial planning and analysis, accounting, tax, treasury and investor relations. Immediately prior to joining IDEXX, Mr. Emerson served as Vice President, Finance and Business Unit Controller at Medtronic plc, a global leader in healthcare technology. He joined Medtronic through the acquisition of Covidien plc, a global healthcare technology and medical supplies provider, where he held finance positions of increasing seniority, including Controller for the Advanced Surgical Technologies business unit. He holds a bachelor’s degree in Accounting and Business Management from Northeastern University.

IDEXX 2026 PROXY STATEMENT	75

+ + + EXECUTIVE COMPENSATION
George Fennell. Mr. Fennell has been Executive Vice President, Global CAG Commercial since January 2025. In this role he leads our global Companion Animal Group commercial sales, professional services and field support teams. Mr. Fennell joined IDEXX in 2011 and was a Senior Vice President from January 2020 to December 2024 and a Corporate Vice President from June 2011 to January 2020. In these roles, Mr. Fennell held positions of increasing responsibility, including as our Chief Revenue Officer from January 2024 to December 2024, and the leader of our Companion Animal Group Customer Facing Organization in the Americas and Europe from May 2023 to December 2023 and our North American Companion Animal Group Customer Facing Organization from June 2011 to May 2023. Prior to joining IDEXX in 2011, Mr. Fennell worked at Pfizer Animal Health, a division of Pfizer Inc., where in April 2003 he began as head of marketing for the companion animal business. He then served as Vice President of the U.S. Companion Animal Division from 2005 through 2010, and from January 2011, was Vice President, Pfizer Animal Genetics, Diagnostics and Aquaculture. Before his tenure at Pfizer, he held a series of sales, marketing and operational roles in the crop sciences business for American Cyanamid and BASF, diversified chemical companies. Mr. Fennell holds bachelor’s degrees in Economics and Agricultural Business from the University of Delaware.
Tina Hunt, PhD. Dr. Hunt has been Executive Vice President, Global Strategy and Commercial since January 2025. In this role, she leads our global commercial, marketing, medical affairs, commercial learning, corporate development, and strategy and advanced analytics functions. Dr. Hunt joined IDEXX in 2006 and has served in various leadership roles of increasing responsibilities, including as Executive Vice President, Strategy, Sector Development and Global Operations from January 2023 to December 2024, Executive Vice President and General Manager of Point of Care Diagnostics and Worldwide Operations from January 2020 to December 2022, and Corporate Vice President from November 2016 to January 2020, with a portfolio that included our VetLab, Diagnostic Imaging and Telemedicine businesses. Prior to joining IDEXX, Dr. Hunt served as Vice President at Woodard Curran, an environmental and sustainability consulting firm that she joined in 1996. From January 2022 to June 2025, Dr. Hunt served as a Director of Veeva Systems Inc., a cloud-based software company for the life sciences industry. She holds a PhD in Environmental Engineering from Purdue University, an MBA from the University of Southern Maine and has participated in Executive Education programs at Stanford University and Harvard University.
Michael P. Johnson. Mr. Johnson has been an Executive Vice President since January 2024 and previously served as a Senior Vice President from March 2022 to December 2023. As our Chief Human Resources Officer since joining IDEXX in March 2022, Mr. Johnson leads worldwide human resources. Prior to joining us, Mr. Johnson began his career in 1999 at Abbott Laboratories, Inc., a Fortune 100 human healthcare company, where he held various human resources positions of increasing seniority, including serving as Divisional Vice President of Diversity and Inclusion from July 2020 to March 2022, Divisional Vice President, Human Resources, for Abbott Diabetes Care from January 2017 to June 2020 and for Abbott Medical Optics from November 2013 to December 2016 and Regional Human Resources Director for a variety of international operations in Asia, Latin America and Europe from 2009 to 2013. Mr. Johnson holds a bachelor’s degree in Organizational Administration from the University of Illinois.
Michael J. Lane. Mr. Lane has been our Executive Vice President and General Manager, CAG Diagnostics Business Unit since March 2026, which includes leadership of our Point-of-Care Diagnostic Solutions and Global Reference Laboratories businesses and CAG Diagnostics Software, as well as our IDEXX BioAnalytics, Water, OPTI Medical and Livestock, Poultry and Dairy businesses. Mr. Lane has been an Executive Vice President of IDEXX since January 2020 and previously served as a Corporate Vice President from July 2015 to January 2020 and a Vice President from 2012 to July 2015. Since joining IDEXX in 1997, he has had 15 years of experience in our reference laboratories business, including as the leader of IDEXX's Global Reference Laboratories business since November 2016 and the General Manager of our U.S. Reference Laboratories from June 2014 to November 2016. In addition to his responsibilities for the Global Reference Laboratories business, Mr. Lane has led our IDEXX BioAnalytics, Water, OPTI Medical and Livestock, Poultry and Dairy businesses since January 2025. From 1999 to 2014, he held various roles of increasing responsibility in the IDEXX VetLab organization, including serving as General Manager from 2012 to 2014. Mr. Lane also led our Information Technology and Information Security function from 2020 to March 2026. Mr. Lane holds a bachelor's degree in International Politics and Economics from Middlebury College and an MBA from the Tuck School of Business at Dartmouth College.

76	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Michael Schreck. Mr. Schreck has been Executive Vice President and General Manager, Veterinary Software, Diagnostic Imaging and Telemedicine, Corporate Accounts and Customer Experience since March 2026. He has been an Executive Vice President of IDEXX since January 2024 and previously served as a Senior Vice President from July 2020 to January 2024. In addition to leading our Veterinary Software and Services business since joining IDEXX in July 2020, Mr. Schreck has led Corporate Accounts since January 2023, our Customer Experience function since January 2024 and Diagnostic Imaging and Telemedicine since March 2026. Before joining IDEXX, Mr. Schreck held senior leadership positions at several financial technology companies, including serving as the chief executive officer of multiple private equity-backed software businesses. Mr. Schreck holds a bachelor’s degree in Political Science from Brigham Young University and an MBA from Harvard University.
Martin Smith, PhD. Dr. Smith has been Executive Vice President and Chief Technology Officer, R&D, Global Operations, Information Technology and Information Security since March 2026. Prior to this role, Dr. Smith served as Executive Vice President, Global Operations and R&D from January 2025 to March 2026. Dr. Smith joined IDEXX in August 2021 as our Executive Vice President and Chief Technology Officer, a position he held until December 2024. Prior to joining IDEXX, he served as Vice President and Chief Technology Officer of Cytiva, which is part of Danaher Corporation, from August 2020 to July 2021. Previously, Dr. Smith held various leadership positions with increasing responsibilities at Pall Corporation, also a Danaher company, from 2006 to 2020, most recently serving as Pall’s Chief Technology Officer from September 2014 to August 2020. Prior to Pall, between 1997 and 2005, Dr. Smith held positions of increasing responsibility, including VP R&D and VP Marketing/Business Development at Whatman plc, now a division of GE Healthcare. Dr. Smith received a bachelor’s degree in Biological Sciences from University of Essex, a master’s degree in Biotechnology from Reading University and a PhD in Cell Biology from University College London. He is the holder of multiple U.S.-issued patents in the area of separations science.
Sharon E. Underberg. Ms. Underberg has been Executive Vice President, General Counsel and Corporate Secretary since February 2022 and previously served as Senior Vice President, General Counsel and Corporate Secretary from January 2021 to February 2022 and as Corporate Vice President, General Counsel and Corporate Secretary from March 2019 to January 2021, following her election as Corporate Vice President in February 2019. In this capacity, she leads IDEXX’s global legal, compliance and Corporate Secretary groups. Prior to joining IDEXX, Ms. Underberg served as General Counsel, Secretary and Senior Vice President of Eastman Kodak Company (Kodak) from January 2015 to January 2019. Prior to that, she served in positions of increasing responsibility at Kodak during her nearly 30-year tenure there. Prior to joining Kodak, Ms. Underberg was an attorney in private practice. She received a bachelor’s degree in Political Science from Brandeis University and a J.D. from the University of Pennsylvania School of Law.

IDEXX 2026 PROXY STATEMENT	77

+ + + EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes the material elements of our executive compensation program, including our principal compensation practices and policies, details the oversight provided by the Compensation and Talent Committee over our executive compensation program and explains how we determined 2025 compensation for our NEOs. Our 2025 NEOs were as follows:

Name	Position

Jonathan J. Mazelsky	President and CEO
Andrew Emerson(1)	Executive Vice President, Chief Financial Officer and Treasurer
Tina Hunt, PhD(2)	Executive Vice President, Global Strategy and Commercial
Michael J. Lane(3)	Executive Vice President and General Manager, CAG Diagnostics Business Unit
Martin Smith, PhD(4)	Executive Vice President and Chief Technology Officer, R&D, Global Operations, Information Technology and Information Security
Brian P. McKeon(1)	Former Executive Vice President, Chief Financial Officer and Treasurer
1.Mr. Emerson succeeded Mr. McKeon as our Executive Vice President, Chief Financial Officer and Treasurer on March 1, 2025. Mr. McKeon subsequently served as Executive Vice President and Special Advisor until his June 1, 2025 retirement from IDEXX.
2.Dr. Hunt will cease serving in her role effective on April 13, 2026 and will continue to provide advisory services on an as-needed basis until July 13, 2026.
3.During 2025, Mr. Lane served as Executive Vice President and General Manager, Global Reference Laboratories, Diagnostic Solutions and Information Technology. As of March 16, 2026, he became Executive Vice President and General Manager, CAG Diagnostics Business Unit.
4.During 2025, Dr. Smith served as Executive Vice President, Global Operations and R&D. As of March 16, 2026, he became Executive Vice President and Chief Technology Officer, R&D, Global Operations, Information Technology and Information Security.
To assist your review, note that the information provided in our Compensation Discussion and Analysis is organized in the following six subsections:

78	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Executive Summary
Our Compensation Philosophy and Objectives

Philosophy

Our compensation philosophy is to attract, motivate, focus and retain talented executives who are aligned with, and passionate about, our Purpose: to be a great company that creates exceptional long-term value for our customers, employees and shareholders by enhancing the health and well-being of pets, people and livestock.

Objectives

In furtherance of this philosophy, our executive compensation program is designed to achieve three key objectives:

01	02	03

Attract, motivate, focus and retain highly skilled executives who believe in and promote our mission and who embody IDEXX’s values.	Create alignment between management and shareholder interests by establishing a strong connection between compensation, stock ownership and the creation of shareholder value.
Reward executives for:
+Attaining short- and long-term financial and strategic objectives;
+Achieving continuous improvement in revenues and earnings, deploying capital in a manner that generates strong economic returns and growing shareholder value; and
+Hiring, developing and promoting a talented workforce while sustaining a highly engaged, high-performance culture that welcomes, respects and supports all our employees to enable each of them to contribute to our Purpose.

IDEXX 2026 PROXY STATEMENT	79

+ + + EXECUTIVE COMPENSATION
Compensation Key Elements
In support of our compensation philosophy and objectives, our executive compensation program consists of three key elements. The total target value of these elements for each NEO is within a competitive range as compared to similar positions within our peer group and market survey compensation data. As a whole, these elements are designed to be performance-based, with at-risk pay constituting a significant portion of total compensation.

Compensation Key Elements

Base Salary	Annual Performance-Based Cash Bonus	Equity-Based Long-Term Incentive Compensation

At Risk

+Base Salary
To provide a fixed amount of compensation that is positioned in a competitive range and takes into account the individual skills, abilities and performance of each of our senior executives, which supports our compensation philosophy of attracting and retaining talented individuals.
+Annual Performance-Based Cash Bonus
To motivate senior executives to achieve our annual goals for financial performance, as well as achieve key annual goals that strengthen the business and position us for longer-term performance. Target bonus percentages are positioned in a competitive range and capped at 200% of target.
+Equity-Based Long-Term Incentive Compensation
To motivate long-term performance and align the interests of management and shareholders. This supports the key objectives of our compensation philosophy by rewarding long-term performance and sustained shareholder value creation in a way that attracts and retains talented senior executives. In general, long-term incentive opportunities are structured so that, when combined with salary and the target bonus opportunity, target total direct compensation is positioned within a competitive range.

80	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
2025 Performance Highlights
Management executed on an ambitious strategy in 2025 and achieved strong results against a challenging macroeconomic and sector backdrop. Overall revenue and organic revenue growth of 10.4% and 9.6% and improved operating margins supported strong financial results driven by successful execution against our innovation, operational and commercial initiatives and priorities. We achieved 12% growth in our premium instrument installed base, surpassed 10,000 cloud-based practice management system installed base locations, drove double digit international CAG Diagnostics recurring revenue growth and sustained high levels of customer retention and high growth in recurring veterinary software revenues. We realized 23% growth in diluted earnings per share (EPS), or 14% comparable EPS growth, while making significant strategic investments in research and development and commercial capability in support of our long-term opportunity. Management achieved these results despite dynamic macroeconomic and sector conditions, including continued declines in veterinary clinical visits.
Management also continued to make meaningful progress against our long-term business strategy, positioning IDEXX well to generate sustainable, long-term value creation for our shareholders and other stakeholders. Of particular note, IDEXX:
+Launched or achieved launch readiness for five advanced new-to-world CAG solutions, including the fine needle aspirate application for mast cell tumor detection to expand our IDEXX inVue Dx™ analyzer menu, Catalyst™ Cortisol Test, our IDEXX Cancer Dx™ canine lymphoma screening test, AI-assisted radiology innovation and the next-generation ImageVue™ DR50 Plus Digital Imaging System;
+Advanced key product and service developments in support of our innovation roadmap, including new AI and data features;
+Successfully placed over 22,000 premium instruments globally, including over 6,000 IDEXX inVue Dx analyzers;
+Achieved greater than 99% product availability globally and 98% on-time service in the United States;
+Conducted three international commercial expansions in Australia, Germany and the United Kingdom, while expanding our U.S. field-based resources;
+Achieved a Net Promoter Score of 57 from our U.S. veterinary practice customers;
+Maintained customer retention in the high 90s within our key CAG Diagnostics business;
+Achieved broad adoption of IDEXX Cancer Dx canine lymphoma screening tests with more than 5,500 customers in North America running the test, establishing our position in early cancer detection and laying the foundation for our differentiated oncology franchise;
+Improved customer experience by reducing reference lab and veterinary software case support volumes through advancements in our digital customer experience features and self-help resources;
+Maintained an employee Net Promoter Score above the 90th percentile for all employers according to relevant data provided by our third-party employee engagement platform;
+Expanded learning and development offerings by launching a global learning platform tailored to employee career goals and expanding access to education assistance for employees pursuing academic degree programs at accredited institutions of higher education; and
+Signed our third virtual power purchase agreement (VPPA), our first in Europe, which, together with our two North America VPPAs, is expected to source enough renewable electricity to cover 100% of our North American and European electricity consumption when they come online.

IDEXX 2026 PROXY STATEMENT	81

+ + + EXECUTIVE COMPENSATION

5	22,000	99%+
Launched or achieved launch readiness for five advanced new-to-world CAG solutions	More than 22,000 successfully placed premium instruments globally	Product availability globally

3	57	5,500+
International commercial expansions in Australia, Germany and the United Kingdom	U.S. Net Promoter Score from U.S. veterinary practice customers	Customers in North America ran IDEXX Cancer Dx canine lymphoma screening tests.

These accomplishments resulted from management’s strong leadership and the dedication of their global teams.
Alignment of Performance with Executive Compensation
The Compensation and Talent Committee believes that the design of our executive compensation program strongly aligns NEO compensation with performance. As described in more detail under “Compensation Mix” on page 89, “at-risk” compensation was 91% of our CEO’s 2025 target total direct compensation and an average of 83% for our other NEOs (excluding Mr. McKeon, who did not participate in the 2025 annual performance-based cash bonus plan or long-term equity-based compensation program as a result of his retirement). This “at-risk” compensation consisted of our annual performance-based cash bonus plan and long-term equity-based compensation. Each of these “at-risk” compensation elements provides a meaningful link between pay and performance.
2025 Annual Performance-Based Cash Bonus
The 2025 annual performance-based cash bonus plan payout was determined by a financial performance factor weighted at 60% and a non-financial performance-factor weighted at 40%, and in the case of our CEO, an individual performance upward adjustment in light of his exceptional performance. The Compensation and Talent Committee determined the 2025 non-financial performance factor based on its evaluation of our performance against our annual non-financial goals for 2025, which were approved by the Board and are intended to strengthen the business to support long-term performance.

82	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Our 2025 financial performance factor was determined based on our performance against Board-approved goals for organic revenue growth, operating profit, earnings per share (diluted) and after-tax return on invested capital, excluding cash and investments (ROIC). Our 2025 performance exceeded the target goals for each metric as illustrated in the following graphs.

Organic Revenue Growth(1) (40% Weighting)	Operating Profit(1) (20% Weighting)	Earnings per Share(1) (20% Weighting)	ROIC(1) (20% Weighting)

	($ in millions)	(Diluted)
1.Organic revenue growth and ROIC are non-GAAP financial measures. Refer to Appendix A for a description of organic revenue growth and ROIC. In addition, in evaluating financial performance, 2025 actual results were adjusted pursuant to the terms of our 2025 annual performance-based cash bonus plan to eliminate the effects of differences between actual foreign currency exchange rates during 2025, as compared to the rates assumed in setting the budget, and the effects of discrete items not anticipated at the beginning of the 2025 fiscal year and not reflected in the target goal, as well as share-based compensation activity under ASU 2016-09 “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Information regarding these adjustments and a reconciliation to the most directly comparable financial measure presented in accordance with GAAP are provided in Appendix A.
Our performance against the four financial performance factor metrics shown in the graphic above resulted in a financial performance payout factor of 132% of target, as further described under “Our Financial Performance Factor” beginning on page 95. The Compensation and Talent Committee determined our non-financial performance factor was earned at 153% of target in light of management’s accomplishments against our business goals, as further described under “Our Non-Financial Performance Factor” beginning on page 97. Based on these factors, the Compensation and Talent Committee approved an overall payout of 140% of target for our non-CEO NEOs under our 2025 annual performance-based cash bonus plan. These payout percentages reflect our strong 2025 financial and business performance and are in comparison to the 97% of target payout approved under our 2024 annual performance-based cash bonus plan, demonstrating the meaningful, direct and appropriate alignment between year-to-year variation in our performance and executive pay.
In addition to our enterprise performance factors, the 2025 annual performance-based cash bonus plan allows for an individual NEO’s payout to be adjusted in recognition of his or her relative contributions to our achievement of our financial and non-financial performance goals, subject to a maximum payout cap of 200% of target. For 2025, the Compensation and Talent Committee determined that Mr. Mazelsky’s strategic contribution to our financial and non-financial goals was exceptional and applied an individual performance factor adjustment to increase his payout by 24%, resulting in a payout at 173% of target. In determining this individual performance adjustment for Mr. Mazelsky, the Compensation and Talent Committee considered his outstanding leadership and dedicated service to IDEXX, our sustained extraordinary performance and value creation during his tenure, his critical participation in IDEXX’s robust, thoughtful and orderly CEO succession planning process, and his leadership in driving our innovation strategy and extending our commercial capability to build the foundation for our future growth. None of our other NEOs received an individual adjustment to their payout for 2025.

IDEXX 2026 PROXY STATEMENT	83

+ + + EXECUTIVE COMPENSATION
Our longer-term financial performance remains strong, reflecting enduring and meaningful long-term value creation for and alignment with our shareholders and other stakeholders. For example, since 2019, our last full fiscal year prior to the COVID-19 pandemic, we have achieved compound annual growth rates with respect to revenue, operating profit and earnings per share of 10%, 16% and 18%, respectively.
Alignment of Executive Pay with Total Shareholder Returns
In 2025, our stock price increased 64%, supported by our strong financial results and compelling execution of our strategy. Over the last three-, five- and ten-year periods ending on the last day of 2025, we have delivered a compound annual total shareholder return of 18%, 6% and 25%, respectively, surpassing the performance of the S&P 500 Healthcare Index for each of the 1-, 3- and 10-year periods. We believe that because most of our NEOs’ target total direct compensation is comprised of long-term equity-based awards, their interests are well aligned with shareholders and they are motivated and incentivized to implement and deliver on strategic priorities that drive long-term shareholder value. Importantly, our NEOs are directly impacted by the performance of our stock in alignment with the experience of our shareholders. Our Compensation and Talent Committee regularly evaluates the alignment of NEO compensation with the interests of our shareholders.
Total Direct Compensation Summary
Consistent with our executive compensation philosophy and objectives, the total direct compensation for each of our NEOs reflects their substantial contributions to our performance. Specifically, the Compensation and Talent Committee determined 2025 compensation for our NEOs in light of our strong execution against our strategy, performance against our 2025 financial goals and the substantial achievements against our non-financial goals positioning us to deliver sustainable long-term growth and shareholder returns.
The Compensation and Talent Committee aims to provide our NEOs with target total direct compensation that is generally within a competitive market range based on data on prevailing market compensation levels in our identified peer group and market survey compensation data, while also taking into account other factors specific to individual NEOs, including, among other things, the NEO’s past performance and impact on our results, scope of responsibilities, experience and skills set, which may warrant a departure from prevailing compensation levels.
In determining the positioning of target total direct compensation for 2025 for each of our NEOs within a competitive market range, the Compensation and Talent Committee conducted its annual talent review and considered factors such as an NEO’s performance history, growth potential into larger and/or successor roles, and skills critical to our long-term success. As in 2024, the Compensation and Talent Committee chose to emphasize “at-risk” equity-based awards in the mix of compensation elements for 2025 compensation. Equity-based awards were an average of 71% of target total direct compensation for our non-CEO NEOs in 2025, excluding Mr. McKeon, because the Compensation and Talent Committee believes that weighting best motivates and incentivizes our NEOs while aligning their interests with shareholders. The Compensation and Talent Committee believes that the competitive positioning of our NEOs’ compensation strengthens our ability to retain these individuals by recognizing their unique skill sets and capabilities to bring industry-leading innovation to market, while driving excellent operational performance, and further enhances the alignment of their interests with our shareholders’ interests.
The following table provides an overview of target total direct compensation for our NEOs for fiscal year 2025, including a breakdown of each of the three key elements of target total direct compensation and the 2025 target annual performance-based cash bonus compared to the actual amount of the 2025 annual performance-based cash bonus.

84	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +

		Annual Performance-Based Cash Bonus				Equity-Based Long-Term Incentives
	Base Pay(1) ($)	Target Bonus (% of Base Pay)	Target Bonus ($)	Actual Bonus ($)(2)	Actual Bonus (% of Target)(2)	Grant Value(3) ($)	Total Direct Compensation(5) ($)

Jonathan J. Mazelsky	1,150,000	130%	1,495,000	2,593,000	173%	10,800,000	14,543,000
Andrew Emerson	550,000	75%	412,500	577,500	140%	1,900,000	3,027,500
Tina Hunt, PhD	597,400	75%	448,050	627,270	140%	2,700,000	3,924,670
Michael J. Lane	597,400	75%	448,050	627,270	140%	2,700,000	3,924,670
Martin Smith, PhD	597,400	75%	448,050	627,270	140%	2,700,000	3,924,670
Brian P. McKeon(4)	693,500	—	—	—	—	—	693,500
1.Reflects annual base pay approved by the Compensation and Talent Committee in February 2025 and effective in March 2025.
2.Mr. Mazelsky’s actual bonus payout reflects an individual performance factor adjustment to increase his bonus payout by approximately 24% in recognition of his individual contributions and performance. No other NEO’s bonus payout was subject to any adjustment.
3.Reflects the aggregate grant value (expressed in dollars), assuming performance-based restricted stock unit (PSU) awards are earned at target levels, approved by the Compensation and Talent Committee, which differs slightly from the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that results from the conversion of the approved grant value into shares and rounding the resulting number of shares underlying an award to the nearest whole number to avoid the issuance of fractional shares. Refer to Note 5 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for the relevant assumptions used to determine the grant date fair value of our stock awards and stock options.
4.Mr. McKeon did not participate in the 2025 annual performance-based cash bonus plan and did not receive an annual equity award in 2025 as a result of his retirement from IDEXX.
5.Calculated as the sum of the Base Pay, Actual Bonus and Grant Value columns.
For greater detail regarding the compensation determinations made by the Compensation and Talent Committee with respect to our NEOs, refer to the discussion under “2025 Compensation Components” beginning on page 93.
2026 Planned CEO Transition
As previously disclosed in a Form 8-K filed on January 13, 2026, Mr. Mazelsky announced his intent to retire from all of his positions at IDEXX, including our Board, as of the conclusion of the 2027 Annual Meeting of Shareholders. In light of Mr. Mazelsky’s planned retirement, the Board approved a CEO transition plan under which Mr. Mazelsky will step down as President and CEO effective upon the adjournment of the 2026 Annual Meeting on May 12, 2026, and Michael G. Erickson, PhD, will assume the role of President and CEO. At the Board’s request, Mr. Mazelsky will serve as Executive Chair for a one-year period until his retirement in May 2027. In his capacity as Executive Chair, Mr. Mazelsky’s primary focus will be to facilitate a smooth and seamless CEO transition and provide support, advice and mentorship to Dr. Erickson.
In connection with the planned CEO transition and upon the approval of the Compensation and Talent Committee and Board, IDEXX and Mr. Mazelsky entered into a letter agreement setting forth Mr. Mazelsky’s compensation in his role as Executive Chair of the Board. Effective upon his assumption of that position, Mr. Mazelsky will continue to receive an annual base salary of $1.15 million and his target 2026 annual performance-based cash bonus will be equal to a blended rate of (i) 130% for the period from January 1, 2026 to the date he ceases to be CEO, and (ii) 100% for the period from the date he becomes Executive Chair of the Board through December 31, 2026. In addition, in February 2026, the Compensation and Talent Committee approved an annual equity award with a grant date value of $8.275 million in the form of RSUs vesting in equal amounts annually over a three-year period, with the first

IDEXX 2026 PROXY STATEMENT	85

+ + + EXECUTIVE COMPENSATION
vesting date on February 14, 2027. Mr. Mazelsky will not be eligible to receive an annual bonus for 2027 or any equity incentive awards as part of the 2027 annual award cycle. Mr. Mazelsky’s previously outstanding equity awards will continue to vest in accordance with their terms, including applicable retirement vesting and exercisability provisions.
The Compensation and Talent Committee received benchmarking and market data from its independent compensation consultant in determining Mr. Mazelsky’s compensation during the transition period and believes it provides appropriate incentives to retain and motivate Mr. Mazelsky in light of his substantial knowledge of IDEXX and our industry, and the valuable insight, perspectives and guidance he can offer to Dr. Erickson and the Board. For additional information about Mr. Mazelsky’s letter agreement, including potential severance benefits, refer to the discussion under “Mazelsky Letter Agreement” on page 127.

86	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Key Compensation Practices and Policies
We seek to promote the long-term interests of our shareholders through our prudent compensation practices and policies with respect to our NEOs and other executive officers:
Executive Compensation Program Design

What We Do

✓
Align pay with our performance by weighting variable compensation at 91% of 2025 target total direct compensation for our CEO and an average of approximately 83% for our other NEOs, excluding Mr. McKeon

✓
Generally target total direct compensation value for our NEOs within a competitive market range, as compared to similar positions, considering our performance and relative growth trajectory; the individual’s performance and experience; and competitive market factors

✓	Seek to focus management to effectively invest in the future of the business through its innovation, employees, systems and processes

What We Don’t Do

X	No uncapped payouts under our 2025 annual performance-based cash bonus plan

Equity-Award-Related Practices

What We Do

✓	Require a one-year minimum vesting period for equity awards granted to employees

✓	Set minimum fair market value exercise price for options

✓
Align executive officers’ interests with shareholder interests and support executive officer retention by providing a significant percentage of target total direct compensation in the form of long-term equity incentive awards

What We Don’t Do

X	No dividends or the equivalents on equity awards until the award vests

X	No backdating, “spring-loading” or “bullet-dodging” of options, and no repricing or buyout of underwater stock options without shareholder approval

IDEXX 2026 PROXY STATEMENT	87

+ + + EXECUTIVE COMPENSATION
Compensation Governance and Risk Mitigation

What We Do

✓	Review our peer group annually and engage in rigorous, annual benchmarking to align our executive compensation program with the market

✓	Assess annually the independence of the Compensation and Talent Committee’s compensation consultant and the absence of any conflicts of interest

✓	Conduct an annual compensation program risk assessment

✓	Provide limited benefits and perquisites to our executive officers that are not otherwise made available to our other salaried employees

✓	Require our senior executives to satisfy robust stock ownership guidelines to strengthen the alignment with our shareholders’ interests

✓
Maintain a clawback policy that complies with, and exceeds, Nasdaq listing standards and generally requires us (or, in certain instances, provides discretion to the Board) to recover erroneously awarded incentive-based compensation (as well as time-based equity awards and annual cash bonus amounts tied to the non-financial performance factor) from our executive officers if we are required to restate our financial results due to material noncompliance with any financial reporting requirement under federal securities laws

✓	Hold an advisory vote on executive compensation on an annual basis to provide our shareholders with an opportunity to give feedback on our executive compensation program

✓	Maintain a written policy regarding the grant dates of equity awards to our executive officers and employees

What We Don’t Do

X	No employment contracts with our NEOs, other than with Mr. Mazelsky and Dr. Erickson in his future capacity as our CEO

X	No tax gross-ups (except for very limited exceptions)

X	No supplemental executive retirement plan

X	No single-trigger change-in-control bonus payments or vesting of equity awards (except for 25% vesting of equity awards upon a change-in-control)

X	No stock options granted below fair market value

X	No hedging, pledging or selling short our common stock by executive officers or Directors

X	No granting of equity awards in coordination with our release of material non-public information

88	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
How We Determine Compensation
Compensation Mix
Consistent with our executive compensation philosophy described on page 79, we believe that variable compensation, such as performance-based cash bonuses and equity-based compensation, should be a higher percentage of total compensation for our executive officers (including our NEOs) than for our other employees. We also believe that variable compensation relates most directly to creating long-term shareholder value by providing strong incentives to achieve strategic and financial objectives over time. It also serves to motivate, focus and retain executive officers.
When the Compensation and Talent Committee makes decisions with respect to each element of an executive officer’s compensation, it also considers the total compensation that may be awarded to the executive officer. Overall, the Compensation and Talent Committee’s goal is to award compensation that corresponds with our compensation philosophy when all elements of the compensation program are considered individually and in total.
Components of CEO’s 2025 Target Total Direct Compensation

Base Salary	Annual Performance-Based Cash Bonus	Equity-Based Long-Term Incentive Compensation (LTI)

9%	11%	80%
		Stock Options	PSUs*

		50% of LTI	50% of LTI

91% at Risk
Components of Other NEOs’ 2025 Target Total Direct Compensation (Average)†

Base Salary	Annual Performance-Based Cash Bonus	Equity-Based Long-Term Incentive Compensation (LTI)

17%	12%	71%
		Stock Options	PSUs*	RSUs

		50% of LTI	25% of LTI	25% of LTI

83% at Risk
*PSU percentage of LTI is based on the value approved by the Compensation and Talent Committee and assumes the awards are earned at target.
†Excluding Mr. McKeon who did not participate in the 2025 annual performance-based cash bonus plan or 2025 annual equity award grant cycle.

IDEXX 2026 PROXY STATEMENT	89

+ + + EXECUTIVE COMPENSATION
Roles and Responsibilities
The Compensation and Talent Committee engages an independent compensation consultant, Farient, to inform and support its decisions on executive compensation. Farient participated in a collaborative process with the Compensation and Talent Committee and senior management to determine our NEOs’ 2025 compensation:

Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions

Compensation and Talent Committee (Composed solely of independent, non-employee Directors and reports to the Board)
+Oversees our executive compensation program, policies and practices, taking into account business goals and strategies, legal and regulatory developments and evolving best practices;
+Establishes performance goals for purposes of compensation decisions for our NEOs;
+Conducts an annual evaluation of the CEO’s performance in consultation with the full Board and determines his compensation;
+Reviews and approves the CEO’s recommendations for compensation for the other NEOs and executive officers, making changes when deemed appropriate;
+Approves all changes to the composition of the peer group; and
+Reviews and makes recommendations to the full Board with respect to Director compensation.

Independent Consultant to the Compensation and Talent Committee*
+Reviews IDEXX’s executive compensation philosophy and the consistency of IDEXX’s pay actions with that philosophy;
+ Provides analysis and advice regarding IDEXX’s total pay and incentive programs and policies from the perspectives of IDEXX’s business needs, competitive environment, and standards of good governance;
+ Makes recommendations pertaining to IDEXX’s peer group(s) for pay and performance comparisons;
+ Provides analysis on competitive pay and advice regarding CEO, other executive officer, and non-employee Director compensation levels and pay mix;
+ Provides advice on governance matters; reviews and provides input on IDEXX’s Compensation Discussion & Analysis and related disclosures; and
+ Attends Compensation and Talent Committee meetings and provides general support, as well as ad hoc advice.

Senior Management
+Our CEO recommends to the Compensation and Talent Committee annual compensation for the other NEOs, Section 16 officers and senior executives reporting directly to the CEO based on his assessment of their performance;
+Our CEO, Executive Vice President, General Counsel and Corporate Secretary and our Executive Vice President and Chief Human Resources Officer work with the Compensation and Talent Committee Chair and our independent compensation consultant to set agendas, prepare materials for Compensation and Talent Committee meetings, attend meetings as appropriate and prepare meeting minutes;
+Our Executive Vice President, General Counsel and Corporate Secretary, with the assistance of internal and external legal counsel, provides the Compensation and Talent Committee with legal advice and support on executive compensation and related matters from time to time; and
+Our Chief Financial Officer also works with our Executive Vice President and Chief Human Resources Officer in the preparation of some materials for Compensation and Talent Committee meetings.
No member of management is present in Compensation and Talent Committee meetings when matters related to their individual compensation are under discussion or when the Compensation and Talent Committee otherwise meets in executive session.

*During 2025, the Compensation and Talent Committee was assisted by Farient. Other than the support that it provided to the Compensation and Talent Committee, Farient provided no other services to IDEXX or management and only received compensation from IDEXX for the services provided to the Compensation and Talent Committee. The Compensation and Talent Committee conducted an assessment of Farient’s independence as required by relevant SEC regulations and Nasdaq listing standards. The Compensation and Talent Committee has also determined that the services performed by Farient and the individual compensation advisors employed by it who provide services to the Compensation and Talent Committee raised no conflicts of interest.

90	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Results of the 2025 “Say-on-Pay” Advisory Vote
At our 2025 Annual Meeting, our shareholders casting votes on the proposal voted approximately 94% (represented by 63,288,596 votes) in favor of approving the compensation of our NEOs. Although the results of this vote are non-binding, the Compensation and Talent Committee considered these results in determining compensation policies and decisions and concluded that the compensation paid to our NEOs and our overall pay practices are strongly supported by our shareholders.
We regularly engage shareholders on a year-round basis to convey our strategy and actively listen to their perspectives and concerns, including regarding our executive compensation program. For more information about our shareholder engagement efforts, refer to the discussion under “Shareholder Communication and Engagement” beginning on page 58.

Our Shareholders voted approximately
94%
in favor of approving the compensation of our NEOs on average at our last three annual meetings.

Compensation Benchmarking and Peer Group
The Compensation and Talent Committee believes that market data, including compensation data from a peer group of comparable companies, is essential to determining compensation targets and actual awards that attract and retain highly talented executive officers. The Compensation and Talent Committee uses market data to assess the competitiveness of our compensation packages relative to similar companies and to ensure that our compensation program is consistent with our compensation philosophy. Annually (and more frequently, where appropriate), the Compensation and Talent Committee engages its independent compensation consultant to conduct a market benchmarking study for our executive officers, including our CEO and our other NEOs. The Compensation and Talent Committee’s objective is to provide executive officers with target total direct compensation that is generally within a competitive market range as compared to similar positions, unless the circumstances warrant a different determination.
Our executive compensation program is benchmarked against a peer group of healthcare equipment and supplies, veterinary medicine and life sciences tools and services companies selected by our Compensation and Talent Committee. The Compensation and Talent Committee, with input from our independent compensation consultant, reassesses our peer group composition annually to identify appropriate changes needed to ensure that the peer group continues to provide an appropriate benchmark for competitive pay analysis.

IDEXX 2026 PROXY STATEMENT	91

+ + + EXECUTIVE COMPENSATION
We view the peer group selection process as a critical aspect of our executive compensation program because benchmarking our pay practices against our market peers provides us with key information relevant to the attraction and retention of talent. The composition of our peer group is based upon a number of criteria, including the following:

Industry and Business Characteristics	Our peer companies are publicly traded U.S. companies that operate in similar industries and, to the extent possible, have similar cost structures, business models and global reach. Generally speaking, we look to companies that fall within our industry classification, based on the Global Industry Classification Standard (GICS), and specifically companies that qualify as Healthcare Equipment and Supplies, Healthcare Providers and Services, Biotechnology, Healthcare Technology, Pharmaceuticals and Life Sciences Tools & Services companies under GICS.

Size	Based on the strong correlation between compensation opportunity levels and company size, we look for comparably sized companies as measured by metrics such as revenue and market capitalization.

Competition for Executive Talent	In selecting our peer group, we seek to identify companies with which we compete for executive talent.

Competition for Investor Capital	Because compensation expense is a factor in financial performance and resulting margins, it is important to consider companies that shareholders may consider as alternative investment opportunities.

Statistical Reliability	To provide a number of data points that will yield statistically meaningful benchmarking opportunities, we believe that our peer group should be composed of at least twelve companies, with a target group of between fifteen and twenty.

Additional Factors	We consider certain other refining characteristics when selecting peers, including our ISS and Glass Lewis peer companies and companies that identify IDEXX as a peer for compensation purposes.

Overall Reasonableness	While individual peer companies may satisfy some but not all of the relevant criteria, we view the group as a whole and determine whether, in totality, the group is reasonable and defensible for benchmarking purposes and whether the resulting comparison data is rational.

92	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
The following firms comprised the peer group used in connection with the Compensation and Talent Committee setting our NEOs’ 2025 target total direct compensation:
IDEXX Compensation Peer Group (16 Companies in Total)

Peer Company	Ticker Symbol	Peer Company	Ticker Symbol

Agilent Technologies, Inc.	A	Illumina, Inc.	ILMN
Align Technology, Inc.	ALGN	Intuitive Surgical, Inc.	ISRG
Bio-Rad Laboratories, Inc.	BIO	Mettler-Toledo International Inc.	MTD
The Cooper Companies, Inc.	COO	Revvity, Inc.	RVTY
DexCom, Inc.	DXCM	ResMed Inc.	RMD
Edwards Lifesciences Corporation	EW	STERIS plc	STE
Elanco Animal Health Incorporated	ELAN	Waters Corporation	WAT
Hologic, Inc.	HOLX	Zoetis Inc.	ZTS
This peer group included the same companies that constituted the peer group referenced by the Compensation and Talent Committee when it determined 2024 compensation.
As part of our compensation benchmarking process, we utilize a blend of peer group data and survey data of technology, life science and other companies representing companies similar to us in size and business models.
2025 Compensation Components
In making compensation determinations for our NEOs, the Compensation and Talent Committee gives primary consideration to the NEOs’ impact on our results and their scope of responsibility, in addition to other relevant factors, such as prior experience and performance, future potential and data on prevailing market compensation levels. The Compensation and Talent Committee also gives considerable weight to the CEO’s evaluation of the other NEOs because of his unique knowledge of their responsibilities, performance and contributions. Before making its final decisions regarding Mr. Mazelsky’s 2025 compensation, the Compensation and Talent Committee consulted with the Board and considered the Board members’ feedback and assessment of Mr. Mazelsky’s overall performance.
For each of our NEOs, including our CEO, the Compensation and Talent Committee determines each component of compensation—base salary, annual performance-based cash bonus and equity-based long-term incentive compensation—based on various relevant factors. We describe those components and how they are determined in more detail in the sections that follow.
2025 Base Salary
The Compensation and Talent Committee reviews and approves base salary levels annually, typically in the first fiscal quarter, as part of our compensation planning process. The Compensation and Talent Committee targets base salary for the executive officers within a competitive market range. Individual executive officer base salary levels may vary at the high or low end of the competitive range when factoring in contributions to our overall financial performance, and an individual’s strengths, level and scope of responsibilities, skills, experience, past performance and future potential.

IDEXX 2026 PROXY STATEMENT	93

+ + + EXECUTIVE COMPENSATION
The 2025 base salaries of our NEOs are included in the table under “Total Direct Compensation Summary” beginning on page 84. In February 2025, the Compensation and Talent Committee approved 2025 base salary increases for each of our non-CEO NEOs, other than Mr. McKeon whose base salary remained flat in light of his planned retirement. The Compensation and Talent Committee determined 2025 salaries based on individual performances, roles and responsibilities, competitive data and internal equity.
Mr. Mazelsky’s base salary was maintained at his 2024 level given the appropriateness of his salary positioning relative to the competitive market.
2025 Annual Performance-Based Cash Bonus
Pursuant to our 2025 annual performance-based cash bonus plan, each of our NEOs (other than Mr. McKeon) received an annual performance-based cash bonus for 2025. Each participating NEO’s target bonus amount is equal to a certain percentage of their annual base salary and their actual bonus is capped at 200% of this target bonus amount. The Compensation and Talent Committee sets the target percentages to provide a suitable mix of fixed and variable compensation and to maintain an appropriate weighting of annual versus long-term incentives, consistent with our compensation philosophy.

Base Salary	x	Target Incentive %	=	Target Annual Performance-Based Cash Bonus Amount
The annual performance-based cash bonus is calculated by multiplying the NEO’s target bonus amount by a corporate performance factor consisting of two weighted components:

Corporate Performance Factor

Target Annual Performance- Based Cash Bonus Amount	x	Financial Performance Factor	+	Non-Financial Performance Factor	=	Actual Annual Performance- Based Cash Bonus Amount(1)
		60% Weighting		40% Weighting

1.The calculated actual annual performance-based cash bonus amount is subject to adjustment for an individual NEO based on consideration of the NEO’s performance and relative contribution to the achievement of our financial and non-financial performance factor goals.
The corporate performance factor used to calculate these bonuses consists of the following:
+A financial performance factor, determined by our performance on four specific financial metrics selected by the Compensation and Talent Committee (for more detail, refer to the discussion under “Our Financial Performance Factor” beginning on page 95); and
+A non-financial performance factor, determined by our performance on pre-determined non-financial performance goals, typically approved by the Board in February. These goals are focused on strengthening and positioning IDEXX for sustained future growth and profitability (for more detail, refer to the discussion under “Our Non-Financial Performance Factor” beginning on page 97).

94	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
An individual performance factor may be used to recognize extraordinary performance factors (positive and negative) pertaining to each individual NEO in any given performance year. This factor tends to be used only on an exceptional basis. There is a maximum payout of 200% of target for each of our NEOs, inclusive of corporate and individual performance factors.
Corporate and Individual Performance Factors
In 2025, the corporate performance factor was calculated as 140% for each of our NEOs based on achievement against both the financial and non-financial factors. As described in greater detail below, our financial performance in 2025 resulted in a payout rating above target for all financial performance metrics. With respect to the non-financial factor, the Compensation and Talent Committee considered the substantial progress our NEOs achieved against our long-term growth strategy. The Compensation and Talent Committee also considered the relative contributions made by each NEO to the achievement of our financial and non‑financial goals in determining the final amount of each award. As a result of this consideration, the Compensation and Talent Committee applied the individual performance factor to increase Mr. Mazelsky’s annual bonus payout by approximately 24%, resulting in a 173% of target award payout. In determining this individual performance factor for Mr. Mazelsky, the Compensation and Talent Committee considered his outstanding leadership and dedicated service to IDEXX, our sustained strong performance and value creation during his tenure, his critical participation in IDEXX’s robust, thoughtful and orderly CEO succession planning process and his leadership in driving our innovation strategy and expanding our commercial capability to build the foundation for our future growth.
Our Financial Performance Factor
Our 2025 annual performance-based cash bonus plan included four financial performance metrics: organic revenue growth, operating profit, earnings per share (diluted) and ROIC, weighted as follows:

Organic Revenue Growth Rating	+	Operating Profit Rating	+	Earnings per Share (Diluted) Rating	+	ROIC Rating	=	Financial Performance Factor
40% Weighting		20% Weighting		20% Weighting		20% Weighting
These financial metrics of growth, profitability and return were chosen because they will drive shareholder value and are directly influenced by our NEOs:

Financial Metric	Purpose

Organic Revenue Growth	+Drives our overall performance +Enables profitability and economic return

Operating Profit
+Reflects the profitability of our core business operations and demonstrates the efficiency with which we convert our top-line revenue into profits
+Drives focus on sustaining revenue growth that is profitable

Earnings per Share (Diluted)	+Measures our profitability to shareholders after financing costs and taxes +Supports alignment with our shareholders’ interests

ROIC	+Measures the efficiency with which we use our invested capital to generate returns +In balance with our other financial measures, drives long-term shareholder value creation

IDEXX 2026 PROXY STATEMENT	95

+ + + EXECUTIVE COMPENSATION
The Compensation and Talent Committee established 2025 threshold, target and maximum performance goals for each of these metrics, which are aligned with the goals included in our Board-approved 2025 annual business plan:
+The threshold goal for each metric is the minimum level of performance required to achieve a payout for that metric. The payout at threshold performance is 25% of target. Below threshold performance will result in a 0% payout for that metric.
+The target goals are aligned with the goals included in the Board-approved 2025 annual business plan. Target goals are intended to encourage stretch performance during the one-year performance period, while at the same time being achievable. Performance at target will result in a payout at 100% of target for the applicable metric.
+The maximum goal for each metric is set at a level that requires superior performance during the one-year performance period. Performance at or above the maximum goal will result in a payout of 200% of target for that metric.
In the event that performance of any metric is between the threshold and target goals or target and maximum goals, the payout for that metric is linearly interpolated. The following table shows the threshold, target and maximum goals for each of the financial metrics in our 2025 annual performance-based cash bonus plan.

	Performance Goals
Financial Metrics	Threshold	Target	Maximum

Organic Revenue Growth	3.0%	8.1%	12.0%
Operating Profit (in millions)	$1,245.2	$1,307.7	$1,359.0
Earnings per Share (Diluted)	$11.71	$12.25	$12.70
ROIC	39.5%	47.8%	54.6%
The following table illustrates our performance versus the target goal with respect to each financial metric selected by the Compensation and Talent Committee for our 2025 annual performance-based cash bonus plan, and the resulting calculation of the financial performance factor.

	Organic Revenue Growth(1)	Operating Profit ($ amounts in millions)	Earnings per Share (Diluted)	ROIC(2)	2025 Financial Performance Factor (%)

2025 Achieved Results(3)	9.6%	$1,320.6	$12.49	48.3%
2025 Target Goal(4)	8.1%	$1,307.7	$12.25	47.8%
Variance to 2025 Target Goal(5)	1.4%	$13.0	$0.24	0.5%
Payout Rating(4)	137.8%	125.3%	151.8%	106.7%
Weighting	40%	20%	20%	20%
Weighted Average Percentage(5)	55.1%	25.1%	30.4%	21.3%	132%
1.Organic revenue growth is a non-GAAP financial measure. Information regarding organic revenue growth and its calculation is provided in Appendix A.
2.ROIC is a non-GAAP financial measure. Information regarding ROIC and its calculation is provided in Appendix A.

96	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
3.In evaluating financial performance, 2025 actual results were adjusted pursuant to the terms of our 2025 annual performance-based cash bonus plan to eliminate the effects of differences between actual foreign currency exchange rates during 2025, as compared to the rates assumed in setting the budget, and the effects of discrete items not anticipated at the beginning of the 2025 fiscal year and not reflected in the target goal, such as acquisitions and acquisition-related expenses, the benefits from a reversal of a litigation accrual in the amount of $8.6 million in 2025, import tariff impacts and tax effects of U.S. federal tax legislation adopted in 2025, as well as share-based compensation activity under ASU 2016-09 “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share‑Based Payment Accounting.” Information regarding these adjustments and a reconciliation to the most directly comparable financial measure presented in accordance with GAAP is provided in Appendix A.
4.Achievement of our target goal for each of the financial metrics equates to 100% payout for that metric, with separate predefined performance scales for each financial metric resulting in an increase or decrease in the percentage payout, as described above.
5.Numbers may not foot due to rounding.
Our Non-Financial Performance Factor
The Board approved enterprise annual non-financial goals for our 2025 annual performance-based cash bonus plan focused on five strategic priorities set in February 2025, as detailed in the table that follows.
The Compensation and Talent Committee evaluated IDEXX’s 2025 performance against these goals, and based upon that evaluation, it determined that IDEXX exceeded expectations in its non-financial performance and that our non-financial performance factor was 153% of target. The Compensation and Talent Committee believes that this performance factor is appropriate in light of management’s strong execution of our strategy in 2025 and the meaningful progress management achieved against our compelling long-term strategic and investment plans to support future growth, which supports long-term value creation for our shareholders and other stakeholders.
The following table summarizes the achievements against our 2025 goals that were considered by the Compensation and Talent Committee in making this determination:

2025 Strategic Goal Priorities	2025 Assessment Highlights

Innovation for Continued Long-Term Growth
+Launched or achieved launch readiness for five advanced new-to-world CAG solutions, including the fine needle aspirate application for mast cell tumor detection to expand our IDEXX inVue Dx™ analyzer menu, Catalyst™ Cortisol Test, our IDEXX Cancer Dx™ canine lymphoma screening test, AI-assisted radiology innovation and the next-generation ImageVue™ DR50 Plus Digital Imaging System.
+Advanced key product and service developments in support of our innovation roadmap, including new AI and data features.
+Met all planned project milestones and corporate goals for development of our MultiCue Dx™ point-of-care analyzer.
+Delivered foundational features of our Vello™ pet owner engagement platform, including multi-location support for corporate accounts and new digital wellness capabilities.
+Introduced new beta features in our practice management system solutions, including “voice to SOAP” and automated patient summaries that can result in veterinarians saving up to two hours per day in computer time.

Commercial Execution
+Placed over 22,000 premium instruments globally, including over 6,000 IDEXX inVue Dx analyzers, our strongest first-year analyzer launch to date, expanding the installed base that underpins recurring revenue growth and maintained customer retention rates in the high 90s within our key CAG Diagnostics business.
+Achieved broad adoption of IDEXX Cancer Dx canine lymphoma screening tests with more than 5,500 customers in North America running the test, establishing our position in early cancer detection and laying the foundation for our differentiated oncology franchise.
+Delivered 9.6% organic revenue growth driven by 8.1% organic growth in CAG Diagnostics recurring revenues, including double-digit growth internationally.
+Completed three international commercial expansions in Australia, Germany and the United Kingdom, strengthening customer reach and field capacity, while expanding our U.S. field-based resources.

IDEXX 2026 PROXY STATEMENT	97

+ + + EXECUTIVE COMPENSATION

2025 Strategic Goal Priorities	2025 Assessment Highlights

Deliver a Differentiated Customer Experience
+Achieved a Net Promoter Score of 57 from our U.S. veterinary practice customers
+Maintained customer retention in the high 90s within our key CAG Diagnostics business.
+Delivered 99%+ product availability globally and 98%+ on-time service in the United States.
+Improved customer experience by reducing reference lab and veterinary software case support volumes through advancements in our digital customer experience features and self-help resources.
+Advanced our customer and technical support capabilities, including through implementation of advanced AI technologies to support product teams design solutions to address the root causes of instrument errors.

Performance Excellence and Productivity
+Implemented logistics and fulfillment optimization enhancements helping to support our strong product availability and on-time service performance.
+Delivered cost-savings and scrap reduction ahead of plan, providing a buffer for tariff headwinds and creating capacity to accelerate R&D and commercial investments for future growth.
+Advanced initiatives to further enhance supply continuity, network resilience and long-range capacity planning.

Talent and Corporate Responsibility
+Maintained an employee Net Promoter Score above the 90th percentile for all employers according to relevant data provided by our third-party employee engagement platform.
+Expanded learning and development offerings by launching a global learning platform tailored to employee career goals and expanding access to education assistance for employees pursuing academic degree programs at accredited institutions of higher education.
+Sustained low voluntary turnover rates that are healthy for our sector, including our sizable front-line employee population and night-shift reference lab employees, demonstrating the strength of our employee value proposition.
+Signed our third VPPA, our first in Europe, which, together with our two North America VPPAs, is expected to source enough renewable electricity to cover 100% of our North American and European electricity consumption when they come online.

Under our 2025 annual performance-based cash bonus plan, applying our financial performance factor and our non-financial performance factor, as described above, the corporate factor was realized at 140% of target.
Equity-Based Long-Term Incentive Compensation
The Compensation and Talent Committee believes that granting equity-based awards is an effective tool in recruiting and retaining the key talent necessary to ensure our continued success and further aligns the interests of our senior executives with those of our shareholders by rewarding long-term total shareholder return while providing a retention incentive through multi-year vesting periods. We also believe that in order to attract and retain key talent and support long-term value creation, our annual equity awards should be designed to be easy to communicate and understand.
The Compensation and Talent Committee regularly reviews our executive compensation program, including our equity-based long‑term incentive compensation program, to ensure its design supports IDEXX’s business and talent strategies. This has resulted in the refinement and evolution of our equity-based long-term incentive compensation program over time. Most recently, the addition of PSUs in 2024 further strengthened the direct alignment between our financial performance and the interests of our senior executives and shareholders.

98	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Types and Mix of Equity Awards
The annual equity awards made to our NEOs in 2025 consisted of stock options, PSUs and RSUs, with the following key terms and which serve the following purposes:

	Stock Options	Performance-Based Restricted Stock Units (PSUs)	Time-Based Restricted Stock Units (RSUs)

Vesting	Vest in four equal annual installments	Cliff vests based on achievement against the PSU award performance metrics over a three-year performance period	Vests in four equal annual installments

Term	Term expires on the day immediately prior to the tenth anniversary of grant date	Not applicable	Not applicable

Exercise Price	Closing sale price of our common stock on the Nasdaq Global Select Market on the grant date	Not applicable	Not applicable

Purpose	Align senior executives’ and shareholders’ interests because the awards only have value to the extent our stock price exceeds the per-share exercise price, incentivize senior executives to create long-term shareholder value and encourage retention because the opportunity to exercise is generally contingent on continued employment.	Reinforce our senior executives’ focus on long-term performance goals tied to our growth strategy and further strengthen the direct alignment between the interests of our senior executives and shareholders because the award value depends on performance against long-term financial goals and the stock price of our common stock.	Encourage retention and reward the creation of shareholder value over time because the value depends on the stock price of our common stock but will have some value in the long term.

Mix(1)	CEO: 50% Other NEOs: 50%	CEO: 50% Other NEOs: 25%	CEO: 0% Other NEOs: 25%

1.Excluding Mr. McKeon who did not participate in the annual equity award grant cycle in 2025 in light of his retirement.
Generally, unvested PSUs, RSUs and stock options are subject to forfeiture when a senior executive’s employment at IDEXX ends, and vested stock options are exercisable only while the senior executive remains employed by IDEXX or within three months after their employment at IDEXX ends. However, our equity awards include certain death and disability provisions, as well as retirement provisions designed to enhance our ability to retain talent and facilitate succession and transition planning for key positions. For more information regarding these provisions, refer to the discussion under “Stock Incentive Plans” beginning on page 121.
The different risk and reward characteristics of stock options, PSUs and RSUs, the mix of 2025 annual equity awards and our multi‑year vesting schedules, serve as an effective means of aligning the interests of our executive officers and shareholders and retaining key talent. Our senior executives bear the highest risk and realize the highest potential reward associated with that performance given that they have the most direct impact on IDEXX’s performance.

IDEXX 2026 PROXY STATEMENT	99

+ + + EXECUTIVE COMPENSATION
2025 NEO Annual Equity Awards
In determining the value of annual equity awards granted to each NEO, the Compensation and Talent Committee evaluates a number of factors, including a competitive assessment of the market and each senior executive’s responsibilities, performance, long-term leadership potential and equity holdings. The Compensation and Talent Committee also considers the impact of equity award values in total on shareholder dilution and shareholder value transfer in relation to the average of such totals for our peers. The Compensation and Talent Committee may also grant one-time special equity awards in recognition of circumstances that cannot be addressed through our standard incentive plans.
As described earlier, the Compensation and Talent Committee chose to weight “at-risk” equity-based awards as the primary compensation element in the mix of total target direct compensation for 2025 to best position IDEXX to retain, motivate and incentivize our NEOs and further enhance the alignment of their interests with shareholders.
In February 2025, the Compensation and Talent Committee granted the following equity awards to all our NEOs given these considerations:

	Stock Option Award Value ($)(1)(2)	RSU Award Value ($)(1)(3)	PSU Award Target Value ($)(1)(4)	Total Equity Award Value ($)(1)

Jonathan J. Mazelsky	5,400,000	—	5,400,000	10,800,000
Andrew Emerson	950,000	475,000	475,000	1,900,000
Michael J. Lane	1,350,000	675,000	675,000	2,700,000
Tina Hunt, PhD	1,350,000	675,000	675,000	2,700,000
Martin Smith, PhD	1,350,000	675,000	675,000	2,700,000
Brian P. McKeon(5)	—	—	—	—
1.Reflects the aggregate grant value (expressed in dollars), assuming PSU awards are earned at target levels, approved by the Compensation and Talent Committee, which differs slightly from the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that results from the conversion of the approved grant value into shares and rounding the resulting number of shares underlying an award to the nearest whole number to avoid the issuance of fractional shares. Refer to Note 5 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for the relevant assumptions used to determine the grant date fair market value of our stock awards and stock options.
2.Stock options awards vest ratably over four years and have a term of ten years.
3.RSUs vest ratably over four years.
4.PSUs cliff vest based on achievement against the PSU award performance metrics following a three-year performance period.
5.Mr. McKeon did not receive an annual equity award in 2025 as a result of his planned retirement.
2025 PSU Award Performance Metrics
Consistent with PSU awards granted in 2024, the Compensation and Talent Committee approved average annual organic revenue growth and average annual comparable operating profit growth over a three-year period as the 2025 PSU performance metrics because it believes these metrics appropriately incentivize sustained revenue growth that is profitable and are aligned with key drivers of our long-term strategy and financial model.
The Compensation and Talent Committee also determined the threshold, target and maximum goals for each 2025 PSU performance metric in light of the three-year performance period and our long-term business and financial strategic plan. In the event performance of either metric is between the threshold and target goals or target and maximum goals, the payout as a percentage of target for that metric is calculated on a sliding scale, ranging from 20% to 200%. These payouts as a percentage of target are consistent with those used in our 2024 PSU awards.

100	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
The below table outlines the 2025 PSU award performance metrics and weightings, as well as the PSU payout percentage for the achievement of threshold, target and maximum performance:

		Payout Percentage
Performance Metrics	Weighting	Threshold	Target	Maximum

Average Annual Organic Revenue Growth(1)	50%	20%	100%	200%
Average Annual Comparable Operating Profit Growth(2)	50%	20%	100%	200%
1.The average annual organic revenue growth is determined by averaging the percentage change in our revenue growth year over year during each of the three years included in the performance period, in each case net of the impacts of changes in foreign exchange rates, certain business acquisitions and divestitures.
2.The average annual comparable operating profit growth is determined by averaging the percentage change in our operating profit year over year during each of the three years included in the performance period, in each case adjusted to eliminate, as applicable, (i) the effects of foreign currency exchange rates and (ii) the effects of certain discrete items, including, but not limited to, restructuring charges, debt finance costs, acquisition purchase accounting adjustments, acquisition-related transaction costs and integration expenses, adjustments to finalized pre-acquisition contingencies, litigation-related expenses and payments, gains and losses on the disposition of assets or discontinued operations, non-cash writedowns or other unusual, non-recurring or extraordinary items, or otherwise in the discretion of the Compensation and Talent Committee.
Information regarding the target, threshold, and maximum goals applicable to the average annual organic revenue growth and average annual comparable operating profit growth metrics applicable to the 2025 PSU awards, as well as performance against those metrics, will be disclosed at the end of the three-year performance period.
Minimal Executive Benefits and Perquisites
We provide a wide array of health and welfare benefits that support our employees’ overall well-being. These include comprehensive health, life and disability insurance, generous time-off and leave programs and financial support. We provide free counseling for employees and their dependents through our mental wellness partner. In addition, all U.S. employees are eligible to participate in our 401(k) plan. Participants in our 401(k) plan receive matching contributions of up to 5% of their eligible compensation, subject to applicable regulatory limits. All full-time U.S. employees who have been employed for at least one month also have an opportunity to purchase shares of our common stock through payroll deductions pursuant to our 1997 Employee Stock Purchase Plan, as amended. All employees have access to financial education and our employees in North America can engage with a financial coach. We also provide reimbursement to our employees for reasonable relocation costs when necessary based on business needs.
In 2025, the benefits available exclusively to our executive officers were Company-funded tax return preparation and financial planning services (which had a combined value of $15,000 or less per NEO) and supplemental disability coverage and executive health consultation services (which had a combined value of under $6,500 per NEO). The tax preparation and financial planning service is provided to maximize the amount of time that our executive officers are able to spend on Company business rather than personal financial matters, support executive officer retention and assist them in navigating complex tax, financial and regulatory issues. The supplemental disability coverage is provided for additional financial security in the case of disability. Executive health consultation services are provided because the health of our executive officers is critical to their performance. We also offer members of senior management, including our NEOs, online personal privacy and data protection services (which had an annual value of approximately $1,000 per NEO), which contributes to securing our data and information technology systems. In addition, we have fractional interests in aircraft available, as needed, to provide efficient business travel for our CEO, other senior executives and Board members, subject to compliance with our policies. Personal use of these aircraft is prohibited, unless a special exception is approved by the Board Chair or Audit Committee Chair, in the case of the CEO, and by the CEO, in all other cases. There was no personal use of these aircraft in 2025. In addition, some of our executive officers and their spouses and partners may be

IDEXX 2026 PROXY STATEMENT	101

+ + + EXECUTIVE COMPENSATION
invited to participate in our annual President’s Club event recognizing our highest performing sales employees, and we reimburse them for their reasonable travel expenses, including the expenses of their spouses and partners.
We maintain an unfunded, nonqualified deferred compensation plan, which we refer to as the NQDC Plan, that allows a select group of management and highly compensated employees to voluntarily defer cash compensation and settlement of RSU and PSU awards in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Participants in the NQDC Plan, including our executive officers, were first permitted to defer eligible compensation beginning in 2025. We believe the NQDC Plan will enhance our ability to attract and retain key talent and support stock ownership and retention by our executive officers. For more information refer to “2025 Nonqualified Deferred Compensation” beginning on page 113. Earnings credited for deferred compensation are not above market or preferential.
We do not gross up our executive officers’ perquisites and benefits to compensate for any taxes due on the value of these perquisites and benefits, with the exception of typical tax equalization benefits for executive officers on expatriate assignments, and gross-up payments for reasonable relocation costs and reimbursement of President’s Club event travel expenses, as applicable.
How We Manage Risk and Governance
Executive Stock Ownership and Retention
We maintain stock ownership guidelines intended to further align the financial interests of our senior executives with those of our shareholders. These guidelines set a target level of ownership of a number of shares of our common stock for each of our NEOs and other senior executives each year as of March 31 (or their hire date or date of promotion during the year they were hired or promoted) based on a target multiple of annual base salary shown in the table below, divided by the closing price of our common stock on the relevant calculation date.

Target Multiple of Annual Base Salary

CEO	10X
Executive Vice Presidents	4X
Senior Vice Presidents	1X
These target levels determine whether the senior executive must retain additional stock acquired upon the vesting and settlement of shares underlying RSUs or PSUs or the exercise of options. Unless and until the number of shares of our common stock held by a senior executive equals or exceeds their target level established each year as of March 31 (or their hire date or date of promotion during the year they were hired or promoted), the senior executive must retain:
+At least 75% of our common stock received upon the exercise of options or the vesting and settlement of RSUs or PSUs after payment or withholding of any applicable exercise price and taxes; and
+All other shares of our common stock held by the senior executive.
We apply vested but deferred RSUs and PSUs towards the satisfaction of these guidelines, but we do not apply unexercised stock options (whether or not vested) or unvested RSUs or PSUs towards satisfying these guidelines, as the Compensation and Talent Committee believes that these guidelines are meant to encourage outright ownership of IDEXX’s common stock and to further align the financial interests of our senior executives with those of our shareholders. Each senior executive’s compliance with the guidelines is measured annually and reviewed by the Compensation and Talent Committee.

102	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
All NEOs were in compliance with the guidelines as of December 31, 2025. For more information regarding the stock ownership guidelines applicable to our non-employee Directors, refer to “Director Stock Ownership Guidelines” on page 63.
Recovery of Incentive Compensation
We maintain an Executive Compensation Recovery Policy (Clawback Policy) that complies with, and exceeds the requirements of, applicable SEC and Nasdaq rules (Section 10D of the Exchange Act, Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act promulgated thereunder and Nasdaq Rule 5608). Pursuant to our Clawback Policy, in the event of an “accounting restatement,” our “covered executives,” including current and former NEOs and other executive officers, must reimburse us for any “erroneously awarded compensation” they received during the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement. Incentive compensation subject to mandatory recoupment under the Clawback Policy includes the amount of incentive compensation received by a covered executive during the three fiscal years preceding the required accounting restatement based on our achievement of “financial reporting measures” in excess of the amount that the covered executive would have received based on the restated financial reporting measures. In addition, in the event we are required to prepare a “‘Big R’ accounting restatement,” our Board has discretionary authority to recover covered executives’ “additional compensation,” including their time-based equity awards and annual cash bonus amounts tied to the non-financial performance factor, to the extent such forms of compensation are not otherwise subject to mandatory recoupment. The Board has the authority to interpret and make all determinations under the Clawback Policy, in a manner consistent with applicable SEC and Nasdaq rules.
Policy on Short-Sales, Derivatives and Hedging
Pursuant to our Policy on Short Sales, Derivative Transactions and Hedging, no Director or employee of IDEXX may engage in short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities; or purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities.
Anti-Pledging Policy
We maintain a Policy on Pledging of Company Stock that prohibits our Directors and executive officers from pledging, hypothecating or otherwise encumbering our equity securities as collateral for indebtedness, including holding shares in a margin or similar account that would subject our equity securities to margin calls or otherwise making them available as collateral for a margin loan.
Executive Agreements
IDEXX and Mr. Mazelsky are parties to an employment agreement (Mazelsky Employment Agreement), which will remain in effect until he becomes the Executive Chair of our Board, as well as a letter agreement (Mazelsky Letter Agreement), which will replace the Mazelsky Employment Agreement upon him assuming the role of Executive Chair. Among other things, the Mazelsky Employment Agreement provides Mr. Mazelsky with certain severance benefits if he were to be terminated by IDEXX other than for cause or in connection with a change in control, and the Mazelsky Letter Agreement provides him with certain severance benefits if he were to be terminated by us other than for cause prior to the adjournment of the 2027 Annual Meeting of Shareholders. For more information regarding these severance benefits, refer to the discussion under “Potential Payments Upon Termination or Change in Control” beginning on page 124.
In addition, each of the NEOs and certain other senior executives has a change in control agreement with IDEXX. With respect to Mr. Mazelsky, the terms of this change in control agreement are included in the Mazelsky Employment Agreement, which will cease to apply upon his assumption of the role of Executive Chair. At that time Mr. Mazelsky will no longer be entitled to any benefits in connection with a change of control other than those that apply to all employees under our Stock Incentive Plan and the severance

IDEXX 2026 PROXY STATEMENT	103

+ + + EXECUTIVE COMPENSATION
benefits under the Mazelsky Letter Agreement if he were to be terminated by us other than for cause prior to the adjournment of the 2027 Annual Meeting of Shareholders whether or not in connection with a change in control.
The purpose of the change in control agreements is to provide strong incentives for our senior executives to act in the best interests of our stakeholders before, during and after any change in control transaction by providing them with certain payments, benefits and accelerated vesting of equity awards in the event their employment is terminated or materially changed following a change in control. The agreements do not provide for any 280G excise tax gross-ups. The change in control agreements (other than the Mazelsky Employment Agreement) renew annually unless we provide timely notice of our intent not to renew. The Compensation and Talent Committee believes these terms are reasonable and consistent with market practice. The Compensation and Talent Committee periodically reviews the change in control agreements and obtains updated industry benchmarking advice from its independent compensation consultant to assist in determining whether any modifications to the agreements are necessary or whether we should permit renewal. For more information regarding the change in control agreements and the payments and benefits provided thereunder, refer to the discussion under “Potential Payments Upon Termination or Change in Control” beginning on page 124.
We have also entered into Confidential Information, Work Product and Restrictive Covenant Agreements with our senior executives, including each of our NEOs, pursuant to which senior executives agree to abide by standard non-competition, non-solicitation, confidentiality and invention assignment covenants.
Equity Award Grant Policy
We have an equity award grant policy, approved by the Compensation and Talent Committee and the Board, that determines when and how we grant equity awards. This policy provides for an award date on the date the Compensation and Talent Committee approves an equity award at its regularly scheduled February meeting, and as to any other equity awards, a fixed award date that occurs outside the quarterly quiet periods during which our executives and Directors are precluded from trading in our securities. In addition, the Compensation and Talent Committee may grant an equity award on other dates if determined to be advisable. However, our equity award grant policy prohibits manipulating either the timing of the release of material nonpublic information or the timing of the grant of an equity-based award with the intent of benefiting any equity award grantee, and we have not timed the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation.
All annual equity awards to our NEOs require the approval of the Compensation and Talent Committee. Annual equity awards are made on the date of the regularly scheduled Compensation and Talent Committee meeting in February. Management and the Board schedule this meeting so that it occurs after our earnings announcement for the fourth quarter of the prior year and outside of the quarterly quiet period associated with this earnings announcement. Accordingly, no equity awards were granted to our NEOs during 2025 within four business days prior to or one business day following the filing of a Form 10-K, 10-Q or 8-K that disclosed material nonpublic information.
Risk Analysis
The Compensation and Talent Committee requested that Farient conduct an analysis of IDEXX’s compensation practices to assist it in determining whether those practices created risks that were reasonably likely to have a material adverse effect on IDEXX. The results of this analysis were presented by Farient to the Compensation and Talent Committee in December 2025. Based on this analysis, the Compensation and Talent Committee determined that our compensation practices were not reasonably likely to have a material adverse effect on IDEXX. This conclusion was based on the use of a reasonably balanced pay mix; multiple performance metrics used for our 2025 annual performance-based cash bonus plan, including non-financial goals; capped cash bonus payouts; multi-year equity compensation vesting periods; stock ownership guidelines; a clawback policy; and a prohibition against pledging and hedging activity.

104	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Compensation and Talent Committee Report
The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement for the year ended December 31, 2025. Based on this review and discussion, the Compensation and Talent Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.
Compensation and Talent Committee
Irene Chang Britt, Chair
Bruce L. Claflin
Lawrence D. Kingsley
Karen Peacock
Sam Samad

IDEXX 2026 PROXY STATEMENT	105

+ + + EXECUTIVE COMPENSATION
Executive Compensation Tables
Summary Compensation Table for 2025
The following table sets forth the compensation earned during 2025, 2024 and 2023 by our CEO, Chief Financial Officer, former Chief Financial Officer and the three other highest-paid executive officers for our 2025 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)

Jonathan J. Mazelsky President and Chief Executive Officer	2025	1,150,000	—	5,399,881	5,400,001	2,593,000	37,240	(3)	14,580,122
	2024	1,121,154	—	5,199,755	5,200,032	1,450,150	35,960		13,007,051
	2023	1,000,000	—	2,187,697	6,562,842	1,737,500	31,270		11,519,309
Andrew Emerson(4) Executive Vice President and Chief Financial Officer	2025	531,146	—	949,864	949,941	577,500	24,620	(5)	3,033,071
Michael J. Lane Executive Vice President and General Manager, CAG Diagnostics Business Unit	2025	594,054	—	1,349,855	1,349,949	627,270	98,288	(6)	4,019,416
	2024	576,635	—	1,349,828	1,349,983	421,950	27,927		3,726,323
	2023	559,154	—	437,738	1,312,524	586,406	25,539		2,921,361
Tina Hunt, PhD Executive Vice President, Global Strategy and Commercial	2025	594,054	—	1,349,855	1,349,949	627,270	24,165	(7)	3,945,293
	2024	576,635	—	1,349,828	1,349,983	421,950	32,304		3,730,700
	2023	559,154	—	1,162,494	1,237,487	586,406	25,252		3,570,793
Martin Smith, PhD(8) Executive Vice President and Chief Technology Officer, R&D, Global Operations, Information Technology and Information Security	2025	594,054	—	1,349,855	1,349,949	627,270	23,406	(9)	3,944,534
	2024	576,635	—	1,349,828	1,349,983	421,950	20,663		3,719,059
Brian P. McKeon(10) Former Executive Vice President, Chief Financial Officer and Treasurer	2025	293,404	—	—	—	—	58,276	(11)	351,680
	2024	689,558	—	1,337,496	1,337,414	504,521	23,759		3,892,748
	2023	669,023	—	612,336	1,837,574	701,603	24,529		3,845,065
1.Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 5 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards and stock options. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date. Assuming performance at the maximum (200%) payout level, the grant date fair value of PSUs granted in 2025 was: Mr. Mazelsky $10,799,762; Mr. Emerson $949,864; Mr. Lane $1,349,855; Dr. Hunt $1,349,855; Dr. Smith $1,349,855 and Mr. McKeon $0.
2.Amounts shown reflect the NEOs’ annual performance-based cash bonus amounts under our 2025 annual performance-based cash bonus plan. Refer to the discussion under “2025 Annual Performance-Based Cash Bonus” beginning on page 94 above.

106	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
3.Amount shown includes $17,500 in Company matching contributions under our 401(k) plan, and the remainder includes tax preparation and financial planning fees, executive health consultation services expenses, premiums paid on behalf of Mr. Mazelsky under our life and supplemental disability insurance plans, personal online data protection and security benefit expenses, a company-issued holiday gift basket and an immaterial amount attributable to points received by employees in our company-wide recognition program.
4. 2025 was the first year that Mr. Emerson was one of our NEOs. Accordingly, information with respect to 2024 and 2023 is omitted from the table.
5.Amount shown includes $17,500 in Company matching contributions under our 401(k) plan, and the remainder includes tax preparation and financial planning fees, premiums paid on behalf of Mr. Emerson under our life and supplemental disability insurance plans, personal online data protection and security benefit expenses and a company-issued holiday gift basket.
6.Amount shown includes $17,500 in Company matching contributions under our 401(k) plan, $70,922 in expenses for Mr. Lane and his spouse associated with his participation in our annual President Club’s event, inclusive of a gross-up of $31,454 to compensate for taxes due on the value of this benefit, as well as tax preparation and financial planning fees, premiums paid on behalf of Mr. Lane under our life and supplemental disability insurance plans, personal online data protection and security benefit expenses and an immaterial amount attributable to points received by employees in our company-wide recognition program.
7.Amount shown includes $17,500 in Company matching contributions under our 401(k) plan, and the remainder includes tax preparation and financial planning fees, executive health consultation services expenses, premiums paid on behalf of Dr. Hunt under our life and supplemental disability insurance plans, personal online data protection and security benefit expenses and an immaterial amount attributable to points received by employees in our company-wide recognition program.
8. 2024 was the first year that Dr. Smith was one of our NEOs. Accordingly, information with respect to 2023 is omitted from the table.
9.Amount shown includes $17,500 in Company matching contributions under our 401(k) plan, and the remainder includes tax preparation and financial planning fees, premiums paid on behalf of Dr. Smith under our life and supplemental disability insurance plans and personal online data protection and security benefit expenses.
10.Mr. McKeon stepped down as our Chief Financial Officer and Treasurer in March 2025 and retired from IDEXX in June 2025.
11.Amount shown includes $17,500 in Company matching contributions under our 401(k) plan, $28,007 in unused but accrued paid time off benefits paid out in connection with Mr. McKeon's retirement, as well as tax preparation and financial planning fees, premiums paid on behalf of Mr. McKeon under our life and supplemental disability insurance plans, personal online data protection and security benefit expenses, and a company-issued retirement gift.

IDEXX 2026 PROXY STATEMENT	107

+ + + EXECUTIVE COMPENSATION
2025 Grants of Plan-Based Awards
The following table sets forth each grant of an award made to the NEOs during our 2025 fiscal year. All equity awards were made under the 2018 Plan described below.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise/Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jonathan J. Mazelsky	2/13/25	—	—	2,349	11,745	23,490	—	—	—	5,399,881
	2/13/25	—	—	—	—	—	—	26,149	459.76	5,400,001
		1,495,000	2,990,000	—	—	—	—	—	—	—
Andrew Emerson	2/13/25	—	—	207	1,033	2,066	—	—	—	474,932
	2/13/25	—	—	—	—	—	1,033	—	—	474,932
	2/13/25	—	—	—	—	—	—	4,600	459.76	949,941
		412,500	825,000	—	—	—	—	—	—	—
Michael J. Lane	2/13/25	—	—	294	1,468	2,936	—	—	—	674,928
	2/13/25	—	—	—	—	—	1,468	—	—	674,928
	2/13/25	—	—	—	—	—	—	6,537	459.76	1,349,949
		448,050	896,100	—	—	—	—	—	—	—
Tina Hunt, PhD	2/13/25	—	—	294	1,468	2,936	—	—	—	674,928
	2/13/25	—	—	—	—	—	1,468	—	—	674,928
	2/13/25	—	—	—	—	—	—	6,537	459.76	1,349,949
		448,050	896,100	—	—	—	—	—	—	—
Martin Smith, PhD	2/13/25	—	—	294	1,468	2,936	—	—	—	674,928
	2/13/25	—	—	—	—	—	1,468	—	—	674,928
	2/13/25	—	—	—	—	—	—	6,537	459.76	1,349,949
		448,050	896,100	—	—	—	—	—	—	—
Brian P. McKeon(6)		—	—	—	—	—	—	—	—	—
1.The non-equity incentive plan awards reported under this caption represent the possible payouts under our 2025 annual performance-based cash bonus plan, the material terms of which are discussed under “2025 Annual Performance-Based Cash Bonus” beginning on page 94. The actual award payments under our 2025 annual performance-based cash bonus plan, as determined by the Compensation and Talent Committee in February 2026, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2025 above. We do not disclose a threshold payout for our 2025 annual performance-based cash bonus plan because although the financial performance metrics are subject to payout of 25% of target at threshold levels of performance, the non-financial goals in the plan do not have a threshold payout level.

108	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
2.Granted under our 2018 Plan as PSUs that vest subject to relative performance against certain financial metrics over a three-year performance period. The PSUs vest on the later of the Compensation and Talent Committee's certification of the achieved earn out or the third anniversary of the grant date, generally subject to the NEO's continued employment through the vesting date. For more information regarding these PSUs, see the information under “Equity-Based Long Term Incentive Compensation” beginning on page 98.
3.Granted under our 2018 Plan as RSUs that vest in equal annual installments over a four-year period, with the first installment vesting on February 14, 2026 (subject to the executive's continued employment). For more information regarding these RSUs, see the information under “Equity-Based Long Term Incentive Compensation” beginning on page 98.
4.Granted under our 2018 Plan as options that become exercisable in equal annual installments over a four-year period, with the first installment vesting on February 14, 2026 (subject to the executive's continued employment). For more information regarding these options, see the information under “Equity-Based Long Term Incentive Compensation” beginning on page 98.
5.Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based on the probable outcome of the achievement of the applicable performance metrics (target). Refer to Note 5 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock option awards.
6.Mr. McKeon stepped down as our Chief Financial Officer and Treasurer in March 2025 and retired from IDEXX in June 2025, and as such did not receive an annual equity award grant during 2025 or participate in our 2025 annual performance-based cash bonus plan.

IDEXX 2026 PROXY STATEMENT	109

+ + + EXECUTIVE COMPENSATION
2025 Outstanding Equity Awards at 2025 Fiscal Year-End
The table below sets forth information with respect to unexercised options and stock awards that have not vested for each of the NEOs outstanding as of the end of our 2025 fiscal year.

		Option Awards				Stock Awards
								Equity Incentive Plan Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)(4)

Jonathan J. Mazelsky(5)	2/14/2017	23,326	—	141.60	2/13/2027	—	—	—	—
	2/14/2018	25,140	—	178.26	2/13/2028	—	—	—	—
	2/14/2019	20,753	—	206.94	2/13/2029	—	—	—	—
	8/5/2019	20,116	—	260.07	8/4/2029	—	—	—	—
	11/4/2019	27,992	—	306.53	11/3/2029	—	—	—	—
	2/14/2020	40,078	—	288.78	2/13/2030	—	—	—	—
	2/14/2021	17,674	—	544.08	2/13/2031	—	—	—	—
	2/14/2021	9,717	—	598.49	2/13/2031	—	—	—	—
	2/14/2022	9,418	3,139	556.08	2/13/2032	958	648,116	—	—
	2/14/2022	16,923	5,640	505.53	2/13/2032	—	—	—	—
	2/8/2023	6,091	6,090	572.04	2/7/2033	2,198	1,487,013	—	—
	2/8/2023	10,729	10,728	497.43	2/7/2033	—	—	—	—
	2/14/2024	5,379	16,134	560.56	2/13/2034	—	—	9,276	6,275,492
	2/13/2025	—	26,149	459.76	2/12/2035	—	—	23,490	15,891,690
Andrew Emerson	2/14/2018	1,190	—	178.26	2/13/2028	—	—	—	—
	2/14/2019	1,101	—	206.94	2/13/2029	—	—	—	—
	2/14/2020	891	—	288.78	2/13/2030	—	—	—	—
	2/14/2021	736	—	544.08	2/13/2031	—	—	—	—
	2/14/2022	546	182	505.53	2/13/2032	61	41,268	—	—
	2/8/2023	460	460	497.43	2/7/2033	188	127,188	—	—
	2/14/2024	194	582	560.56	2/13/2034	125	84,566	167	112,981
	2/13/2025	—	4,600	459.76	2/12/2035	1,033	698,855	2,066	1,397,711

110	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +

		Option Awards				Stock Awards
								Equity Incentive Plan Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)(4)
Michael J. Lane	2/14/2019	483	—	206.94	2/13/2029	—	—	—	—
	2/14/2021	6,186	—	544.08	2/13/2031	—	—	—	—
	2/14/2022	5,405	1,801	505.53	2/13/2032	204	138,012	—	—
	2/8/2023	3,219	3,218	497.43	2/7/2033	440	297,673	—	—
	2/14/2024	1,397	4,188	560.56	2/13/2034	903	610,907	1,204	814,542
	2/13/2025	—	6,537	459.76	2/12/2035	1,468	993,146	2,936	1,986,292
Tina Hunt, PhD	2/14/2021	6,003	—	544.08	2/13/2031	—	—	—	—
	2/14/2022	—	1,801	505.53	2/13/2032	204	138,012	—	—
	2/8/2023	3,035	3,034	497.43	2/7/2033	1,508	1,020,207	—	—
	2/8/2023	—	—	—	—	414	280,083	—	—
	2/14/2024	1,397	4,188	560.56	2/13/2034	903	610,907	1,204	814,542
	2/13/2025	—	6,537	459.76	2/12/2035	1,468	993,146	2,936	1,986,292
Martin Smith, PhD	9/1/2021	712	—	676.90	8/31/2031	—	—	—	—
	2/14/2022	3,930	1,310	505.53	2/13/2032	148	100,126	—	—
	2/8/2023	2,759	2,758	497.43	2/7/2033	376	254,375	—	—
	2/14/2024	1,397	4,188	560.56	2/13/2034	903	610,907	1,204	814,542
	2/13/2025	—	6,537	459.76	2/12/2035	1,468	993,146	2,936	1,986,292
Brian P. McKeon(6)	2/14/2021	9,721	—	544.08	2/13/2031	—	—	—	—
	2/14/2022	8,025	2,674	505.53	2/13/2032	303	204,989	—	—
	2/8/2023	4,506	4,506	497.43	2/7/2033	615	416,066	—	—
	2/14/2024	1,384	2,766	560.56	2/13/2034	596	403,212	928	627,820
1.Option grants made in 2023 and 2025 become exercisable in equal annual installments over a four-year period, with the first installment vesting on February 14, 2024 and February 14, 2026, respectively, and option grants made in 2022 and 2024 become exercisable in equal annual installments over a four-year period, with the first installment vesting on the first anniversary of the date of grant. RSU grants made in 2023 and 2025 vest in equal installments over a four-year period commencing on February 14, 2024 (except for Dr. Hunt’s February 8, 2023 grant of 1,508 RSUs, which vests in full on February 14, 2026) and February 14, 2026, respectively. RSU grants made in 2022 and 2024 vest in equal installments over a four-year period, with the first installment vesting on the first anniversary of the date of grant. PSUs vest subject to relative performance against certain financial metrics over a three-year performance period. The PSUs vest on the later of the Compensation and Talent Committee's certification of the achieved earn out or the third anniversary of the grant date, generally subject to the NEO’s continued employment through the vesting date.

IDEXX 2026 PROXY STATEMENT	111

+ + + EXECUTIVE COMPENSATION
2.The last day options can be exercised is the day immediately prior to the tenth anniversary of the date of grant (or the end of any applicable post-termination continued exercisability period, if earlier). Under the post-retirement continued exercisability provisions in Mr. McKeon’s outstanding stock option award agreements, he may exercise vested stock options granted in 2021 for two years following his June 1, 2025 retirement and vested stock options granted in 2022, 2023 and 2024 for three years following such retirement date. Each of these post‑retirement exercisability periods will end prior to the expiration date of Mr. McKeon’s outstanding stock option awards. For information regarding the post-retirement exercisability provisions of the applicable stock option awards, refer to “Stock Incentive Plans” beginning on page 121.
3.Market value of unvested stock awards is determined by multiplying the number of unvested shares by $676.53, the closing sale price of our common stock at December 31, 2025, the last trading day of 2025.
4.The stock awards in this column include PSUs granted in 2024 with 2024-2026 performance vesting conditions and 2025 with 2025-2027 performance vesting conditions. The number of shares reported in this column assumes the target level of performance (payout at 100%) for PSUs granted in 2024 and assumes the maximum level of performance (payout of 200%) for PSUs granted in 2025, in accordance with SEC requirements. Actual payout for PSUs could range from 0% to 200% of the target award depending on performance results. Performance‑based vesting conditions for PSUs granted in 2024 and 2025 are discussed under “Equity-Based Long-Term Incentive Compensation” beginning on page 98.
5.Mr. Mazelsky’s 2022, 2023, 2024 and 2025 equity awards will continue to vest so long as he is an employee of IDEXX or a member of the Board or, additionally in the case of stock option and RSU awards, a consultant of IDEXX. In the event of termination of Mr. Mazelsky’s employment by IDEXX other than for cause (except following a change in control), his equity awards will continue to vest in accordance with their terms for two years. Refer to the discussion under “Mazelsky Employment Agreement” on page 126.
6.Mr. McKeon stepped down as our Chief Financial Officer and Treasurer in March 2025 and retired from IDEXX in June 2025, and as such did not receive an annual equity award grant during 2025. Information regarding outstanding unexercised stock options that are unexercisable, the shares or units of stock that have not vested and unearned shares, units or other rights that have not yet vested reflect the number underlying shares eligible for continued vesting pursuant to the post-retirement vesting provisions of the applicable stock option, RSU and PSU award agreements governing the grants to Mr. McKeon (assuming target level of performance for Mr. McKeon’s 2024 PSU grant) and exclude underlying shares that are not eligible for post-retirement vesting, which were forfeited upon his retirement. For information regarding the post-retirement vesting provisions of the equity award agreements, refer to “Stock Incentive Plans” beginning on page 121.
2025 Option Exercises and Stock Vested
The table below sets forth information with respect to exercises of stock options and vesting of RSUs for the NEOs during the 2025 fiscal year.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jonathan J. Mazelsky	29,443	16,517,254	2,747	1,221,124
Andrew Emerson	1,849	940,143	255	113,355
Michael J. Lane	8,411	2,956,212	885	393,409
Tina Hunt, PhD	26,550	10,169,850	872	387,630
Martin Smith, PhD	—	—	1,249	558,864
Brian P. McKeon	73,764	30,378,001	1,162	516,544
1.Reflects the gross number of shares acquired and value realized upon exercise by each NEO, without reduction for shares that were used to pay the exercise price or to satisfy tax obligations.
2.Reflects the number of shares acquired and value of such shares upon vesting prior to the withholding of the following number of shares for each NEO to satisfy their tax obligations: Mr. Mazelsky (1,222), Mr. Emerson (88), Mr. Lane (272), Dr. Hunt (268), Dr. Smith (379) and Mr. McKeon (569).

112	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
2025 Nonqualified Deferred Compensation
We maintain the IDEXX Deferred Compensation Plan, which we refer to as the NQDC Plan. The NQDC Plan constitutes an unfunded, nonqualified deferred compensation plan that allows certain employees, including our NEOs, to voluntarily defer cash compensation and settlement of RSU and PSU awards in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. A participant may elect to defer into the NQDC Plan amounts ranging from 5% to 50% of his or her annual base salary, 5% to 100% of his or her annual bonus, and 5% to 100% of his or her RSUs or PSUs, unless the NQDC Plan administrator establishes different minimum or maximum deferral levels. Participant cash deferrals are fully vested under the NQDC Plan, and deferred RSUs and PSUs are subject to the vesting conditions set forth in the applicable award agreement. In addition, the NQDC Plan allows, but does not require, IDEXX to make employer discretionary contributions to participant accounts from time to time. We do not currently make discretionary contributions to participant accounts and have no current intention to do so.
Each participant’s deferred cash compensation will generally be deemed invested in market investment vehicles selected by the participant from a list made available by IDEXX from time to time, with distributions of deferred cash compensation paid in cash. Deferred but vested RSUs and PSUs are credited to a participant’s account at the applicable time of vesting and settled in shares of IDEXX common stock at the time of distribution. Participant accounts represent an unfunded, unsecured promise by the Company to pay such amount in the future and do not represent ownership of, or any ownership interest in, any particular assets of IDEXX. Payments under the NQDC Plan will be made from the general assets of IDEXX or from the assets of a trust established by IDEXX as a reserve for the benefits payable under the NQDC Plan, which trust’s assets would remain subject to the claims of IDEXX’s general creditors.
The NQDC Plan provides that accounts may become distributable upon the participant’s separation from service, a date specified by the participant, the participant’s death or an unforeseeable emergency. Participants will receive a lump sum distribution if they die, experience separation from service prior to attaining age 60 or experience a separation from service within 24 months following a change in control of IDEXX (regardless of attaining age 60). Otherwise, distributions under the Plan are payable in a lump sum or in annual installments, as elected by the participant.

IDEXX 2026 PROXY STATEMENT	113

+ + + EXECUTIVE COMPENSATION
The following table sets forth information regarding our NEOs' participation in the NQDC Plan during the year ending December 31, 2025.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year(4) ($)	Aggregate Balance at Fiscal Year-End(5) ($)

Jonathan J. Mazelsky	—	—	—	—	—
Andrew Emerson	22,212	—	1,885	—	24,097
Michael J. Lane	—	—	—	—	—
Tina Hunt, PhD	180,944	—	2,288	—	183,232
Martin Smith, PhD	—	—	—	—	—
Brian P. McKeon(6)	—	—	—	—	—
1.Reflects cash compensation deferrals by the NEO. Amounts are also included in the “Salary”, and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for 2025.
2.IDEXX has not made contributions to the NQDC Plan.
3.Reflects income, gains and losses on participant account balances during the fiscal year. These amounts are not included in the Summary Compensation Table because plan earnings were not above-market or preferential.
4.Reflects distributions to participants from the NQDC Plan during the fiscal year.
5.Reflects account balances as of December 31, 2025. The following amounts included in this column have also been reported in the Summary Compensation Table for the 2025 fiscal year: Mr. Emerson: $22,212; and Dr Hunt: $180,944.
6.Mr. McKeon did not participate in the NQDC Plan prior to his June 2025 retirement from IDEXX. Prior to his appointment as our Chief Financial Officer in 2014, he served as a non-employee Director and in that capacity received compensation in the form of DSUs under the Director Plan. Mr. McKeon owned 34,708 fully vested DSUs as of December 31, 2025 and December 31, 2024, respectively. For more information about our Director Plan, refer to “Director Plan” on page 62.

114	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are required to provide annual disclosure of certain information to describe the relationship between “compensation actually paid” to our CEO and other NEOs and our financial performance. For further information regarding our compensation philosophy and how executive compensation aligns with performance, refer to the discussion under “Compensation Discussion and Analysis” beginning on page 78.
Pay Versus Performance Table for 2025
The following pay versus performance table sets forth information required by Item 402(v) of Regulation S-K, including: (i) the total compensation earned by our CEO (as reported on our Summary Compensation Table), (ii) the “compensation actually paid” to our CEO (calculated in accordance with Item 402(v) of Regulation S-K), (iii) the average of the total compensation earned by our other NEOs (derived from our Summary Compensation Table), (iv) the average “compensation actually paid” to our other NEOs (calculated in accordance with Item 402(v) of Regulation S-K), (v) our net income and (vi) our organic revenue growth rate, in each case, for each of the covered fiscal years of 2021, 2022, 2023, 2024 and 2025, as well as our cumulative total shareholder return and that of the S&P 500 Health Care Index (our pay versus performance peer group) over such period.

Year (1)	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(2)(4)	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on:		IDEXX Net Income (MM)	IDEXX Organic Revenue Growth(7)
					IDEXX TSR(5)	Peer Group TSR(6)

2025	$14,580,122	$31,764,374	$3,058,799	$5,888,052	$135.34	$148.36	$1,059.5	10%
2024	$13,007,051	$2,329,479	$3,767,208	$1,520,473	$82.71	$129.46	$887.9	6%
2023	$11,519,309	$22,675,198	$3,313,564	$6,133,478	$111.04	$126.21	$845.0	9%
2022	$9,788,388	($13,754,140)	$2,782,492	($3,411,052)	$81.61	$123.67	$679.1	7%
2021	$9,065,021	$28,210,038	$2,848,443	$8,009,991	$131.73	$126.13	$744.8	16%
1.For each of the years presented in the table, our CEO was Jonathan J. Mazelsky. Our other NEOs were Brian P. McKeon (2021-2025), James F. Polewaczyk (2021-2023), Michael J. Lane (2021-2025), Tina Hunt (2021-2025), Martin Smith (2024-2025) and Andrew Emerson (2025).
2.The table below provides a summary of the adjustments made to the summary compensation table total for our CEO to calculate the “compensation actually paid” to our CEO. The amount has been calculated in accordance with Item 402(v) of Regulation S-K and the dollar amount of the “compensation actually paid” does not reflect the actual amount of compensation earned or paid to the CEO during the applicable year. There were no equity award forfeitures nor dividends or other earnings paid on stock or option awards in any of the applicable years and thus no adjustments are reflected for such events in the table below.

IDEXX 2026 PROXY STATEMENT	115

+ + + EXECUTIVE COMPENSATION

Year		2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table for CEO		14,580,122	13,007,051	11,519,309	9,788,388	9,065,021
Less	Grant date value of Stock Awards granted during fiscal year as reported in the SCT	5,399,881	5,199,755	2,187,697	1,937,696	1,500,029
Less	Grant date value of Option Awards granted during fiscal year as reported in the SCT	5,400,001	5,200,032	6,562,842	5,812,593	4,499,229
Less	Fair value of equity awards at end of the prior year that failed to meet vesting conditions during fiscal year	—	—	—	—	—
Plus	Fair value as of year end of outstanding and unvested equity awards granted during fiscal year	17,786,572	6,143,454	10,282,274	6,449,518	8,858,781
Plus (Less)	Change in fair value (comparing year end to the end of prior fiscal year) of equity awards granted in a prior fiscal year that are outstanding and unvested at year end	9,606,182	(5,404,510)	6,759,528	(15,299,044)	13,640,628
Plus	Fair value of equity awards on vesting date for equity awards granted and vested during fiscal year	—	—	—	—	—
Plus (Less)	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of equity awards granted in a prior fiscal year that vested during the fiscal year	591,381	(1,016,729)	2,864,627	(6,942,713)	2,644,866
Compensation Actually Paid to CEO		31,764,374	2,329,479	22,675,198	(13,754,140)	28,210,038
3.The table below provides a summary of the adjustments made to the average summary compensation table total for our other NEOs to calculate the average “compensation actually paid” to our other NEOs. The amount has been calculated in accordance with Item 402(v) of Regulation S-K and the dollar amount of the average “compensation actually paid” does not reflect the actual average amount of compensation earned or paid to the other NEOs during the applicable year. There were no dividends or other earnings paid on stock or option awards in any of the applicable years and thus no adjustments are reflected for such events in the table below. As a result of Mr. McKeon’s June 2025 retirement, he forfeited certain unvested equity awards and the applicable adjustments for those forfeitures are reflected in the following table.

Year		2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Average for other NEOs		3,058,799	3,767,208	3,313,564	2,782,492	2,848,443
Less	Grant date value of Stock Awards granted during fiscal year as reported in the SCT	999,886	1,346,745	662,577	462,560	399,899
Less	Grant date value of Option Awards granted during fiscal year as reported in the SCT	999,957	1,346,841	1,425,027	1,387,558	1,199,793
Less	Fair value of equity awards at end of the prior year that failed to meet vesting conditions during fiscal year	81,164	—	—	—	—
Plus	Fair value as of year end of outstanding and unvested equity awards granted during fiscal year	3,197,951	1,680,575	2,418,164	1,520,657	2,340,819
Plus (Less)	Change in fair value (comparing year end to the end of prior fiscal year) of equity awards granted in a prior fiscal year that are outstanding and unvested at year end	1,688,947	(1,191,429)	1,606,730	(3,973,866)	3,751,718
Plus	Fair value of equity awards on vesting date for equity awards granted and vested during fiscal year	—	—	—	—	—
Plus (Less)	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of equity awards granted in a prior fiscal year that vested during the fiscal year	23,363	(42,295)	882,624	(1,890,216)	668,703
Average Compensation Actually Paid to Other NEOs		5,888,052	1,520,473	6,133,478	(3,411,052)	8,009,991
4.Equity values used to determine the deductions and additions set forth in the tables in notes (2) and (3) above to calculate “compensation actually paid” for our CEO and average “compensation actually paid” for our other NEOs are calculated in accordance with FASB ASC Topic 718. Adjustments with respect to stock option awards have been made as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility and risk free rates) as of the relevant measurement date in accordance with

116	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
U.S. GAAP. The methodology used to develop the valuation assumptions as of each relevant measurement date does not differ materially from those disclosed at the time of grant. In the case of PSUs, the valuation assumptions used to calculate the fair market value include the stock price, as well as the probable outcome of the performance vesting conditions, as of the applicable measurement date.
5.The measurement period to calculate total shareholder return (TSR) begins as of market close on December 31, 2020 and ends on December 31, 2021, 2022, 2023, 2024 and 2025, as applicable. The calculation of TSR assumes an initial investment of $100 as of the close of trading on December 31, 2020, and assumes dividends, if any, were reinvested.
6.The peer group TSR set forth in the table utilizes the S&P 500 Health Care Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025. The measurement period to calculate the S&P 500 Health Care Index TSR begins as of market close on December 31, 2020 and ends on December 31, 2021, 2022, 2023, 2024 and 2025, as applicable. The calculation of the S&P 500 Health Care Index TSR assumes an investment of $100 in the S&P 500 Health Care Index as of the close of trading on December 31, 2020, and assumes dividends, if any, were reinvested.
7.For a discussion of how organic revenue growth was used by IDEXX to link “compensation actually paid” to our NEOs in 2025 to our financial performance, refer to the discussion under “Our Financial Performance Factor” beginning on page 95. Organic revenue growth is a non-GAAP financial measure. Information regarding organic revenue growth and its calculation and reconciliation for 2025 is provided in Appendix A. While we use a variety of financial performance measures for the purpose of evaluating performance as part of our executive compensation program, we have determined that organic revenue growth is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used in 2025 to link “compensation actually paid” to the NEOs to our performance because it is the metric with the highest weighting in the financial performance factor portion of our 2025 annual performance-based cash bonus plan and is one of two equally weighted metrics used in determining achievement against the performance vesting conditions for our PSU awards.
As detailed earlier under “Compensation Discussion and Analysis” beginning on page 78, we seek to create alignment between management and shareholder interests. We do so, in part, by compensating our NEOs primarily with variable and “at-risk” compensation elements. In particular, a majority of the value of our NEOs’ target total direct compensation is in the form of long-term equity awards. As a result, the increase in our stock price during 2025 resulted in “compensation actually paid” for our CEO and average “compensation actually paid” for our other NEOs that was significantly higher than the corresponding total compensation amounts reported in the Summary Compensation Table for 2025.
Relationship Between Compensation Actually Paid and Certain Measures
The following graphs describe the relationship between the annual total compensation actually paid to our CEO, the average annual total compensation actually paid to our other NEOs, the total shareholder return of our stock, the total shareholder return of the S&P 500 Health Care Index, our net income and our organic revenue growth rate, as each is disclosed in the pay versus performance table above.

IDEXX 2026 PROXY STATEMENT	117

+ + + EXECUTIVE COMPENSATION

118	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
2025 Financial Performance Measures
Pursuant to Item 402(v)(6) of Regulation S-K, we are required to provide a tabular list of at least three, and up to seven, financial performance measures which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our NEOs, for 2025, to our performance.
Based on the components of our CEO and other NEO pay, as well as the financial metrics used to calculate the financial performance factor of our 2025 annual performance-based cash bonus plan, it is our assessment that the following were the most important financial performance measures used by us to link “compensation actually paid” to our CEO and other NEOs in 2025 to company performance:

Financial Performance Measures(1)

Organic revenue growth	Operating profit
Earnings per share (diluted)	ROIC
1.For a description of the financial performance measures and how they factor into our annual performance-based cash bonus program, refer to the discussion under “Our Financial Performance Factor” beginning on page 95.

IDEXX 2026 PROXY STATEMENT	119

+ + + EXECUTIVE COMPENSATION
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to provide annual disclosure of the ratio of (i) the total annual compensation of our CEO to (ii) the total annual compensation of our median employee. For fiscal year 2025:
+the total annual compensation of our CEO was $14,580,122;
+the total annual compensation for the employee identified as our median employee was $66,956; and
+the ratio of our CEO’s annual total compensation to that of our median employee was 218 to 1.
In calculating this ratio, we used the same median employee that we identified for fiscal year 2023, as permitted by the applicable SEC rules, because there has been no change in our employee population or employee compensation arrangements that we believe could significantly affect our pay ratio calculations. We identified our median employee, who is an hourly employee located in the United States, by examining the total gross earnings for fiscal year 2023 using available payroll data for such period (i.e., base salary plus bonus or commission, income from vesting equity, if applicable, overtime paid and other income and allowances) for all individuals, excluding our CEO, employed by us on December 31, 2023 (whether employed on a full-time, part-time, seasonal or temporary basis). We converted amounts paid in foreign currencies to U.S. dollars using the applicable average exchange rate for fiscal year 2023. Except for this currency conversion, we did not make any assumptions, adjustments or estimates with respect to total gross earnings, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2023. As of December 31, 2023, we estimate that we had a total of 11,222 employees (excluding the CEO), of whom 6,820 were U.S. employees and 4,402 were non-U.S. employees. For purposes of identifying the median employee, we excluded, as the SEC rules allow, a total of 560 employees in the following countries: Belgium (17); Brazil (306); Czech Republic (11); India (10); Ireland (5); Korea (65); Mexico (16); Norway (8); Singapore (29); Slovakia (6); Taiwan (45); and Thailand (42). After excluding such employees, 6,820 U.S. employees and 3,842 non-U.S. employees were considered for identifying the median employee.
After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table for 2025 set forth in this Proxy Statement under the heading “Executive Compensation Tables.” The compensation for our hourly employees is variable based on, among other things, the amount of overtime worked. For purposes of the pay ratio calculation, a significant portion of our CEO’s annual total compensation includes annual equity awards that are not widely distributed to our employees, including our median employee.
The foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies may not be comparable to the one we report above.

120	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)

Equity compensation plans approved by security holders	1,357,864	(2)	$354.1929	6,541,051	(3)
Equity compensation plans not approved by security holders	—		—	—
1.Only stock option awards were used in computing the weighted-average exercise price.
2.Consists of shares of common stock subject to outstanding options, RSUs, DSUs, and PSUs under the 2009 Stock Incentive Plan (331,591 shares) and 2018 Plan (1,026,273 shares). As of December 31, 2025, IDEXX had 1,116,300 options outstanding with a weighted average exercise price of $354.1929 and a weighted average term of 4.61 years, and 241,564 shares subject to full-value awards outstanding and granted under equity compensation plans (132,065 RSUs granted to employees, 2,952 RSUs subject to deferral granted to employees, 1,369 RSUs granted to Directors, 469 DSUs issued to employees, 60,054 DSUs issued to Directors, 37,366 PSUs granted to employees (measured at target performance levels) and 7,289 PSUs subject to deferral granted to employees (measured at target performance levels)). Excludes 926,459 shares issuable under our 1997 Employee Stock Purchase Plan (the 1997 Plan) in connection with the current and future offering periods. Refer to Note 5 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for a description of our equity compensation plans.
3.Includes 5,614,592 shares available for issuance under the 2018 Plan. The 2018 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 926,459 shares issuable under the 1997 Plan in connection with the current and future offering periods. Refer to Note 5 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for a description of our equity compensation plans.
Stock Incentive Plans
In February 2018, the Board adopted the 2018 Plan, which was approved by the shareholders at our 2018 Annual Meeting. Prior to the 2018 Plan, options and other equity awards were granted under the 2009 Stock Incentive Plan (2009 Plan) and prior stock incentive plans, each of which were approved by our shareholders. The vesting, change in control, transferability and other relevant provisions for grants under the 2018 Plan are generally the same as for grants under the 2009 Plan.
Upon a “change in control” (as defined in the 2018 Plan), options and awards granted to all participants, including our executive officers and Directors, are subject to the following vesting provisions: 25% of the unvested options and stock appreciation rights vest and become exercisable, and the restrictions and deferral limitations and other conditions applicable to any restricted stock or other stock unit award shall lapse as to 25% of the remaining number of shares subject to the award, unless the successor company in a corporate transaction does not assume or substitute awards, in which case all awards granted under the 2018 Plan become fully vested and exercisable. Under PSU awards granted under the 2018 Plan, 25% of the target number of shares underlying the award vest upon a change in control, unless the successor company in a corporate transaction does not assume or substitute awards, in which case the target number of shares underlying the PSU award vest immediately prior to the change in control. In addition, unless otherwise provided in the applicable award agreement or employment agreement between the participant and IDEXX, if a participant is terminated by the successor company without cause, as defined in the 2018 Plan, within two years following a change in control, then all awards held by such participant become fully vested and exercisable. Under our PSU award agreements, if a participant is terminated by the successor company without cause, as defined in the 2018 Plan, or for good reason, if defined in the participant’s employment or change in control agreement, following a change in control and prior to the third anniversary of the grant date, then the unvested number of target shares underlying the award held by such participant become fully vested.

IDEXX 2026 PROXY STATEMENT	121

+ + + EXECUTIVE COMPENSATION
If a grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while serving as an employee or Director, or dies within three months after ceasing to serve as an employee or Director, options are exercisable within one year following the date of death or disability. In addition, options granted to Directors and employees since February 2016 will vest immediately upon the grantee’s death or disability. Options expire on the day immediately prior to the tenth anniversary of the date of grant.
Generally, if a grantee ceases to be an employee or Director, then the balance of each RSU or PSU award that has not yet vested will be forfeited, except that: (i) unvested RSUs from awards granted since February 2016 will vest immediately upon the grantee’s death or disability or upon the first anniversary of the grant date if the grantee’s death or disability occurs prior to the first anniversary of the grant date; and (ii) the number of target shares underlying unvested PSUs from awards granted since February 2024 will vest immediately upon the grantee’s death or disability or upon the first anniversary of the grant date if the grantee’s death or disability occurs prior to the first anniversary of the grant date.

122	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Our currently outstanding options, RSUs and PSUs include the following post-retirement provisions:

Equity Award	Post-Retirement Vesting	Post-Retirement Exercisability (Options Only)(1)

Stock Options Granted to Directors Prior to 2022	None	Two years following retirement date, provided the Director has served on the Board for at least five years.

Stock Options Granted to Directors in 2022 or Later	None	Three years following retirement date, provided the Director has served on the Board for at least five years.

Stock Options and RSUs Granted to Employees Prior to 2018 or in 2020 or 2021	None	Two years following retirement date, provided the employee retires from IDEXX at or after age 60 and has been employed by IDEXX or any of its subsidiaries for at least ten years.

Stock Options and RSUs Granted to Employees in 2018 or 2019	Continued vesting for an additional two vesting periods after retirement, provided the employee retires from IDEXX at or after age 60, has been employed by IDEXX or any of its subsidiaries for at least ten years and provides notice to IDEXX at least six months prior to retirement.	Until the 90th day following the second vesting date following the retirement date (or, if the option is not subject to two additional vesting dates, the date that would have been the second vesting date following the retirement date if the option had remained subject to two additional vesting dates under its regular vesting schedule as of the optionee’s retirement), provided the employee retires from IDEXX at or after age 60, has been employed by IDEXX or any of its subsidiaries for at least ten years and provides notice to IDEXX at least six months prior to retirement.

Stock Options and RSUs Granted to Employees in 2022 or Later	Continued vesting for an additional two vesting periods after retirement, provided the retirement date is after the first anniversary of the grant date, and the employee retires from IDEXX at or after age 60, has been an IDEXX employee for at least ten years and provides notice to IDEXX at least six months prior to retirement.	Three years following retirement date, provided the employee retires from IDEXX at or after age 60, has been an IDEXX employee for at least ten years and provides notice to IDEXX at least six months prior to retirement.

PSUs Granted to Employees in 2024 or Later	Continued eligibility to vest as to a prorated number of the earned shares underlying the PSU award calculated by multiplying (a) the number of earned shares certified by the Compensation and Talent Committee following the end of the performance period by (b) a fraction equal to twelve plus the number of months of continuous service provided by the participant from the grant date to the retirement date divided by 36, with the resulting payout not to exceed 100% of earned shares. To be eligible for this post-retirement vesting, the participant must retire on or after the first anniversary of the grant date, retire at or after age 60, have been an IDEXX employee for at least ten years and provide notice to IDEXX at least six months prior to retirement.	Not applicable.

1.Notwithstanding any post-retirement exercisability period, no stock option is exercisable on or after the tenth anniversary of its grant date.
Deferred stock units are granted to our Directors pursuant to the Director Plan, and for information regarding deferred stock units, refer to the discussion under “Director Plan” beginning on page 62.

IDEXX 2026 PROXY STATEMENT	123

+ + + EXECUTIVE COMPENSATION
Executive Compensation Recovery Policy (Clawback Policy)
We maintain a Clawback Policy that complies with, and exceeds the requirements of, applicable SEC and Nasdaq rules (Section 10D of the Exchange Act, Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act promulgated thereunder and Nasdaq Rule 5608). For additional information about our Clawback Policy, refer to “Recovery of Incentive Compensation” on page 103. The description of our Clawback Policy contained therein is qualified in its entirety by reference to the Clawback Policy, which is filed as an exhibit to our Annual Report on Form 10-K.
Potential Payments Upon Termination or Change in Control
The following table discloses amounts payable to our NEOs under various scenarios had they occurred as of December 31, 2025. The actual amounts to be paid out can only be determined in the event of and at the time any scenario occurs, and, in the event of a change of control, a qualifying termination of the NEO following such change of control, as described below. Each NEO would receive certain payments upon termination which vary in amount depending upon the reason for termination. Each NEO would also receive a specified payment in connection with a change in control of IDEXX. The payments to our NEOs described in the table below are governed by the various agreements or arrangements described in the footnotes to the table. With respect to Mr. McKeon, who retired from IDEXX on June 1, 2025, the amounts shown in the table below reflect those payments actually received by Mr. McKeon as a result of his retirement.

Name and Form of Payment	Involuntary Termination Without Cause(1) ($)	Retirement(2) ($)	Death or Disability(3) ($)	Change in Control(4) ($)

Jonathan J. Mazelsky
Salary	2,300,000	—	—	3,450,000
Multiple of Average Bonus	—	—	—	4,200,150
Pro-Rated Bonus	—	—	—	—
Benefits	43,267	—	120,000	64,901
Outplacement	—	—	—	25,000
Continued Vesting of Equity Awards	16,392,487	13,209,580	—	—
Accelerated Vesting of Equity Awards	—	—	27,796,069	27,796,069
Mr. Mazelsky Total	18,735,754	13,209,580	27,916,069	35,536,120
Andrew Emerson
Salary	—	—	—	1,100,000
Multiple of Average Bonus	—	—	—	519,924
Pro-Rated Bonus	—	—	—	412,500
Benefits	—	—	1,320,000	42,423
Outplacement	—	—	—	25,000
Continued Vesting of Equity Awards	—	—	—	—
Accelerated Vesting of Equity Awards	—	—	2,941,859	2,941,859
Mr. Emerson Total	—	—	4,261,859	5,041,706

124	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +

Name and Form of Payment	Involuntary Termination Without Cause(1) ($)	Retirement(2) ($)	Death or Disability(3) ($)	Change in Control(4) ($)

Michael J. Lane
Salary	—	—	—	1,194,800
Multiple of Average Bonus	—	—	—	891,241
Pro-Rated Bonus	—	—	—	448,050
Benefits	—	—	405,000	50,305
Outplacement	—	—	—	25,000
Continued Vesting of Equity Awards	—	—	—	—
Accelerated Vesting of Equity Awards	—	—	6,634,449	6,634,449
Mr. Lane Total	—	—	7,039,449	9,243,845
Tina Hunt, PhD
Salary	—	—	—	1,194,800
Multiple of Average Bonus	—	—	—	891,241
Pro-Rated Bonus	—	—	—	448,050
Benefits	—	—	435,000	49,286
Outplacement	—	—	—	25,000
Continued Vesting of Equity Awards	—	—	—	—
Accelerated Vesting of Equity Awards	—	—	7,604,112	7,604,112
Dr. Hunt Total	—	—	8,039,112	10,212,489
Martin Smith, PhD
Salary	—	—	—	1,194,800
Multiple of Average Bonus	—	—	—	891,241
Pro-Rated Bonus	—	—	—	448,050
Benefits	—	—	435,000	51,021
Outplacement	—	—	—	25,000
Continued Vesting of Equity Awards	—	—	—	—
Accelerated Vesting of Equity Awards	—	—	6,386,918	6,386,918
Dr. Smith Total	—	—	6,821,918	8,997,030
Brian P. McKeon
Salary	—	—	—	—
Multiple of Average Bonus	—	—	—	—
Pro-Rated Bonus	—	—	—	—
Benefits	—	—	—	—
Outplacement	—	—	—	—
Continued Vesting of Equity Awards	—	1,346,286	—	—
Accelerated Vesting of Equity Awards	—	—	—	—
Mr. McKeon Total	—	1,346,286	—	—

IDEXX 2026 PROXY STATEMENT	125

+ + + EXECUTIVE COMPENSATION
(1) Involuntary Termination without Cause
Mazelsky Employment Agreement
In connection with the promotion of Mr. Mazelsky to our President and CEO in October 2019, IDEXX and Mr. Mazelsky entered into the Mazelsky Employment Agreement, described below, and it was amended and restated in August 2024. The amounts set forth in the table above in the Involuntary Termination without Cause column represent potential payments to Mr. Mazelsky under the Mazelsky Employment Agreement, assuming he was terminated without cause on December 31, 2025 and not within two years after a change in control (such period a “change in control period”).
The Mazelsky Employment Agreement provides, among other things, that if Mr. Mazelsky were to be terminated by IDEXX other than for cause outside of a change in control period, he will be entitled to each of the following benefits:
+     Base salary continuation for two years following termination. The amount shown in the table is two times Mr. Mazelsky’s annual base salary in effect as of December 31, 2025.
+    A lump sum cash payment equal to two years of the employer portion of medical coverage for Mr. Mazelsky and his covered dependents to the same extent as was paid immediately prior to termination. The amount shown in the table represents the estimated amount of such payment based on the level of coverage in effect as of December 31, 2025.
+    Continued vesting of any outstanding equity incentive awards that otherwise would have vested during the two-year period following termination, which awards, if stock options, would remain exercisable for a period of 90 days following the end of such two-year period, or if longer, the exercise period provided in the applicable award agreement governing the stock options. The amount shown in the table represents the intrinsic value of unvested stock options, RSUs and PSUs as of December 31, 2025 that would continue to vest for two years following termination on December 31, 2025 using the closing sale price of our common stock as of December 31, 2025 and assuming achievement of target performance with respect to PSUs to illustrate the potential value at termination. In addition, any options that were vested immediately prior to such termination date will remain exercisable for a period of 90 days following his termination (or, if Mr. Mazelsky is retirement-eligible (as defined in the applicable equity award agreement) as of such termination date, for a period of 24 months following such termination date).
Under the Mazelsky Employment Agreement, “cause” with respect to Mr. Mazelsky is defined as: (i) willful misconduct or gross negligence in the performance of his duties; (ii) willful failure or refusal to perform reasonably assigned directives of, or internal investigations conducted by or at the direction of, the Board; (iii) an indictment or conviction for a felony or any other crimes (whether or not a felony) involving fraud, theft, breach of trust or similar acts; (iv) willful or continued failure to comply with Company rules, regulations, policies or procedures; or (v) abuse of alcohol or another controlled substance that would reasonably be expected to result in a material adverse effect on our business, financial condition or reputation.
As a condition of receipt of any payments or benefits under the Mazelsky Employment Agreement, Mr. Mazelsky will be required to sign a release in the form attached as an exhibit to the Mazelsky Employment Agreement and to abide by the provisions thereof. The release contains a release and waiver of certain claims Mr. Mazelsky or his heirs and assigns may have against IDEXX (or its successor) and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. In addition, Mr. Mazelsky’s entitlement to the severance benefits described above are subject to his ongoing compliance with standard non-competition, non-solicitation and other restrictive covenants for a period of two years following termination of Mr. Mazelsky’s employment for any reason.
The Mazelsky Employment Agreement also includes change in control provisions pursuant to which, if the employment of Mr. Mazelsky is terminated either by us other than for cause or by Mr. Mazelsky for good reason, as defined in the Mazelsky Employment Agreement, within two years following a change in control, he will receive certain payments and benefits, as described below under the heading “Change in Control.”

126	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Mazelsky Letter Agreement
Pursuant to the CEO transition we announced on January 13, 2026, Mr. Mazelsky will cease to be our President and CEO and transition to the role of Executive Chair of the Board, effective as of May 12, 2026 (Transition Date) and retire from the Company and the Board immediately following our annual meeting of shareholders in May 2027 (Retirement Date). In connection with this CEO transition, IDEXX and Mr. Mazelsky entered into the Mazelsky Letter Agreement, which will become effective and supersede the Mazelsky Employment Agreement effective on the Transition Date.
The Mazelsky Letter Agreement provides, among other things, that during the period between the Transition Date and the Retirement Date, Mr. Mazelsky will be paid an annual base salary of $1,150,000 and that, with respect to the 2026 fiscal year, Mr. Mazelsky will be eligible for a target annual bonus opportunity determined as a percentage of the annual base salary actually paid in that fiscal year equal to the blended rate of (i) 130% for the period from January 1, 2026 through the Transition Date and (ii) 100% for the period from the Transition Date through December 31, 2026 (FY 2026 Bonus). If Mr. Mazelsky were to be terminated by IDEXX after the Transition Date and prior to the Retirement Date without cause (Involuntary Termination), he will be entitled to each of the following benefits:
+ A lump sum cash payment equal to Mr. Mazelsky’s annual base salary that would have been paid to Mr. Mazelsky had he remained employed through the Retirement Date.
+ The FY 2026 Bonus (to the extent not already paid), calculated based on actual performance of IDEXX, payable at the same time such bonus is paid to other executive officers of IDEXX, but in no event later than March 15, 2027.
If the Involuntary Termination occurs on or prior to February 14, 2027, IDEXX will permit Mr. Mazelsky to take a personal unpaid leave through February 15, 2027, at which time Mr. Mazelsky will be deemed to retire and will be treated as experiencing a qualifying “retirement” for purposes of the applicable compensation and benefit plans and programs of the Company.
Under the Mazelsky Letter Agreement, “cause” with respect to Mr. Mazelsky has the same meaning as is set forth in the Mazelsky Employment Agreement as described above.
As a condition of receipt of any payments or benefits under the Mazelsky Letter Agreement, Mr. Mazelsky will be required to sign a release in the form attached as an exhibit to the Mazelsky Letter Agreement and to abide by the provisions thereof. The release contains a release and waiver of certain claims Mr. Mazelsky or his heirs and assigns may have against IDEXX (or its successor) and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. In addition, Mr. Mazelsky’s entitlement to the severance benefits described above under the Mazelsky Letter Agreement are subject to his ongoing compliance with standard non-competition, non-solicitation and other restrictive covenants for a period of two years following termination of Mr. Mazelsky’s employment for any reason.
Involuntary Termination Benefits for Our Other NEOs
We have no contractual obligations or other arrangements obligating us to provide our other NEOs any severance benefits in connection with an involuntary termination outside of a change of control, other than post-termination continued exercisability of vested stock option awards within three months after ceasing to be an employee, which is generally available to all stock option award holders.

IDEXX 2026 PROXY STATEMENT	127

+ + + EXECUTIVE COMPENSATION
(2) Retirement
We do not offer supplemental retirement benefits to executive officers. Our currently outstanding options, RSUs and PSUs include certain post-retirement vesting and, in the case of options, exercisability provisions as discussed under “Stock Incentive Plans” beginning on page 121. The amounts in the Retirement column in the table above represent the intrinsic value of unvested stock options, RSUs and PSUs as of December 31, 2025 that would continue to be eligible to vest following a retirement on December 31, 2025 using the closing sale price of our common stock on December 31, 2025, except for Mr. McKeon as to whom those amounts and assumptions are based on his actual retirement date of June 1, 2025, and assuming PSU performance metrics were achieved at target to illustrate the potential value at termination. As of December 31, 2025, Mr. Emerson, Dr. Hunt, Mr. Lane and Dr. Smith did not satisfy the age and/or service requirement to be eligible for continued vesting of their equity awards. In addition to the amounts reported in the table, Mr. McKeon received a payout of $28,007 upon his retirement for unused but accrued paid time off, consistent with arrangements that are generally available to all salaried employees.
(3) Death or Disability
In the event the employment of our executive officers, including our NEOs, terminates in connection with death or disability, they are entitled to certain benefits under certain contracts, agreements, plans or arrangements, including with respect to our equity awards, as described under “Stock Incentive Plans” beginning on page 121. The amounts shown for accelerated vesting of equity awards in the “Death or Disability” column in the table above represent the intrinsic value of the accelerated equity using the closing sale price of our common stock on December 31, 2025 and the target number of shares underlying outstanding PSU awards.
Our executive officers may elect to purchase Company-funded individual disability insurance for additional financial security in the case of disability. If a participating NEO suffered a covered disability resulting in a termination of employment, such NEO would receive a $5,000 per month for a defined period based on their age. As of December 31, 2025, excluding Mr. McKeon who was retired as of that date, each of our NEOs would have been entitled to receive the monthly benefit until age 65, other than Mr. Mazelsky who would have been entitled to benefit payments for twenty-four months. These monthly payments are reflected as benefits in the “Death or Disability” column in the table above.
(4) Change in Control
We have entered into change in control agreements with our senior executives, including each of the NEOs. With respect to Mr. Mazelsky, the terms of his change in control agreement are included in the Mazelsky Employment Agreement. The amounts set forth in the table above represent potential payments to each of our NEOs under the change in control agreements that were in effect as of December 31, 2025, as well as award agreements governing outstanding PSU awards. The table assumes a change in control occurred and the NEO’s employment was terminated either by IDEXX without cause or by the NEO for good reason on December 31, 2025.
The existing change in control agreements for all of the NEOs are identical except as described below.
Each change in control agreement, other than the Mazelsky Employment Agreement, has an initial term that automatically renews for successive periods of one year, unless IDEXX provides notice of nonrenewal to the senior executive within 120 days prior to the renewal date.
The change in control agreements provide for us to make certain payments and provide certain benefits to the NEOs upon a qualifying termination of employment that follows a change in control of IDEXX, as described further below. For a further discussion of our reasons for having change in control agreements, refer to the discussion of change in control agreements under “How We Manage Risk and Governance” beginning on page 102.

128	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
The change in control agreements define a change in control of IDEXX as any of the following events (provided, in each case, that with respect to any payments or benefits subject to Section 409A of the Code, the following events must constitute a “change in control event” within the meaning of Section 409A of the Code):
+The acquisition by any person of 30% or more of the shares of common stock or combined voting power of our outstanding securities;
+A change in the composition of our Board such that a majority of the Board no longer consists of incumbent directors, or directors nominated or elected by incumbent directors, who had been directors of IDEXX since the effective date of the 2018 Plan;
+Approval by the shareholders of a complete liquidation or dissolution of IDEXX; or
+A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of IDEXX, each a “corporate transaction,” unless immediately following a corporate transaction:
◦The shareholders of IDEXX immediately prior to the corporate transaction own more than 60% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting in the corporate transaction in substantially the same proportion as their ownership immediately prior to the transaction;
◦No person owns 30% or more of the stock of the corporation resulting from the corporate transaction or the combined voting power of the outstanding voting securities of the corporation resulting in the corporate transaction; and
◦At least half of the members of the board of the corporation resulting from the corporate transaction were members of the incumbent board, as defined in the 2018 Plan.
Under each of the change in control agreements (other than the Mazelsky Employment Agreement), for a period of two years following a change in control, IDEXX may not generally reduce the senior executive’s annual base salary or target bonus, or the aggregate benefits to which the senior executive is entitled under incentive plans and welfare benefit plans, below the level to which the senior executive was entitled prior to the change in control.
If the employment of a senior executive is terminated either by IDEXX without “cause,” as defined below, or by the senior executive for “good reason,” as defined below, within the period of two years following a change in control, then IDEXX shall provide the following payments and benefits to the senior executive:
+For each senior executive other than Mr. Mazelsky, a prorated payment of the senior executive’s target bonus for the portion of the year of termination prior to the date of termination;
+An amount equal to two times (or three times in the case of Mr. Mazelsky) the sum of the senior executive’s annual base salary plus the average bonus received by the senior executive for the three full fiscal years preceding the change in control;
+The continuation of all benefits under welfare, benefit, savings and retirement plans (including, without limitation, medical, dental and life insurance plans) for a period of two years, or, in the case of Mr. Mazelsky, a lump sum cash payment equal to three years of the employer portion of medical coverage for Mr. Mazelsky and his covered dependents to the same extent as was paid immediately prior to termination; and
+Any other amounts or benefits required to be paid to the senior executive under any plan, program, policy or practice or contract or agreement of IDEXX.

IDEXX 2026 PROXY STATEMENT	129

+ + + EXECUTIVE COMPENSATION
The amounts associated with these payments and benefits are reflected in the salary, multiple of average bonus, pro-rated bonus and benefits rows for each NEO in the Change in Control column in the table above. With respect to the “Benefits” row, Mr. Mazelsky’s amount reflects the lump sum payment associated with the medical coverage entitlement described above and for our other NEOs the amounts reflect the aggregate incremental costs to us to continue to provide the benefits for a period of two years following termination as follows:

Name	Medical and Dental Coverage ($)	Death, Disability and Life Insurance Premiums ($)

Andrew Emerson	36,746	5,677
Michael J. Lane	43,267	7,038
Tina Hunt, PhD	42,383	6,903
Martin Smith, PhD	43,267	7,754
We will also reimburse each senior executive up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs in connection with obtaining new employment outside the state of the senior executive’s then-current principal residence until the earlier of two years from termination of the senior executive’s employment or the date they secure full-time employment. The amounts are reflected in the outplacement row for each NEO in the Change in Control column in table above.
Under the terms of our change in control agreements, upon a change in control, each outstanding stock option, RSU or other equity award subject only to time-based vesting conditions, each of which we referred to as a time-based equity award, held by a senior executive shall become immediately exercisable or vested with respect to 25% of the number of shares as to which such time-based equity award otherwise would not then be exercisable or vested. If the senior executive’s employment is terminated without cause, or by the senior executive for good reason, within two years following a change in control, all time-based equity awards held by the senior executive shall become fully vested and exercisable. In addition, under the 2018 Plan all equity awards become fully vested and exercisable in the event a successor company in a corporate transaction does not assume or substitute the outstanding awards.
Our change in control agreements provide that the treatment of equity awards subject to performance-based vesting conditions, including our outstanding PSUs, are subject to the terms and conditions of the applicable award agreement. Under our PSU award agreements, upon a change in control, 25% of the target number of shares underlying the PSU awards become immediately vested. If the senior executive’s employment is terminated without cause, or by the senior executive for good reason, following a change in control and prior to the applicable vesting date, then 100% of the unvested target number of shares underlying the PSU award immediately vest. In addition, under the PSU award agreements 100% of the target number of shares underlying the PSU award vest immediately prior to a change in control in the event a successor company in a corporate transaction does not assume or substitute the outstanding awards.
The amounts in the accelerated vesting of equity awards row for each NEO in the Change in Control column in the table above represent the intrinsic value of accelerated equity awards, calculated based on the exercise price of the underlying awards, the closing sale price of our common stock as of December 31, 2025 and, with respect to PSU awards, the target number of shares underlying those awards. We assume each NEO was terminated on December 31, 2025 without cause, or by the NEO for good reason, within two years following a change in control.

130	IDEXX 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION + + +
Under the change in control agreements, other than the Mazelsky Employment Agreement, “cause” is defined as the willful failure of the senior executive to substantially perform the senior executive’s duties with IDEXX, or the willful engaging by the senior executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to us. The definition of “cause” in the Mazelsky Employment Agreement is described above under the heading “Mazelsky Employment Agreement,” on page 126.
Under the change in control agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the senior executive, subject to customary notice and cure requirements:
+Any material reduction of the senior executive’s annual base salary (and, with respect to Mr. Mazelsky, any material reduction of Mr. Mazelsky’s annual bonus opportunity);
+Any material reduction of the senior executive’s authority, duties or responsibilities;
+Any material reduction of the budget over which the senior executive has authority;
+A change in the geographic location at which the senior executive is employed that results in an increase in the one-way commute of the senior executive by more than 35 miles; or
+Certain breaches by IDEXX of the agreement.
Under the change in control agreements with Mr. Mazelsky, Mr. Emerson and Ms. Underberg, if the executive officer does not hold the same position with the entity surviving any change in control as they hold with IDEXX, then good reason will be deemed to exist. In addition, good reason is deemed to exist under the Mazelsky Employment Agreement if Mr. Mazelsky is required to report to a corporate officer or employee instead of directly to the Board.
Under the change in control agreements, there is no tax “gross-up” provision and IDEXX is not required to reimburse the senior executives for any tax liabilities resulting from payments received by them under their change in control agreements. The change in control agreements include certain provisions that reduce any potential “parachute payments” within the meaning of Section 280G of the Code that may become payable to the senior executive in the event of a change in control if the reduction results in a better after-tax outcome for the senior executive under Section 4999 of the Code.
As a condition of receipt of any payments or benefits under the change in control agreements, the senior executives will be required to sign a customary release prepared and provided by IDEXX (or its successor) and to abide by the provisions thereof. The release will contain a release and waiver of any claims the senior executive or their representatives may have against IDEXX (or its successor) and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. Salary and bonus payments made pursuant to the change in control agreements will generally be paid in a lump sum on the 90th day following the date of termination (or, in the case of Mr. Mazelsky, on the 60th day following the date of termination), provided that the senior executive has signed the required release and the statutory period during which the senior executive is entitled to revoke the release has expired on or before that day.
In connection with the planned CEO transition, the Mazelsky Letter Agreement will become effective and supersede the Mazelsky Employment Agreement (including the change of control provisions set forth therein) effective on the Transition Date. Pursuant to the Mazelsky Letter Agreement, from and after the Transition Date, Mr. Mazelsky will not be eligible to receive any payments or benefits in connection with or following a change of control of IDEXX other than as described above under the heading “Mazelsky Letter Agreement” on page 127.

IDEXX 2026 PROXY STATEMENT	131

Proposal Four
Amend Certificate of Incorporation to Declassify the Board
Background and Proposed Amendments
Our Certificate of Incorporation currently divides our Board into three classes, with each class consisting, as nearly as possible, of one-third of the total number of Directors. The Directors in each class are elected to serve for three-year terms, and the term of one class of Directors expires each year.
In our proxy statement for our 2025 Annual Meeting of Shareholders, we included a non-binding shareholder proposal recommending the declassification of our Board. This non-binding proposal received significant support from our shareholders.
In light of this shareholder support, the Board, upon the recommendation of the Governance and Corporate Responsibility Committee, unanimously approved and declared advisable, and recommends that our shareholders adopt, proposed amendments to our Certificate of Incorporation to phase out the classification of the Board over a three-year period and provide for the annual election of all Directors beginning at the 2029 Annual Meeting of Shareholders (the “Declassification Amendments”). If approved at the 2026 Annual Meeting, declassification would be phased-in over a three-year period as follows:
+The Class II Directors who are elected at the 2026 Annual Meeting under Item 1 of this Proxy Statement would be elected for three-year terms expiring at the 2029 Annual Meeting of Shareholders;
+Class I Directors standing for election at the 2027 Annual Meeting of Shareholders would be elected for one-year terms of office expiring at the 2028 Annual Meeting of Shareholders;
+Class I and Class III Directors standing for election at the 2028 Annual Meeting of Shareholders would be elected for one-year terms expiring at the 2029 Annual Meeting of Shareholders; and
+From and after the 2029 Annual Meeting of Shareholders all Directors would stand for election annually and the Board would no longer be classified.
The Declassification Amendments would not shorten the existing terms of our Directors. Directors currently serving terms that expire at the 2027 and 2028 Annual Meetings of Shareholders will, subject to their earlier resignation or removal, serve the remainder of their respective terms. Any Director appointed to fill a vacancy before the 2029 Annual Meeting of Shareholders would be appointed for a term expiring upon the expiration of the term of the Director whose place is filled, or if appointed to fill a newly created Director position resulting from an increase in the number of Directors, for a term expiring upon the next election of the class to which such Director was appointed. Our Board has also approved certain conforming changes to our By-Laws, contingent on the effectiveness of these proposed changes to our Certificate of Incorporation.
The text of the proposed amendments to Article TENTH of our Certificate of Incorporation in connection with this Proposal Four is included with this Proxy Statement as Appendix B, with proposed deletions reflected by “strike-through” and proposed additions reflected by “underline” text. This summary of the proposed amendments to our Certificate of Incorporation is qualified in its entirety by reference to the text of the amendments set forth in Appendix B.

132	IDEXX 2026 PROXY STATEMENT

PROPOSAL 04 + + +
Reasons for the Amendments
In our proxy statement for our 2025 Annual Meeting of Shareholders, our Board made no voting recommendation on the non-binding shareholder proposal requesting declassification because the Board considered the shareholder vote to be an opportunity for shareholders to express their views on the topic without being influenced by the Board. The Board highly values the input and perspectives of our shareholders, and in light of the support received by the shareholder proposal and shareholder input we have received in subsequent engagement meetings, the Board conducted a review of our classified board structure to effectively respond to the feedback provided by our shareholders.
Based on this review, the Board adopted resolutions setting forth the Declassification Amendments, declared the Declassification Amendments advisable and in the best interests of IDEXX and its shareholders, approved and adopted the Declassification Amendments, unanimously resolved to submit the Declassification Amendments to our shareholders for approval and recommended that our shareholders adopt the Declassification Amendments.
Implementation of the Amendments
If both this Proposal Four and Proposal Five are approved by shareholders, then promptly following the 2026 Annual Meeting, we intend to file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, which would be effective upon filing, that implements all the amendments contemplated by both proposals. In addition, we intend to file an Amended and Restated Certificate of Incorporation to integrate the Declassification Amendments (if approved) and the Special Meeting Amendments described in Proposal Five (if approved) into a single document.
This Proposal Four, however, is independent of Proposal Five. If Proposal Five is not approved by shareholders — but this Proposal Four is so approved—then promptly following the 2026 Annual Meeting we intend to file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, which would be effective upon filing, that implements only the Declassification Amendments. The Board reserves the right to elect to abandon the Declassification Amendments, if it determines, in its sole discretion, that the Declassification Amendments are no longer in the best interests of IDEXX and its shareholders. If the Board were to exercise this discretion, we would publicly disclose that fact, and our Board would remain classified.
If this Proposal Four is approved by shareholders, upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State to implement the Declassification Amendments, amendments to our By-Laws to implement necessary conforming changes would also become effective. A description of any modifications to our By-Laws would be timely disclosed in a Current Report on Form 8-K.
If this Proposal Four is not approved by the requisite vote of our shareholders at the 2026 Annual Meeting, then the Certificate of Amendments setting forth the Declassification Amendments would not be filed with the Delaware Secretary of State, the amendments to the Certificate of Incorporation and By-Laws described in this Proposal Four would not become effective, and the Board would remain classified.

The Board of Directors recommends that you vote “FOR” the proposal to amend our Certificate of Incorporation to declassify the Board.

IDEXX 2026 PROXY STATEMENT	133

Proposal Five
Amend Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting
Background and Proposed Amendments
Our Certificate of Incorporation currently permits a special meeting of shareholders to be called only by either our Board Chair or our President. Shareholders are not afforded the right to call a special meeting of shareholders.
As part of its ongoing review of our corporate governance practices, as well as a review of the shareholder proposal set forth in Proposal Six, the Board, upon the recommendation of the Governance and Corporate Responsibility Committee, unanimously approved and declared advisable, and recommends that our shareholders adopt, proposed amendments to our Certificate of Incorporation to provide shareholders owning at least 25% of our outstanding shares of capital stock continuously for at least one year the right to have IDEXX call a special meeting of shareholders, subject to satisfaction of additional terms, conditions, limitations and procedures as set forth in our By-Laws, as may be amended from time to time (the “Special Meeting Amendments”).
The text of the proposed amendments to Article TWELFTH of our Certificate of Incorporation in connection with this Proposal Five is included with this Proxy Statement as Appendix C, with proposed deletions reflected by “strike-through” and proposed additions reflected by “underline” text. This summary of the proposed amendments to our Certificate of Incorporation is qualified in its entirety by reference to the text of the amendments set forth in Appendix C.
Reasons for the Amendments
Amending Article TWELFTH of our Certificate of Incorporation to provide shareholders owning at least 25% of our outstanding shares of capital stock continuously for at least one year the right to have IDEXX call a special meeting, together with the anticipated revisions to our By-Laws implementing the right, would meaningfully enhance shareholder rights. Our Board recognizes that allowing shareholders to call special meetings can be an important corporate governance practice, while also believing that special meetings should be extraordinary events for critical, time-sensitive matters that require substantial shareholder support. Special meetings impose significant administrative and operational costs and require substantial time and attention from the Board and management, potentially diverting resources from their primary focus of operating the business and creating long-term shareholder value.
Our Board believes that requiring a 25% ownership threshold strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting the long-term interests of IDEXX and its shareholders. This threshold, coupled with a one-year minimum holding period, helps ensure that special meetings are called for matters of genuine concern to a significant portion of our shareholders who have held our stock for a meaningful period while preventing a small minority of shareholders from using special meetings to advance narrow or short-term interests that may not be shared by our other shareholders. This threshold also mitigates the risk that a small number of shareholders could use this right to exercise a disproportionate amount of influence over

134	IDEXX 2026 PROXY STATEMENT

PROPOSAL 05 + + +
our affairs. In addition, the Board believes that shareholder-requested special meetings should not be held in close proximity to annual meetings, or when the matters to be addressed have been recently considered or are planned to be considered at another meeting, and accordingly the By-Laws would provide limitations on the timing of shareholder-requested special meetings.
Our Board also believes that the 25% ownership threshold in this Proposal Five appropriately aligns with market practice. According to FactSet data, over 50% of S&P 500 companies that provide a shareholder right to call a special meeting have set the ownership threshold at 25% or higher. Indeed, a 25% ownership threshold is the most common ownership threshold level set by S&P 500 companies that afford shareholders the right to request a special meeting.
As described in further detail under “Proposal Six—Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting” beginning on page 137, a shareholder has notified us that he intends to submit Proposal Six at the 2026 Annual Meeting, which is an advisory and non-binding shareholder proposal asking the Board to take steps to provide shareholders with a right to call special meetings using a significantly lower ownership threshold of 10% and without regard to the length of stock ownership. The shareholder proposal does not amend our organizational documents. For the reasons outlined above, as well as in our Statement in Opposition to Proposal Six, the Board believes that the ownership requirements set forth in this Proposal Five more appropriately balance the rights of shareholders with the long-term interests of IDEXX and its shareholders and is more closely aligned with market practice.
Based on these considerations, the Board adopted resolutions setting forth the Special Meeting Amendments, declared the Special Meeting Amendments advisable and in the best interests of IDEXX and its shareholders, approved and adopted the Special Meeting Amendments, unanimously resolved to submit the Special Meeting Amendments to our shareholders for approval and recommended that our shareholders adopt the Special Meeting Amendments.
Implementation of the Amendments
If both this Proposal Five and Proposal Four are approved by shareholders, then promptly following the 2026 Annual Meeting, we intend to file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, which would be effective upon filing, that implements all of the amendments contemplated by both proposals. In addition, we intend to file an Amended and Restated Certificate of Incorporation to integrate the Declassification Amendments described in Proposal Four (if approved) and the Special Meeting Amendments (if approved) in a single document.
This Proposal Five, however, is independent of Proposal Four. If Proposal Four is not approved by shareholders—but this Proposal Five is so approved—then promptly following the 2026 Annual Meeting we intend to file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, which would be effective upon filing, that implements only the amendments described in this Proposal Five. The Board reserves the right to elect to abandon the Special Meeting Amendments, if it determines, in its sole discretion, that the Special Meeting Amendments are no longer in the best interests of IDEXX and its shareholders. If the Board were to exercise this discretion, we would publicly disclose that fact, and shareholders would remain unable to have IDEXX call a special meeting.
If this Proposal Five is approved by shareholders, upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State to implement the amendments in this Proposal Five, amendments to our By-Laws to implement appropriate procedures for the calling of special meetings of shareholders would also become effective. Among other things, our By-Laws would be amended to:
+Specify the procedures for our shareholders of record to request that the Board fix a record date to determine the shareholders of record who are entitled to deliver a special meeting request (an “Ownership Record Date”);
+Specify the information required to be set forth in a request that the Board fix an Ownership Record Date;

IDEXX 2026 PROXY STATEMENT	135

+ + + PROPOSAL 05
+Specify the information, representations, agreements and other requirements with respect to delivery of a valid special meeting request to call a special meeting (including the same information regarding the business to be conducted at the meeting and regarding any Director candidate to be nominated at the meeting that is required to be provided by a shareholder who proposes to introduce such business or make Director nominations at an annual meeting of shareholders);
+Define “own” for purposes of satisfaction of the 25% ownership threshold to require (i) full voting and investment rights and (ii) full economic interest in the underlying shares (commonly referred to as a “net long” definition);
+Provide that a special meeting request will not be accepted or considered valid if the special meeting request (i) does not comply with the provisions of the By-Laws related to special meetings, (ii) relates to an item of business that is not a proper matter for shareholder action under applicable law or our Certificate of Incorporation or By-Laws, (iii) violates Regulation 14A under the Exchange Act or (iv) is received during certain periods; and
+Specify procedures for a shareholder to revoke a special meeting request and set forth events that result in a deemed revocation of special meeting requests (which includes shareholders who requested the special meeting ceasing to own 25% of our shares of capital stock).
The anticipated amendments to our By-Laws do not require separate shareholder action, and these provisions could be further amended in the future by By-Law amendments adopted by our Board or shareholders. The text of the anticipated amendments to our By-Laws is included in Appendix C, with proposed deletions reflected by “strike-through” and proposed additions reflected by “underline” text. This summary of the anticipated implementing amendments to our By-Laws are qualified in their entirety by the text of the amendments set forth in Appendix C. A description of any modifications to our By-Laws will be timely disclosed in a Current Report on Form 8-K.
If this Proposal Five is not approved by the requisite vote of our shareholders at the 2026 Annual Meeting, then the Certificate of Amendment setting forth the Special Meeting Amendments would not be filed with the Delaware Secretary of State, the amendments to the Certificate of Incorporation and By-Laws described in this Proposal Five would not become effective, and shareholders would remain unable to call a special meeting of shareholders.

The Board of Directors recommends that you vote “FOR” the proposal to amend our Certificate of Incorporation to provide shareholders owning 25% of the shares of our capital stock the right to have IDEXX call a special meeting.

136	IDEXX 2026 PROXY STATEMENT

Proposal Six
Shareholder Proposal to Give Shareholders the Ability to Call
for a Special Shareholder Meeting
We received the following proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has advised that he has been the beneficial owner of at least 15 shares of common stock since at least September 20, 2022 and intends to continue to hold the requisite amount of common stock through the date of the 2026 Annual Meeting.
In accordance with SEC rules, we are reprinting the proposal and supporting statement in this proxy statement as they were submitted to us. The shareholder proposal is required to be voted upon at the 2026 Annual Meeting only if properly presented.
The Board of Directors recommends voting against the shareholder proposal as described more fully in the Statement in Opposition that follows the text of the shareholder proposal.
Proposal 6 — Give Shareholders the Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online shareholder meeting.
There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.
This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.
To guard against the IDEXX Laboratories Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
There is no concern that allowing 10% of shares to call for a special shareholder meeting, as called for in this proposal, is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.
In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting online, in the unlikely event that a special shareholder meeting ultimately takes place, and the IDEXX Laboratories governing documents thus need to be updated accordingly.
Please vote yes:
Give Shareholders the Ability to Call for a Special Shareholder Meeting — Proposal 6

IDEXX 2026 PROXY STATEMENT	137

+ + + PROPOSAL 06
Board of Directors’ Statement in Opposition to the Shareholder Proposal
After carefully considering the shareholder proposal, the Board has concluded that it is not in the best interests of IDEXX and its shareholders. Accordingly, the Board unanimously recommends a vote “AGAINST” the proposal.
The Board recognizes that providing shareholders the ability to call a special meeting can be an important governance mechanism and is viewed as a meaningful right by some shareholders. However, the Board also believes it is in IDEXX’s best interests to balance this right against the risks of providing a small number of shareholders a disproportionate amount of influence on topics of narrow or short-term interest and causing undue costs, burden and distraction of limited management resources. The Board believes affording this right to call a special meeting to shareholders who own 25% or more of outstanding shares of our capital stock continuously for at least one year and who satisfy certain procedural requirements, as submitted to shareholders in Proposal Five, strikes the appropriate balance and mitigates these risks and burdens.
Special meetings impose significant administrative and operational costs and divert valuable and limited time and attention by the Board and management from creating long-term shareholder value by overseeing and operating IDEXX’s business to preparing for and implementing the special meeting. The Board believes that one or a small minority of shareholders should not be entitled to impose this burden to advance their own special interests, which may not be shared more broadly by shareholders, or to seek, or threaten to seek, concessions from us that serve only their interests in exchange for avoiding a special meeting. Our Board believes special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting in cases where a substantial portion of shareholders agree that a special meeting must be called. Failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our shareholders generally. The higher 25% threshold also helps ensure that a more meaningful number of shareholders are seeking to call the special meeting, rather than only one or a few.
The Board’s perspective is also supported by market practice. According to FactSet data, over 50% of S&P 500 companies that provide a shareholder right to call a special meeting have set the ownership threshold at 25% or higher, with 35% of S&P 500 companies setting this threshold at 25%. By contrast, only about 16% have adopted a 10% threshold.
Our existing corporate governance policies and practices also provide shareholders with numerous avenues to address and discuss our business and governance policies, as well as help ensure that our Board acts independently and maintains accountability to our shareholders without the additional expense and risk associated with a special meeting threshold that would allow a single or small number of shareholders to call a special meeting. Some of our important corporate governance practices include a majority vote standard in uncontested Director elections, proxy access rights and a majority vote standard to amend the Certificate of Incorporation and the By-Laws. For more information on these and our other strong corporate governance practices, refer to the discussion under “Notable Corporate Governance Highlights” beginning on page 37.
In light of the strength of our existing corporate governance policies and practices, our Board’s long-standing commitment to understanding and appropriately incorporating shareholder feedback and our proposal to adopt a shareholder right to have IDEXX call a special meeting outlined in Proposal Five, our Board believes that the adoption of the special meeting right requested by this shareholder proposal would not serve the best interests of IDEXX or its shareholders. Accordingly, the Board urges shareholders to vote “AGAINST” this Proposal Six and “FOR” Proposal Five.

X	The Board of Directors recommends that you vote “AGAINST” the shareholder proposal.

138	IDEXX 2026 PROXY STATEMENT

General Information about the 2026 Annual Meeting and Voting
This Proxy Statement and How Proxies Work
As an IDEXX shareholder as of the close of business on March 16, 2026 (Record Date), you are entitled to vote at the 2026 Annual Meeting. Our Board is asking for your proxy to vote at the 2026 Annual Meeting and any adjournment or postponement of the 2026 Annual Meeting. You are receiving this Proxy Statement and accompanying materials in connection with that proxy solicitation.
Giving us your proxy means that you authorize us to vote your shares at the 2026 Annual Meeting in the manner that you direct, or if you do not direct us, in the manner recommended by the Board in this Proxy Statement. You can vote for or against one or all of the Director nominees or abstain from voting for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” Proposals 1, 2, 3, 4 and 5 and “AGAINST” Proposal 6, in each case as recommended by the Board.
Who Can Vote
As of the Record Date, there were 79,424,539 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the 2026 Annual Meeting.
Most of our shareholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned in street name:
+Shareholder of Record: If your shares are registered directly in your name with our transfer agent, EQ, you are considered the shareholder of record of those shares and these proxy materials are being made available directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2026 Annual Meeting.
+Beneficial Owner of Shares Held in Street Name: If your shares are held in a brokerage account through a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being made available to you through your bank, broker, trustee or nominee. As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee or nominee on how to vote and are also invited to attend the 2026 Annual Meeting. Your bank, broker, trustee or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you have obtained a legal proxy from your bank, broker, trustee or nominee entitling you to vote your shares at the 2026 Annual Meeting.
Notice of Internet Availability (Notice and Access)
Instead of mailing printed copies of our proxy materials to each shareholder, we are furnishing our proxy materials via the Internet. This reduces the costs and environmental impact of distributing these materials. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability instructs you how to access and review the proxy materials, how to submit your proxy on the Internet and how to vote by telephone.

IDEXX 2026 PROXY STATEMENT	139

+ + + GENERAL INFORMATION ABOUT THE 2026 ANNUAL MEETING AND VOTING
If you would like a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. In addition, if you received a printed copy of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual shareholder meetings.
The Notice of Internet Availability is first being sent to shareholders on or about March 27, 2026. Also on or about March 27, 2026, we will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2026 Annual Meeting, as well as our 2025 Annual Report.
How to Vote
You can vote online at the virtual 2026 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the virtual 2026 Annual Meeting. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual meeting. You can revoke your proxy and change your vote at the 2026 Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the 2026 Annual Meeting.
We are offering shareholders four methods of voting:
+You may vote over the Internet;
+You may vote by telephone;
+If you are a registered holder of our shares, you may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope accompanying the paper proxy card; or
+You may vote online at the virtual 2026 Annual Meeting. If you attend the 2026 Annual Meeting over the Internet, you will be able to vote your shares online, even if you already voted by Internet, telephone or mail. You will need to enter the control number or QR code included in your Notice of Internet Availability, your proxy card or the voting instructions that accompanied your proxy materials to vote your shares at the 2026 Annual Meeting.
Refer to “Ways to Vote” on page 1 to determine how to vote your shares by mail, telephone or Internet.
Revoking a Proxy
You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:
+Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;
+Providing written notice to our Executive Vice President, General Counsel and Corporate Secretary before or at the 2026 Annual Meeting prior to the voting on any proposal, if you are a registered holder of our shares; or
+Voting online at the virtual 2026 Annual Meeting.
The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the virtual 2026 Annual Meeting over the Internet will not, by itself, revoke your proxy.

140	IDEXX 2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2026 ANNUAL MEETING AND VOTING + + +
Quorum
We need a quorum to transact business at the 2026 Annual Meeting. This means that at least a majority of the issued and outstanding shares entitled to vote as of the Record Date must be represented at the 2026 Annual Meeting, either by proxy or in person. Abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by us, are not voted and do not count towards establishing a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
Votes Needed
Approval of Proposals One, Two, Three and Six each requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes (which are described below) are not counted as votes cast and so have no effect on the outcome of these proposals. Approval of Proposals Four and Five each requires the favorable vote of at least a majority of the outstanding shares entitled to vote at the 2026 Annual Meeting. Abstentions and broker non-votes (which are described below) are not counted as votes in favor of Proposal Four or Proposal Five and will have the same effect as a vote against Proposal Four and Proposal Five.
For details regarding our Director Resignation Policy applicable in the event that an incumbent Director is not re-elected, please refer to the information under “Majority Voting and Director Resignation” on page 35.
An independent inspector of elections appointed for the 2026 Annual Meeting will tabulate affirmative and negative votes, abstentions and broker non-votes. Preliminary voting results will be announced at the 2026 Annual Meeting. Final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the 2026 Annual Meeting.
Broker Non-Votes
If you are a beneficial owner of shares held in “street name” and do not give voting instructions to your bank or brokerage firm, your bank or brokerage firm will be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
For non-discretionary items, if your bank or brokerage firm does not have voting instructions, the bank or brokerage firm must indicate on its proxy that it does not have authority to vote on these matters on your behalf, and your shares will be treated as “broker non-votes” with respect to these proposals. Ratification of the appointment of our independent registered public accounting firm (Proposal Two) is expected to be considered to be a discretionary item on which banks and brokerage firms may vote.
Conduct of the 2026 Annual Meeting
Pursuant to our Amended and Restated By-Laws, the independent Non-Executive Board Chair adopted rules and procedures that he believes are appropriate to properly conduct the 2026 Annual Meeting. These Rules of Conduct and Procedures are currently available at our online pre-meeting forum at www.proxyvote.com. In addition, these Rules of Conduct and Procedures will also be available at the 2026 Annual Meeting at www.virtualshareholdermeeting.com/IDXX2026.

IDEXX 2026 PROXY STATEMENT	141

+ + + GENERAL INFORMATION ABOUT THE 2026 ANNUAL MEETING AND VOTING
Pre-Meeting Forum and Submitting Questions
The virtual format for our 2026 Annual Meeting will allow us to implement a pre-meeting forum to communicate more effectively with you. You can access the pre-meeting forum and submit written questions in advance of our 2026 Annual Meeting, vote, and also access copies of the 2026 Annual Meeting’s Rules of Conduct and Procedures, as well as our proxy statement and annual report, by visiting www.proxyvote.com.
Virtual 2026 Annual Meeting
We are pleased to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and IDEXX. Hosting our 2026 Annual Meeting as a completely virtual meeting aims to provide easy access for shareholders, facilitate shareholder participation and reduce the environmental impact of our 2026 Annual Meeting. For more information regarding the virtual format, refer to the discussion under “Virtual Shareholder Meeting” on page 59.

The 2026 Annual Meeting will be conducted over the Internet via live audio webcast at 10:00 a.m., Eastern Time, on Tuesday, May 12, 2026. Shareholders as of the record date of March 16, 2026, may attend, vote and submit questions during the virtual 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/IDXX2026. To participate in the virtual annual meeting, you will need the control number or QR code included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. The audio webcast will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

Technical Difficulties Accessing the Virtual Meeting
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page fifteen minutes prior to the start of the meeting.

The audio webcast will include consideration of the proposals and a live question-and-answer session. During the live question-and-answer session, we will answer questions as they come in and address those submitted in advance at the pre-meeting forum, as time permits. Shareholders accessing the audio webcast will be able to submit questions in writing or, by following instructions on our online pre-meeting forum or at www.virtualshareholdermeeting.com/IDXX2026, dial in to a toll-free number and verbally ask live questions during the meeting.
Solicitation of Proxies
This proxy statement is furnished to our shareholders in connection with the solicitation by our Board of proxies for use at the 2026 Annual Meeting. We will pay the expenses of the solicitation of proxies by our Board. Proxies can be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc. to distribute and solicit proxies and will pay MacKenzie Partners, Inc. a fee of approximately $17,500, plus reasonable out-of-pocket expenses, including an hourly fee for any telephone outreach campaign to retail investors, for its services. In addition, any adjournment or postponement of the Annual Meeting will result in a fee of $2,500 per occurrence.
Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of our common stock held in their names and, as required by law, we will reimburse them for their reasonable out-of-pocket expenses for this service.

142	IDEXX 2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2026 ANNUAL MEETING AND VOTING + + +
Householding of Annual Meeting Materials
Some of our shareholders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability. This means that only one copy of such documents may have been sent to multiple shareholders in your household. This reduces printing costs, postage fees and environmental impact. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number:
Investor Relations
IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, Maine, 04092
Telephone: 207-556-8155
If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

IDEXX 2026 PROXY STATEMENT	143

Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders
Proposals Submitted Under Rule 14a-8
The deadline to submit a proposal for inclusion in our proxy materials for the 2026 Annual Meeting has passed.
To be considered for inclusion in next year’s proxy materials, shareholder proposals submitted pursuant to Rule 14a-8 must be submitted in writing to our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 and received by November 27, 2026.
Proposals Submitted Outside of Rule 14a-8
Our Amended and Restated By-Laws establish advance notice procedures, summarized below, that shareholders must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting outside of the process under Rule 14a-8.
Nominations for Director and/or an item of business to be introduced at an Annual Meeting must be submitted in writing to our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 and received by the applicable deadline indicated below.
Shareholder nominations or other proposals must include certain information regarding:
+The shareholder submitting the nomination or proposal;
+Any nominee for Director; and/or
+The item of business.
Proxy Access Nominations. For your nomination of one or more Director candidates to be properly brought before the 2027 Annual Meeting and included in our proxy materials pursuant to Section 2.8 of our Amended and Restated By-Laws (proxy access nomination), we must receive written notice of your intention to introduce a proxy access nomination at our 2027 Annual Meeting, and all supporting information required by our Amended and Restated By-Laws, no earlier than October 28, 2026 and no later than November 27, 2026 (i.e., not less than 120 days or more than 150 days before the first anniversary of the date this Proxy Statement was first released to shareholders in connection with the 2026 Annual Meeting). The adjournment or postponement of the 2027 Annual Meeting (or the public notice thereof) shall not affect the time period required to give notice of a proxy access nomination with respect to the 2027 Annual Meeting.
Other Nominations or Items of Business. For your nomination of one or more Director candidates or any other item of business (excluding proxy access nominations and proposals submitted under Rule 14a-8) to be properly brought before the 2027 Annual Meeting, we must receive written notice of your intention to introduce such nomination or proposed item of business at our 2027 Annual Meeting, and all supporting information required by our Amended and Restated By-Laws (which includes information required under Rule 14a-19), not less than 90 days or more than 120 days before the first anniversary of the 2026 Annual Meeting. However, if the date of our 2027 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the date

144	IDEXX 2026 PROXY STATEMENT

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS + + +
of the 2026 Annual Meeting, then we must receive such notice at the address noted above not earlier than the 120th day before such Annual Meeting; and not later than the close of business on the later of the 90th day before such Annual Meeting or the 10th day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that our 2027 Annual Meeting is held between April 22, 2027 and July 11, 2027, as is currently expected, we must receive the written notice of your intention to introduce a nomination or proposed item of business at our 2027 Annual Meeting, and all supporting information, no earlier than January 12, 2027 and no later than February 11, 2027.

IDEXX 2026 PROXY STATEMENT	145

Forward-Looking Statements
This Proxy Statement and the accompanying materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations or forecasts of future events as of the date of this Proxy Statement and are based on management’s estimates, projections, beliefs and assumptions as of such date. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “could,” “continue,” “expect,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” similar words or phrases, the negative version of those words or phrases, or by the use of future dates in connection with any discussion of future performance, actions or events. Forward-looking statements contained in this Proxy Statement include our expectations and beliefs regarding our total addressable opportunities; our expectations and beliefs about our attractive, long-term opportunities to grow our business; our planned CEO transition; our plans regarding product development, new product launches and future menu expansions, including our plans to expand the types of cancer detected by our Cancer Dx™ panel in the coming years, including the addition of mast cell tumor detection in 2026; our anticipated Board composition following the 2026 Annual Meeting; our corporate responsibility plans, goals and commitments, including the expected contributions of the European VPPA we signed toward achievement of our renewable electricity and greenhouse gas emission reduction goals and our belief that we are on track to achieve those goals; and our future financial performance, including our model of our long-term financial potential. These forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of macroeconomic and geopolitical events, conditions and uncertainties; general economic uncertainty; tariff and trade policies of the United States and other countries; our ability to successfully execute our strategy; supply chain challenges; the development of innovative new technologies; the regulatory environment in the United States and in other countries and our ability to obtain necessary regulatory approvals for new products or services within expected timeframes, or at all; our ability to attract, develop and retain highly capable and skilled employees and leaders; and other matters described under the headings “Business,” “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in our 2025 Annual Report on Form 10-K, and that are otherwise described or updated from time to time in our subsequent filings with the SEC. We specifically disclaim any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

146	IDEXX 2026 PROXY STATEMENT

Other Matters
The Board knows of no other matters to be presented for shareholder action at the 2026 Annual Meeting and the dates by which other matters to be voted on must have been submitted by our shareholders pursuant to Rule 14a-8 of the Exchange Act or our Amended and Restated By-Laws have passed. If, however, other matters do properly come before the 2026 Annual Meeting or any adjournments or postponements of the 2026 Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
The Board hopes you will attend the 2026 Annual Meeting. Whether or not you plan to attend the 2026 Annual Meeting, you are urged to vote at your earliest convenience in the manner and method described under “Ways to Vote” on page 1.
By order of the Board of Directors,
Sharon E. Underberg
Executive Vice President,
General Counsel and Corporate Secretary
March 27, 2026

IDEXX 2026 PROXY STATEMENT	147

Appendix A
Reconciliation of Non-GAAP Financial Measures
We report our results in accordance with generally accepted accounting principles in the United States, or GAAP. We disclose certain non-GAAP financial measures in this Proxy Statement that exclude or adjust certain items to supplement our consolidated results presented in accordance with GAAP or because the non-GAAP financial measures are used as financial metrics in our executive compensation program. Our reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP is included in this Appendix.
While we believe that these non-GAAP financial measures provide useful supplemental information in evaluating our business performance and are useful for period-over-period comparisons of our performance to the performance of our peers, these non-GAAP financial measures should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.
After-Tax Return on Invested Capital, Excluding Cash and Investments (ROIC)
After-tax return on invested capital, excluding cash and investments (ROIC), is a non-GAAP financial measure that represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using the beginning and ending balance sheet values. ROIC, after-tax income from operations and average invested capital, excluding cash and investments, are not measures of financial performance under GAAP and should be considered in addition to, and not as replacements of or superior measures to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. We believe that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital.

IDEXX 2026 PROXY STATEMENT	A-1

+ + + APPENDIX A
In this Proxy Statement, we report our ROIC for 2025. The reconciliation of this non-GAAP financial measure is as follows:

Numerator (amounts in thousands)	For the Year Ended December 31, 2025

Income from operations (as reported)	$1,360,031
After-tax income from operations(1)	$1,088,141

Denominator (dollar amounts in thousands)	As of December 31, 2025	As of December 31, 2024

Total shareholders’ equity	$1,605,383	$1,595,313
Credit facility	398,000	250,000
Long-term debt, current and long-term	449,837	617,573
Deferred income tax assets	(27,871)	(125,630)
Deferred income tax liabilities	31,865	11,312
Total invested capital	$2,457,214	$2,348,568
Less cash and cash equivalents	180,070	288,266
Total invested capital, excluding cash and investments	$2,277,144	$2,060,302
Average invested capital, excluding cash and investments(2)	$2,168,723
After-tax return on invested capital, excluding cash and investments (ROIC)	50.2%
1.After-tax income from operations represents income from operations reduced by our reported effective tax rate of 20.0% for the year ended December 31, 2025. Refer to Note 14 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for information on our effective tax rate.
2.Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments, as of December 31, 2025 and December 31, 2024.
Comparable EPS Growth
Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted), as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, earnings per share (diluted) growth reported in accordance with GAAP. We believe that reporting comparable EPS growth provides useful information to investors by facilitating better period-over-period comparisons of our fundamental earnings per share growth performance by excluding items that vary independent of performance and providing greater transparency regarding a key metric used by management.

A-2	IDEXX 2026 PROXY STATEMENT

APPENDIX A + + +
In this Proxy Statement, we report comparable EPS growth for 2025, which excludes the impact of tax benefits of share-based compensation activity under ASU 2016-09, changes in foreign currency exchange rates and the accrual expense and release impacts for a now-concluded litigation matter. We estimate the net impact of changes in foreign currency exchange rates on EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.
The reconciliation of this non-GAAP financial measure is as follows:

	For the Year Ended December 31, 2025 ($)	For the Year Ended December 31, 2024 ($)	Year-over-Year Growth

Earnings per share (diluted) and growth	13.08	10.67	23%
Less: comparability adjustments
Share-based compensation activity	0.35	0.24
Now-concluded litigation matter	0.08	(0.56)
Change from currency	0.10	—
Comparable EPS Growth and growth	12.55	10.99	14%
Amounts presented may not recalculate due to rounding.
Comparable Operating Margin Improvement
Comparable operating margin improvement is a non-GAAP financial measure that represents the percentage change in operating margin, as compared to the same period for the prior year, and excludes the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Comparable operating margin improvement should be considered in addition to, and not as a replacement of or a superior measure to, operating margin improvement reported in accordance with GAAP. We believe that reporting comparable operating margin improvement provides useful information to investors by facilitating better period-over-period comparisons of our fundamental operating margin performance by excluding items that vary independent of performance and providing greater transparency regarding a key metric used by management.
In this Proxy Statement, we report the comparable operating margin improvement for 2025, which excludes changes in foreign currency exchange rates and accrual expense and release impacts for a now-concluded litigation matter. We estimate the net impact of changes in foreign currency exchange rates on operating margin results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.

IDEXX 2026 PROXY STATEMENT	A-3

+ + + APPENDIX A
The reconciliation of this non-GAAP financial measure is as follows:

Dollar amounts in thousands	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024	Year-over-Year Change (basis points)(1)

Income from operations	$1,360,031	$1,128,337
Operating margin and margin gain	31.6%	29.0%	270 bps
Less: comparability adjustments
Change from currency	10,213	—
Now-concluded litigation matter	8,600	(61,500)
Comparable income from operations	$1,341,218	$1,189,837
Comparable operating margin and margin gain(1)	31.4%	30.5%	90 bps
1.Amounts presented may not recalculate due to rounding.
Free Cash Flow and the Ratio of Free Cash Flow to Net Income
Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by our investments in property and equipment. The ratio of free cash flow to net income, or free cash flow conversion, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. Free cash flow and the ratio of free cash flow to net income should each be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities and the ratio of net cash provided by operating activities to net income, respectively. We believe that reporting free cash flow provides useful information to investors because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. We believe that reporting the ratio of free cash flow to net income provides useful information to investors because it provides a useful way for investors to compare free cash flow over time.
In this Proxy Statement, we report our free cash flow and the ratio of free cash flow to net income for 2025. The reconciliation of these non-GAAP financial measures is as follows:

Dollar amounts in thousands	For the Year Ended December 31, 2025

Net cash provided by operating activities	$1,181,805
Investing cash flows attributable to purchases of property and equipment	(124,676)
Free cash flow	$1,057,129
Net income	$1,059,464
Ratio of free cash flow to net income (expressed as a percentage)	100%

A-4	IDEXX 2026 PROXY STATEMENT

APPENDIX A + + +
Organic Revenue Growth
Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions and divestitures. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. We believe that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers.
We exclude from organic revenue growth the effect of changes in foreign currency exchange rates because these changes are not under management’s control, are subject to volatility and can obscure underlying business trends. We calculate the impact on revenue resulting from changes in foreign currency exchange rates by applying the difference between weighted average exchange rates during 2025 and 2024 to foreign-currency-denominated revenues for 2024.
We also exclude from organic revenue growth the effect of certain business acquisitions and divestitures because the nature, size and number of these transactions can vary dramatically from period to period, and because they either require or generate cash as an inherent consequence of the transaction, and therefore can also obscure underlying business and operating trends. We consider acquisitions to be a business when all three elements of inputs, processes and outputs are present, consistent with ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” In a business combination, if substantially all the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, we do not consider these assets to be a business. A typical acquisition that we do not consider a business is a customer list asset acquisition, which does not have all elements necessary to operate a business, such as employees or infrastructure. We believe that the efforts required to convert and retain these acquired customers are similar in nature to our existing customer base and therefore are included in organic revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial twelve months from the date of acquisition, that are directly attributable to business acquisitions.
In this Proxy Statement, we report our organic revenue growth and CAG Diagnostics recurring revenue organic growth in 2025. The reconciliation of these non-GAAP financial measures is as follows:

Dollar amounts in thousands	Net Revenue For the Year Ended December 31, 2025 ($)	Net Revenue For the Year Ended December 31, 2024 ($)	Dollar Change ($)	Percentage Change	Change from Currency	Change from Acquisitions	Organic Revenue Growth(1)

Total Company	4,303,702	3,897,504	406,198	10.4%	0.8%	—	9.6%
CAG Diagnostics recurring revenue	3,407,199	3,129,492	277,707	8.9%	0.8%	—	8.1%
1.Amounts presented may not recalculate due to rounding.

IDEXX 2026 PROXY STATEMENT	A-5

+ + + APPENDIX A
Achieved Results Under the 2025 Annual Performance-Based Cash Bonus Plan
For purposes of determining the financial performance factor under our 2025 annual performance-based cash bonus plan, results with respect to operating profit, earnings per share (diluted) and ROIC financial metrics were adjusted, pursuant to the terms of the 2025 annual performance-based cash bonus plan, to eliminate the effects of differences between foreign currency exchange rates during 2025, as compared to the rates assumed in setting target goals, and the effects of discrete items not anticipated at the beginning of the 2025 fiscal year and not reflected in the target goal, such as acquisitions and acquisition-related expenses and impacts from the reversal of a litigation accrual, import tariff impacts and tax effects of U.S. federal tax legislation adopted in 2025, as well as the tax effects of share-based compensation activity under ASU 2016-09, “Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” The operating profit achieved result of $1,320.6 million under our 2025 annual performance-based cash bonus plan, compared to our GAAP operating profit of $1,360.0 million, reflects a $(31.9) million adjustment to eliminate foreign currency exchange rate effects, an adjustment of $(8.6) million related to an accrual for a now-concluded litigation matter, and an aggregate adjustment of $1.1 million for other discrete items. The earnings per shared (diluted) achieved result of $12.49 under our 2025 annual performance-based cash bonus plan, compared to GAAP earnings per share (diluted) of $13.08, reflects a $(0.38) per share adjustment to eliminate foreign currency exchange rate effects, a $(0.25) per share adjustment for the tax effects of share-based compensation activity, a $(0.08) per share adjustment related to an accrual for a now-concluded litigation matter, and an aggregate $0.13 adjustment for other discrete items. The ROIC achieved result of 48.3% under our 2025 annual performance-based cash bonus plan, compared to 50.2% as disclosed earlier in Appendix A, reflects a (120) basis point adjustment to eliminate foreign currency exchange rate effects, a (30) basis point adjustment related to an accrual for a now-concluded litigation matter, and an aggregate (40) basis point adjustment for other discrete items.

A-6	IDEXX 2026 PROXY STATEMENT

Appendix B
Amendments to Our Certificate of Incorporation to Declassify the Board
Proposed Amendments to Article TENTH of Our Certificate of Incorporation:
TENTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.
1.Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.
2.Classes of Directors. Prior to the 2029 annual meeting of stockholders, ~~The~~ the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. ~~No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I and, if such fraction is two- thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.~~ Following the 2029 annual meeting of stockholders, the Board of Directors shall no longer be divided into classes.
3.Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.
4.Terms of Office. ~~Each~~ Any director elected at or prior to the 2026 annual meeting of stockholders shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.~~; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1993; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1992; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1991.~~ Each director elected at the 2027 annual meeting of stockholders shall be elected for a term expiring at the 2028 annual meeting of stockholders. Each director elected at the 2028 annual meeting of stockholders shall be elected for a term expiring at the 2029 annual meeting of stockholders. At the 2029 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for a term expiring at the next annual meeting of stockholders. For the avoidance of doubt, any Director elected between annual meetings of stockholders to fill a vacancy shall be elected for a term in accordance with Section 6 of this Article.
~~5.Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless~~

IDEXX 2026 PROXY STATEMENT	B-1

APPENDIX B + + +
~~continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.~~
~~6.~~ 5. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
~~7.~~ 6. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. ~~A~~ Prior to the 2029 annual meeting of stockholders, a director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. From and after the 2029 annual meeting of stockholders, any director elected in accordance with the first sentence of this paragraph shall serve for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal.
~~8.~~ 7. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
~~9.~~ 8. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's Certificate of Incorporation or By-Laws.
~~10.~~ 9. Removal. Any one or more or all of the directors may be removed, with our without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
~~11.~~ 10. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.

B-2	IDEXX 2026 PROXY STATEMENT

Appendix C
Amendments to Our Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting
Proposed Amendments to Article TWELFTH of Our Certificate of Incorporation
TWELFTH: Special meetings of stockholders (i) may be called at any time by the President or by the Chair~~man~~ of the Board of Directors and (ii) shall be called by the Secretary at the request in writing of stockholders of record who are acting on behalf of beneficial owners (which may include such stockholders of record) that: (a) own and have owned, in each case, continuously for at least one year as of the record date fixed in accordance with the by-laws, capital stock representing in the aggregate at least 25% of the then-outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, (b) continue to own capital stock representing in the aggregate at least 25% of the then-outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting through the date of the proposed special meeting of stockholders, and (c) satisfy such additional terms, conditions and limitations as may be set forth in the by-laws from time to time. Except as provided in the preceding sentence of this Article Twelfth, special meetings of the stockholders of the Corporation may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. For purposes of this Article Twelfth, a person shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as such stockholder retains the full voting and investment rights pertaining to the shares and the full economic interest in the shares, which terms may be further defined in accordance with the procedures set forth in the by-laws from time to time.

IDEXX 2026 PROXY STATEMENT	C-1

APPENDIX C + + +
Anticipated Amendments to Section 1.3 of Our By-Laws to Implement Terms, Limitations, Conditions and Procedures in Connection with the Proposed Amendments to Article TWELFTH of Our Certificate of Incorporation
1.3    Special Meetings.
(a)     Except as otherwise provided by law, s~~S~~pecial meetings of stockholders (i) may be called ~~at any time~~ by the Chair of the Board or the President and (ii) shall be called by the Secretary at the request in writing of stockholders of record who are acting on behalf of beneficial owners (which may include such stockholders of record) who own and have owned, in each case, continuously for at least one year, as of the Ownership Record Date (as defined herein), in the aggregate at least 25% of the then-outstanding shares of capital stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times from the Ownership Record Date through the date of the applicable special meeting of stockholders. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting.
(b)     For purposes of satisfying the Special Meeting Request Required Shares under this Section 1.3 a stockholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the stockholder possesses, (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares, (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s capital stock. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as such stockholder retains the full voting and investment rights pertaining to the shares and the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice; or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. For purposes of these By-Laws, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(c)     No stockholder may submit a Special Meeting Request (as defined herein) unless a stockholder of record (whether acting for themselves or at the direction of a beneficial owner) has first submitted to the Secretary a written request that the Board of Directors fix a record date to determine the stockholders of record entitled to deliver a Special Meeting Request (such record date, the “Ownership Record Date”). A written request to fix an Ownership Record Date must include all the information that must be included in a Special Meeting Request, as set forth in subsection (e) of this Section 1.3. Within 10 days of the Secretary’s receipt of a valid request to fix the Ownership Record Date in compliance with the immediately preceding sentence, the Board of Directors may pass a resolution fixing the Ownership Record Date, which Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors, and shall not be more than 10 days after the date of the adoption of such resolution. If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the Ownership Record Date shall be the close of business on the 10th day after a valid written request to fix an Ownership Record Date is received by the Secretary (or if such 10th day is not a business day, the first business day thereafter).

C-2	IDEXX 2026 PROXY STATEMENT

APPENDIX C + + +
(d)     A beneficial owner who wishes to deliver a Special Meeting Request must cause the person who serves as the stockholder of record of such beneficial owner’s shares of capital stock to sign the Special Meeting Request. If a stockholder of record is the stockholder of record for more than one beneficial owner of capital stock, the stockholder of record may deliver a Special Meeting Request solely with respect to the shares of capital stock beneficially owned by the beneficial owner who is directing the stockholder of record to sign such Special Meeting Request.
(e)    Each written request to call a special meeting (a “Special Meeting Request”) shall be delivered to the Secretary at the principal executive offices of the corporation by hand or certified mail, return receipt requested, and shall include the following: (i) the signature(s) of the stockholder(s) of record submitting such request and the date such request was signed, together with the identity of the beneficial owner, if any, directing such stockholder of record to submit such request, (ii) the name and address of each person submitting the Special Meeting Request (as they appear on the corporation’s books, if applicable) and the name of the beneficial owner(s), if any, on whose behalf the Special Meeting Request is being submitted, (iii) the business or actions (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to those matters set forth in the written request to fix an Ownership Record Date received by the Secretary, (iv) as to any matter proposed to be presented at the special meeting and as to the beneficial owner, if any, directing such stockholder(s) of record to sign the written request and as to such stockholder(s) of record (unless such stockholder of record is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each such stockholder of record who is not acting solely as a nominee, a “Disclosing Party”) all of the information, representations and certifications that would, in the case of business (including a director nomination) proposed to be brought by a stockholder at an annual meeting, be required to be disclosed and/or provided pursuant to Section 1.11 and/or Section 1.14 of Article 1 of these By-Laws, as applicable, which information shall be supplemented (by delivery to the Secretary), by each Disclosing Party, (1) not later than 10 days after the record date for determining the stockholders of record entitled to notice of and to vote at the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date, and (2) not later than the fifth day before the special meeting (or any adjournment or postponement thereof), to disclose the foregoing information as of the date that is 10 days prior to the special meeting (or any such adjournment of postponement), and (v) an affidavit by each Disclosing Party stating the number of shares that it owned as of the Ownership Record Date that are to be counted toward the Special Meeting Request Required Shares, and documentary evidence of the number of shares so owned as well as an acknowledgement by each Disclosing Party that the Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be cancelled) if the aggregate ownership position of shares of capital stock of all Disclosing Parties who have not revoked such Special Meeting Request is less than the Special Meeting Request Required Shares at any time between the date the Special Meeting Request is delivered to the Secretary and the date of the applicable special meeting (or any adjournment or postponement thereof). Each time a Disclosing Party’s ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the corporation of his, her or its decreased ownership position, together with all information reasonably requested by the corporation to verify such position, within 10 days of such decrease or as of the fifth day before the applicable special meeting (or any adjournment or postponement thereof), whichever date is earlier. In addition, the Disclosing Party shall provide any additional information reasonably requested by the corporation to verify the ownership position of each Disclosing Party or otherwise in connection with such Special Meeting Request, in each case within five days of such request from the corporation.
(f)      The Secretary shall not accept, and shall consider invalid, a Special Meeting Request pursuant to subsection (a)(iii) of this Section 1.3 (i) that does not comply with the provisions of this Section 1.3 or includes an item of business proposed to be transacted at such meeting or nomination that was not included in the written request to fix an Ownership Record Date, (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law, the Certificate of Incorporation or these By-Laws, (iii) that was made in a manner that involved a violation of Regulation 14A under the Exchange Act (including Rule 14a-19, if applicable) or other applicable rule, regulation or law, (iv) if the first date on which a valid Special Meeting Request has been received by the Secretary occurs during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of

IDEXX 2026 PROXY STATEMENT	C-3

APPENDIX C + + +
stockholders, (v) if such Special Meeting Request is delivered during the period commencing on the 60th day after the earliest date of signature on a valid Special Meeting Request that has been delivered to the Secretary relating to an identical or substantially similar item of business, as determined by the Board of Directors in good faith (a “Similar Item”), (vi) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such Special Meeting Request, (vii) if a Similar Item has been presented at any meeting of stockholders held within 180 days prior to receipt by the Secretary of such Special Meeting Request, or (viii) if two or more stockholder-requested special meetings have been held within the 12-month period prior to receipt by the Secretary of the Special Meeting Request.
(g)     After receiving a Special Meeting Request, the Board of Directors shall determine in good faith whether the Disclosing Parties have satisfied the requirements set forth in these By-Laws, which determination shall be conclusive and binding, and the corporation shall notify the Disclosing Parties of the Board of Directors’ determination. If the Board of Directors determines that the Special Meeting Request complies with the provisions of these By-Laws and that the proposal(s) to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors shall direct the Secretary to call and send notice of a stockholder-requested special meeting for the purpose(s) set forth in the Special Meeting Request, as well as any additional purpose(s) deemed advisable in the sole and final discretion of the Board of Directors. Special Meeting Requests shall only be considered together to determine whether in the aggregate the Disclosing Parties own shares of capital stock in satisfaction of the Special Meeting Request Required Shares if each Special Meeting Request identifies a Similar Item (in each case as determined in good faith in the sole and final discretion of the Board of Directors), which, for the avoidance of doubt, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each Special Meeting Request. The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders; provided, however, that the date of the special meeting shall not be later than 90 days after the Board of Directors determines a Special Meeting Request satisfies the requirements of these By-Laws. The Meeting Record Date shall be fixed in accordance with Section 4.5 of these By-Laws. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Special Meeting Request as described above.
(h)     A stockholder of record may revoke a Special Meeting Request at any time before the special meeting by delivering written notice of such revocation to the Secretary at any time prior to the stockholder-requested special meeting (including any adjournment or postponement thereof), and a beneficial owner that has directed a stockholder of record to request a special meeting on its behalf may revoke such Special Meeting Request at any time before the special meeting by delivering a written notice of such revocation to the Secretary at any time prior to the applicable special meeting (or any adjournment or postponement thereof). All Special Meeting Requests shall be deemed revoked (i) upon the first date that, after giving effect to revocation(s) and/or notices of ownership position decreases, the aggregate ownership position of all the Disclosing Parties who are listed on the unrevoked Special Meeting Request(s) decreases to a number of shares of capital stock less than the Special Meeting Request Required Shares at any time from the Ownership Record Date through the date of the applicable stockholder-requested special meeting, (ii) if any Disclosing Party has represented that it will deliver a proxy statement and/or form of proxy to holders and does not act in accordance with such representation, (iii) if any Disclosing Party does not provide supplemental information required by this Section 1.3, or (iv) if any Disclosing Party otherwise fails to comply with the provisions of this Section 1.3. If a deemed revocation of all Special Meeting Requests has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(i)    Business transacted at a stockholder-requested special meeting shall be limited to (i) the business stated in the valid Special Meeting Request received from the Special Meeting Request Required Shares, and (ii) any additional business that the Board of Directors determines to include in the corporation’s notice of meeting. If no Disclosing Party (or their qualified representatives) appears at a special meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request, the corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies and votes in respect of such matter or matters may have been received by the corporation.

C-4	IDEXX 2026 PROXY STATEMENT

APPENDIX C + + +
(j)     The Board of Directors shall have the sole authority to interpret the provisions of this Section 1.3, to determine whether outstanding shares of capital stock are “owned” by a stockholder of record or beneficial owner within the meaning of Section 1.3(b) and to determine whether a stockholder of record or beneficial owner has complied with such provisions. Any such interpretation or determination adopted in good faith by the Board of Directors shall be conclusive and binding on the corporation and all stockholders and other persons.

IDEXX 2026 PROXY STATEMENT	C-5

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
IDEXX LABORATORIES, INC. ONE IDEXX DRIVE WESTBROOK, ME 04092

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/IDXX2026
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V86750-P46347	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IDEXX LABORATORIES, INC.
The Board of Directors recommends you vote FOR each of the following nominees listed in Proposal One below:
1.	Election of Directors (Proposal One).
	Nominees		For	Against	Abstain
	1a.	Daniel M. Junius	☐	☐	☐

	1b.	Lawrence D. Kingsley	☐	☐	☐

	1c.	Sophie V. Vandebroek, PhD	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Two).					☐	☐	☐

3.	Advisory Vote on Executive Compensation. To approve a nonbinding advisory resolution on the Company’s executive compensation (Proposal Three).					☐	☐	☐

4.	Amend Certificate of Incorporation to Declassify the Board (Proposal Four).					☐	☐	☐

5.	Amend Certificate of Incorporation to Provide Shareholders Owning 25% of the Shares of our Capital Stock the Right to Have IDEXX Call a Special Meeting (Proposal Five).					☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:						For	Against	Abstain

6.	Shareholder Proposal to Give Shareholders the Ability to Call for a Special Shareholder Meeting (Proposal Six).					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.idexxproxymaterials.com.

V86751-P46347

IDEXX LABORATORIES, INC. Proxy for the 2026 Annual Meeting of Shareholders To Be Held on May 12, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Lawrence D. Kingsley and Sharon E. Underberg, and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse side of this ballot, all shares of Common Stock of IDEXX Laboratories, Inc. (the “Company”) which the undersigned would be entitled to vote at the 2026 Annual Meeting to be held at 10:00 AM EDT on Tuesday, May 12, 2026 at www.virtualshareholdermeeting.com/IDXX2026.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in accordance with the judgment of the proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve.

Continued and to be signed on reverse side